AGREEMENT AND PLAN OF MERGER, dated as of September 30, 1997 (this "AGREEMENT"), among Westell Technologies, Inc. a Delaware corporation ("PARENT"), Kappa Acquisition Corp., a Delaware corporation and a wholly owned subsidiary of Parent ("MERGER SUB"), and Amati Communications Corporation, a Delaware corporation (the "COMPANY").

          WHEREAS, the respective Boards of Directors of Parent, Merger Sub and the Company have approved and declared advisable the merger of Merger Sub with and into the Company (the "MERGER") upon the terms and subject to the conditions of this Agreement and in accordance with the General Corporation Law of the State of Delaware (the "DGCL");

          WHEREAS, the respective Boards of Directors of Parent and the Company have determined that the Merger is in furtherance of and consistent with their respective long-term business strategies and is in the best interest of their respective stockholders and Parent has approved this Agreement and the Merger as the sole stockholder of Merger Sub;

          WHEREAS, for federal income tax purposes, it is intended that the Merger shall qualify as a tax-free reorganization under the provisions of section 368(a) of the United States Internal Revenue Code of 1986, as amended (the "CODE"); and

          NOW, THEREFORE, in consideration of the foregoing and the respective representations, warranties, covenants and agreements set forth in this Agreement and intending to be legally bound hereby, the parties hereto agree as follows:


                                    ARTICLE I

                                   THE MERGER

          SECTION 1.1. THE MERGER. Upon the terms and subject to the conditions set forth in this Agreement, and in accordance with the DGCL, at the Effective Time (as defined below), Merger Sub shall be merged with and into the Company. As a result of the Merger, the separate corporate existence of Merger Sub shall cease and the Company shall continue as the surviving corporation of the Merger (the "SURVIVING CORPORATION").

          SECTION 1.2. EFFECTIVE TIME. No later than three business days after the satisfaction or, if permissible, waiver of the conditions set forth in
Article VII, the parties hereto shall cause the Merger to be consummated by filing a certificate of merger (the "CERTIFICATE OF MERGER") with the Secretary of State of the State of Delaware, in such form as required by, and executed in accordance with the relevant provisions of, the DGCL (the date and time of such filing, or if another date and time is specified in such filing, such specified date and time, being the "EFFECTIVE TIME"). The closing of the Merger and the other transactions contemplated hereby (the "Closing") will take place at 10:00 a.m., local time, on a date to be specified by the parties (the "Closing Date"), at the offices of McDermott, Will & Emery, or at such other location as the parties hereto mutually agree.

          SECTION 1.3. EFFECT OF THE MERGER. At the Effective Time, the effect of the Merger shall be as provided in the applicable provisions of the DGCL. Without limiting the generality of the foregoing, and subject thereto, at the Effective Time, except as otherwise provided herein, all the property, rights, privileges, powers and franchises of the Company and Merger Sub shall vest in the Surviving Corporation, and all debts, liabilities and duties of the Company and Merger Sub shall become the debts, liabilities and duties of the Surviving Corporation.

          SECTION 1.4. CERTIFICATE OF INCORPORATION; BY-LAWS. At the Effective Time, the Certificate of Incorporation and the By-laws of Merger Sub, as in effect immediately prior to the Effective Time, shall be the Certificate of Incorporation and the By-laws of the Surviving Corporation.

          SECTION 1.5. DIRECTORS AND OFFICERS. (a) The directors of Merger Sub immediately prior to the Effective Time shall be the initial directors of the Surviving Corporation, each to hold office in accordance with the Certificate of Incorporation and By-laws of the Surviving Corporation. The officers of the Company immediately prior to the Effective Time shall be the initial officers of the Surviving Corporation, each to hold office in accordance with the Certificate of Incorporation and By-laws of the Surviving Corporation.

          (b) Parent shall take such action so that, upon the Effective Time, the persons listed on Schedule 1.5(b) attached hereto, subject to availability, shall hold the positions with Parent set forth opposite their names on Schedule 1.5(b).

          (c) Prior to the Effective Time, Parent shall take such action as may be necessary such that the Board of Directors of Parent, immediately following the Effective Time includes Donald Lucas.


                                   ARTICLE II

               CONVERSION OF SECURITIES; EXCHANGE OF CERTIFICATES

          SECTION 2.1. CONVERSION OF SECURITIES. At the Effective Time, by virtue of the Merger and without any action on the part of Merger Sub, the Company or the holders of any of the following securities:

          (a) Each share of common stock, par value $0.20 per share, of the Company ("COMPANY COMMON STOCK") issued and outstanding immediately prior to the Effective Time (other than any shares of Company Common Stock to be cancelled pursuant to Section 2.1(b)) shall be converted, subject to Section 2.2(e), into the right to receive 0.9 of a share of Parent's Class A Common Stock, par value $.01 per share ("PARENT COMMON STOCK") (the "EXCHANGE RATIO"); PROVIDED, HOWEVER, that, in any event, if between the date of this Agreement and the Effective Time the outstanding shares of Parent Common Stock or Company Common Stock shall have been changed into a different number of shares or a different class, by reason of any stock dividend, subdivision, reclassification, recapitalization, split, combination or exchange of shares, the Exchange Ratio shall be correspondingly adjusted to reflect such stock dividend, subdivision, reclassification, recapitalization, split, combination or exchange of shares. All such shares of Company Common Stock shall no longer be outstanding and shall automatically be cancelled and retired and shall cease to exist, and each certificate previously representing any such shares shall thereafter represent the right to receive the shares of Parent Common Stock into which such Company Common Stock was converted in the Merger. Certificates previously representing shares of Company Common Stock shall be exchanged for certificates representing whole shares of Parent Common Stock issued in consideration therefor upon the surrender of such certificates in accordance with the provisions of Section 2.2, without interest. No fractional share of Parent Common Stock shall be issued, and, in lieu thereof, additional shares of Parent Common Stock shall be issued pursuant to Section 2.2(e) hereof.

          (b) Each share of Company Common Stock held in the treasury of the Company and each share of Company Common Stock owned by Parent or any direct or indirect wholly owned subsidiary of Parent or of the Company immediately prior to the Effective Time shall be cancelled and extinguished without any conversion thereof and no payment shall be made with respect thereto.

          (c) Each share of common stock, par value $.01 per share, of Merger Sub ("MERGER SUB COMMON STOCK") issued and outstanding immediately prior to the Effective Time shall be converted into and exchanged for one newly and validly issued, fully paid and nonassessable share of common stock of the Surviving Corporation.

          SECTION 2.2. EXCHANGE OF CERTIFICATES. (a) EXCHANGE AGENT. As of the Effective Time, Parent shall deposit, or shall cause to be deposited, with a bank or trust company designated by Parent (the "EXCHANGE AGENT"), for the benefit of the holders of shares of Company Common Stock, for exchange in accordance with this Article II, through the Exchange Agent, certificates representing the shares of Parent Common Stock (such certificates for shares of Parent Common Stock and any dividends or distributions with respect thereto, being hereinafter referred to as the "EXCHANGE FUND") issuable pursuant to
Section 2.1 in exchange for outstanding shares of Company Common Stock. The Exchange Agent shall, pursuant to irrevocable instructions, deliver the Parent Common Stock contemplated to be issued pursuant to Section 2.1 out of the Exchange Fund. Except as contemplated by Section 2.2(e) hereof, the Exchange Fund shall not be used for any other purpose.

          (b) EXCHANGE PROCEDURES. Promptly after the Effective Time, Parent shall instruct the Exchange Agent to mail to each holder of record of a certificate or certificates which immediately prior to the Effective Time represented outstanding shares of Company Common Stock (the "CERTIFICATES") (i) a letter of transmittal (which shall specify that delivery shall be effected, and risk of loss and title to the Certificates shall pass, only upon proper delivery of the Certificates to the Exchange Agent and shall be in customary form) and (ii) instructions for use in effecting the surrender of the Certificates in exchange for certificates representing shares of Parent Common Stock. Upon surrender of a Certificate for cancellation to the Exchange Agent together with such letter of transmittal, duly executed, and such other documents as may be required pursuant to such instructions, the holder of such Certificate shall be entitled to receive in exchange therefor a certificate representing that number of whole shares of Parent Common Stock which such holder has the right to receive in respect of the shares of Company Common Stock formerly represented by such Certificate (after taking into account all shares of Company Common Stock then held by such holder), and any dividends or other distributions to which such holder is entitled pursuant to Section 2.2(c), and the Certificate so surrendered shall forthwith be cancelled. No interest will be paid or accrued on any unpaid dividends and distributions payable to holders of Certificates. In the event of a transfer of ownership of shares of Company Common Stock which is not registered in the transfer records of the Company, a certificate representing the proper number of shares of Parent Common Stock may be issued to a transferee if the Certificate representing such shares of Company Common Stock is presented to the Exchange Agent, accompanied by all documents required to evidence and effect such transfer and by evidence that any applicable stock transfer taxes have been paid. Until surrendered as contemplated by this Section 2.2, each Certificate shall be deemed at any time after the Effective Time to represent only the right to receive upon such surrender the shares of Parent Common Stock and any dividends or other distributions to which such holder is entitled pursuant to Section 2.2(c).

          (c) DISTRIBUTIONS WITH RESPECT TO UNEXCHANGED SHARES OF PARENT COMMON STOCK. No dividends or other distributions declared or made after the Effective Time with respect to Parent Common Stock with a record date after the Effective Time shall be paid to the holder of any unsurrendered Certificate with respect to the shares of Parent Common Stock represented thereby. Subject to the effect of escheat, tax or other applicable Laws (as defined below), following surrender of any such Certificate, there shall be paid to the holder of the certificates representing whole shares of Parent Common Stock issued in exchange therefor, without interest, (i) promptly, the amount of dividends or other distributions with a record date after the Effective Time theretofore paid with respect to such whole shares of Parent Common Stock and (ii) at the appropriate payment date, the amount of dividends or other distributions, with a record date after the Effective Time but prior to surrender and a payment date occurring after surrender, payable with respect to such whole shares of Parent Common Stock.

          (d) NO FURTHER RIGHTS IN COMPANY COMMON STOCK. All shares of Parent Common Stock issued upon conversion of the shares of Company Common Stock in accordance with the terms hereof (including any cash paid pursuant to Section 2.2(c) or (e)) shall be deemed to have been issued in full satisfaction of all rights pertaining to such shares of Company Common Stock.

          (e) NO FRACTIONAL SHARES - NEXT WHOLE SHARE. (i) No certificates or scrip representing fractional shares of Parent Common Stock shall be issued upon the surrender for exchange of Certificates. Instead, there shall be issued one whole share of Parent Common Stock for any remaining fraction of a share of Parent Common Stock which otherwise would be issuable with respect to a Certificate pursuant to application of Section 2.1(a).

          (f) TERMINATION OF EXCHANGE FUND. Any portion of the Exchange Fund which remains undistributed to the holders of Company Common Stock immediately prior to the Effective Time for one year after the Effective Time shall be delivered to Parent, upon demand, and any holders of Company Common Stock immediately prior to the Effective Time who have not theretofore complied with this Article II shall thereafter look only to Parent for the shares of Parent Common Stock and any dividends or other distributions with respect to Parent Common Stock to which they are entitled pursuant to Section 2.2(c), in each case, without any interest thereon.

          (g) NO LIABILITY. Neither Parent nor the Company shall be liable to any holder of shares of Company Common Stock for any shares of Parent Common Stock (or dividends or distributions with respect thereto) or cash from the Exchange Fund delivered to a public official pursuant to any abandoned property, escheat or similar Law.

          (h) LOST CERTIFICATES. If any Certificate shall have been lost, stolen or destroyed, upon the making of an affidavit of that fact by the person claiming such Certificate to be lost, stolen or destroyed and, if required by Parent, the posting by such person of a bond, in such reasonable amount as Parent may direct, as indemnity against any claim that may be made against Parent with respect to such Certificate, the Exchange Agent will issue in exchange for such lost, stolen or destroyed Certificate the shares of Parent Common Stock and any dividends or other distributions to which the holders thereof are entitled pursuant to Section 2.2(c), in each case, without any interest thereon.

          (i) WITHHOLDING. After making diligent efforts to satisfy any reporting or informational requirements, Parent or the Exchange Agent shall be entitled to deduct and withhold from the consideration otherwise payable pursuant to this Agreement to any holder of Company Common Stock immediately prior to the Effective Time such amounts as Parent or the Exchange Agent are required to deduct and withhold under the Code, or any provision of state, local or foreign tax law, with respect to the making of such payment. To the extent that amounts are so withheld by Parent or the Exchange Agent, such withheld amounts shall be treated for all purposes of this Agreement as having been paid to the holder of Company Common Stock in respect of whom such deduction and withholding was made by Parent or the Exchange Agent.

          SECTION 2.3. STOCK TRANSFER BOOKS. At the Effective Time, the stock transfer books of the Company shall be closed and there shall be no further registration of transfers of shares of Company Common Stock thereafter on the records of the Company. From and after the Effective Time, the holders of certificates representing shares of Company Common Stock outstanding immediately prior to the Effective Time shall cease to have any rights with respect to such shares of Company Common Stock except as otherwise provided herein or by Law.
On or after the Effective Time, any Certificates presented to the Exchange Agent or Parent for any reason shall be converted into the shares of Parent Common Stock and any dividends or other distributions to which the holders thereof are entitled pursuant to Section 2.2(c).

          SECTION 2.4. STOCK OPTIONS AND OTHER STOCK AWARDS AND WARRANTS. (a) Prior to the Effective Time, the Company and Parent shall take such action as may be necessary to cause each unexpired and unexercised option to purchase shares of Company Common Stock (each, a "COMPANY OPTION") under the Company's 1981 Stock Option Plan, 1981 Supplemental Stock Option Plan, 1990 Stock Option Plan, Old Company 1992 Stock Option Plan, 1990 Non-Employee Directors' Stock Option Plan and 1996 Stock Option Plan, copies which (as amended through the date hereof) have heretofore been provided to Parent by the Company (collectively, the "COMPANY STOCK OPTION PLANS"), to be automatically converted at the Effective Time into an option (a "PARENT OPTION") to purchase a number of shares of Parent Common Stock equal to the number of shares of Company Common Stock that could have been purchased under such Company Option multiplied by the Exchange Ratio (rounded down to the nearest whole number of shares of Parent Common Stock), at a price per share of Parent Common Stock equal to the per-share option exercise price specified in the Company Option divided by the Exchange Ratio (rounded up to the nearest whole cent). Such Parent Option shall otherwise be subject to the same terms and conditions (including provisions regarding vesting and the acceleration thereof) as such Company Option. The date of grant of the substituted Parent Option shall be deemed to be the date on which the corresponding Company Option was granted. At the Effective Time, (i) all references in the Company Stock Option Plans and in the related stock option agreements to the Company shall be deemed to refer to Parent; and (ii) Parent shall assume all of the Company's obligations with respect to Company Options as so amended. As promptly as reasonably practicable after the Effective Time, Parent shall issue to each holder of an outstanding Company Option a document evidencing the foregoing assumption by Parent. As soon as practicable after the Effective Time and in no event more than three (3) business days thereafter, to the extent necessary to provide for registration of shares of Parent Common Stock subject to such substituted Parent Options, Parent shall file a registration statement on Form S-8 (or any successor form) with respect to such shares of Parent Common Stock and shall use its reasonable best efforts to maintain such registration statement (or any successor form), including the current status of any related prospectus or prospectuses, for so long as the Parent Options remain outstanding.

          (b) Prior to the Effective Time, the Company and Parent shall take such action as may be necessary to cause each unexpired and unexercised warrant to purchase shares of Company Common Stock (each, a "COMPANY WARRANT") to be automatically converted at the Effective Time into a warrant (a "PARENT WARRANT") to purchase a number of shares of Parent Common Stock equal to the number of shares of Company Common Stock that could have been purchased under such Company Warrant multiplied by the Exchange Ratio (rounded down to the nearest whole number of shares of Parent Common Stock), at a price per share of Parent Common Stock equal to the per-share warrant exercise price specified in the Company Warrant divided by the Exchange Ratio (rounded up to the nearest whole cent). Such Parent Warrant shall otherwise be subject to the same terms and conditions (including provisions regarding vesting and the acceleration thereof) as such Company Warrant. Subject to the adjustment provisions described above, at the Effective time (i) all references in the Company Warrants to the Company shall be deemed to refer to Parent and (ii) Parent shall assume all of the Company's obligations with respect to the Company Warrants as so amended. As promptly as reasonably practicable after the Effective Time, Parent shall issue to each holder of an outstanding Company Warrant a document evidencing the foregoing assumption by Parent.


                                  ARTICLE III

                 REPRESENTATIONS AND WARRANTIES OF THE COMPANY

       Except as set forth in the Disclosure Letter delivered by the Company to Parent prior to the execution of this Agreement (the "COMPANY DISCLOSURE LETTER"), which shall identify exceptions by specific Section references, the Company hereby represents and warrants to Parent as follows:

     SECTION 3.1. ORGANIZATION AND QUALIFICATION; SUBSIDIARIES. Each of the Company and each subsidiary of the Company (collectively, the "COMPANY SUBSIDIARIES") has been duly organized, and is validly existing and in good standing, under the laws of the jurisdiction of its incorporation or organization, as the case may be, and has the requisite power and authority and all necessary governmental approvals to own, lease and operate its properties and to carry on its business as it is now being conducted, except where the failure to be so organized, existing or in good standing or to have such power, authority and governmental approvals would not, individually or in the aggregate, have a Company Material Adverse Effect (as defined below). Each of the Company and the Company Subsidiaries is duly qualified or licensed to do business, and is in good standing, in each jurisdiction where the character of the properties owned, leased or operated by it or the nature of its business makes such qualification or licensing or good standing necessary, except for such failures to be so qualified or licensed and in good standing that would not, individually or in the aggregate, have a Company Material Adverse Effect. For purposes of this Agreement, "COMPANY MATERIAL ADVERSE EFFECT" means any change in or effect on the business of the Company and the Company Subsidiaries that is materially adverse to the business, financial condition, assets or results of operations of the Company and the Company Subsidiaries taken as a whole except for any events, changes or effects substantially resulting from (i) any material and adverse change in the financial markets; (ii) any political, economic or financial conditions affecting the industry or business generally or
(iii) the announcement of the transactions contemplated by this Agreement.
Section 3.1(a) of the Company Disclosure Letter sets forth a complete and correct list of all of the Company Subsidiaries. Except as set forth in Section 3.1(b) of the Company Disclosure Letter, neither the Company nor any Company Subsidiary holds any interest in a partnership or joint venture of any kind.

       SECTION 3.2. CERTIFICATE OF INCORPORATION AND BY-LAWS; CORPORATE BOOKS AND RECORDS. (a) The copies of the Company's Restated Certificate of Incorporation (the "COMPANY'S CERTIFICATE") and By-laws, as amended (the "COMPANY'S BY-LAWS") that are set forth as exhibits to the Company's Form 10-K, as amended (the "COMPANY'S FORM 10-K"), for the year ended July 31, 1996 are complete and correct copies thereof. The Company's Certificate and the Company's By-laws are in full force and effect. The Company is not in violation of any of the provisions of the Company's Certificate or the Company's By-laws.

     (b) In all material respects, the minute books of the Company and the Company Subsidiaries through July 1, 1997 contain accurate records of all meetings and accurately reflect all other actions taken by the stockholders, the Boards of Directors and all committees of the Boards of Directors of the Company and the Company Subsidiaries since July 30, 1995. Complete and accurate copies of all such minute books (except for the portions relating to deliberations regarding the Merger, which were redacted), and of the stock register of the Company and each Company Subsidiary have been made available by the Company to Parent.

     SECTION 3.3. CAPITALIZATION. The authorized capital stock of the Company consists of (a) 45,000,000 shares of Company Common Stock and (b) 5,000 shares of preferred stock, par value $100 per share (the "COMPANY PREFERRED STOCK").
As of September 15, 1997, (i) 19,729,074 shares of Company Common Stock were issued and outstanding, all of which were validly issued and fully paid, nonassessable and free of preemptive rights, (ii) no shares of Company Common Stock were held in the treasury of the Company or by the Company Subsidiaries,
(iii) 4,850,987 shares of Company Common Stock were reserved for issuance upon exercise of Company Options heretofore granted pursuant to the Company Stock Option Plans, (iv) 655,731 shares of Company Common Stock were reserved for issuance under Company Warrants and (v) no shares of Company Preferred Stock were issued or outstanding. Section 3.3 of the Company Disclosure Letter identifies, as of the date hereof, (i) the holders of each of the Company Options, (ii) the number of Company Options vested for each holder, (iii) the Company Stock Option Plan under which each Company Option was issued, and (iv) the exercise price of each of the Company Options. All shares of Company Common Stock subject to issuance as aforesaid, upon issuance prior to the Effective Time on the terms and conditions specified in the instruments pursuant to which they are issuable, will be duly authorized, validly issued, fully paid, nonassessable and free of preemptive rights. Except for shares of Company Common Stock issuable upon exercise of the Company Options or the Company Warrants described in Section 3.3 or 3.9 of the Company Disclosure Letter, there are no options, warrants or other rights, agreements, arrangements or commitments of any character to which the Company or any Company Subsidiary is a party or by which the Company or any Company Subsidiary is bound relating to the issued or unissued capital stock of the Company or any Company Subsidiary, or securities convertible into or exchangeable for such capital stock, or obligating the Company or any Company Subsidiary to issue or sell any shares of capital stock, or securities convertible into or exchangeable for such capital stock, of, or other equity interests in, the Company or any Company Subsidiary. No vesting of the Company Options or the Company Warrants shall accelerate by virtue of the transactions contemplated by this Agreement and the Board of Directors of the Company has not accelerated any of the Company Options or Company Warrants. None of the Company Options are "incentive stock options" within the meaning of Section 422 of the Code. Since September 15, 1997, the Company has not issued any shares of its capital stock, or securities convertible into or exchangeable for such capital stock, other than (i) those shares of capital stock reserved for issuance as set forth in this Section 3.3 or Section 3.3 of the Company Disclosure Letter. Except as set forth in this
Section 3.3 or Section 3.3 of the Company Disclosure Letter, there are no outstanding contractual obligations of the Company or any Company Subsidiary (i) restricting the transfer of, (ii) affecting the voting rights of, (iii) requiring the repurchase, redemption or disposition of, (iv) requiring the registration for sale of, or (v) granting any preemptive or antidilutive right with respect to, any shares of Company Common Stock or any capital stock of any Company Subsidiary. Each outstanding share of capital stock of each Company Subsidiary is duly authorized, validly issued, fully paid, nonassessable and free of preemptive rights and is owned by the Company or another Company Subsidiary is free and clear of all security interests, liens, claims, pledges, options, rights of first refusal, agreements, limitations on the Company's or such other Company Subsidiary's voting rights, charges and other encumbrances of any nature whatsoever, except where failure to own such shares free and clear would not, individually or in the aggregate, have a Company Material Adverse Effect. Except as set forth in Section 3.3 of the Company Disclosure Letter, there are no material outstanding contractual obligations of the Company or any Company Subsidiary to provide funds to, or make any investment (in the form of a loan, capital contribution or otherwise) in, any Company Subsidiary or any other person, other than guarantees by the Company of any indebtedness of any Company Subsidiary.

       SECTION 3.4. AUTHORITY RELATIVE TO THIS AGREEMENT. The Company has all necessary corporate power and authority to execute and deliver this Agreement, to perform its obligations hereunder and to consummate the transactions contemplated herein to be consummated by the Company. The execution and delivery of this Agreement by the Company and the consummation by the Company of such transactions have been duly and validly authorized by all necessary corporate action and no other corporate proceedings on the part of the Company and no other stockholder votes are necessary to authorize this Agreement or to consummate such transactions (other than, with respect to the Merger, the adoption of this Agreement by the affirmative vote of a majority of the outstanding shares of Company Common Stock entitled to vote thereon). The Board of Directors of the Company has directed that this Agreement and the transactions contemplated hereby be submitted to the Company's stockholders for approval at a meeting of such stockholders. This Agreement has been duly authorized and validly executed and delivered by the Company and constitutes a legal, valid and binding obligation of the Company, enforceable against the Company in accordance with its terms, except as the enforceability of the foregoing may be limited by bankruptcy, insolvency, reorganization or other similar laws affecting creditors' rights generally and by general equitable principles. The Company has taken all appropriate actions so that the restrictions on business combinations contained in Section 203 of the DGCL will not apply with respect to or as a result of the Merger without any further action on the part of the stockholders or the Board of Directors of the Company. To the Company's knowledge, no other state takeover statute is applicable to the Merger.

       SECTION 3.5. NO CONFLICT; REQUIRED FILINGS AND CONSENTS. (a) The execution and delivery of this Agreement by the Company do not, and the performance of this Agreement by the Company will not, (i) (assuming the stockholder approval set forth in Section 3.4 is obtained) conflict with or violate any provision of the Company's Certificate or the Company's By-laws or any equivalent organizational documents of any Company Subsidiary, (ii) assuming that all consents, approvals, authorizations and other actions described in
Section 3.5(b) have been obtained and all filings and obligations described in
Section 3.5(b) have been made, conflict with or violate any foreign or domestic law, statute, code, ordinance, rule, regulation, order, judgment, writ, stipulation, award, injunction or decree ("LAW") applicable to the Company or any Company Subsidiary or by which any property or asset of the Company or any Company Subsidiary is bound or affected or (iii) except as set forth in Section 3.5(a) of the Company Disclosure Letter, result in any breach of, any loss of any benefit under or constitute a default (or an event which with notice or lapse of time or both would become a default) under, or give to others any right of termination, amendment, acceleration or cancellation of, or result in the creation of a lien or other encumbrance on any property or asset of the Company or any Company Subsidiary pursuant to, any note, bond, mortgage, indenture, contract, agreement, lease, license, Company Permit (as defined in Section 3.6) or other instrument or obligation, except, with respect to clauses (ii) and
(iii), for any such conflicts, violations, breaches, defaults or other occurrences which would neither, individually or in the aggregate, (A) have a Company Material Adverse Effect nor (B) prevent or materially delay the performance of this Agreement by the Company.

     (b) Except as set forth in Section 3.5(b) of the Company Disclosure Letter, the execution and delivery of this Agreement by the Company do not, and the performance of this Agreement by the Company will not, require any consent, approval, authorization or permit of, or filing with or notification to, any domestic or foreign governmental, administrative, judicial or regulatory authority ("GOVERNMENTAL ENTITY"), except (i) for applicable requirements of the Securities Exchange Act of 1934, as amended (together with the rules and regulations promulgated thereunder, the "EXCHANGE ACT"), the Securities Act of 1933, as amended (together with the rules and regulations promulgated thereunder, the "SECURITIES ACT"), state securities or "blue sky" laws ("BLUE SKY LAWS"), Nasdaq National Market ("NASDAQ"), state takeover laws, premerger notification requirements of the Hart-Scott-Rodino Antitrust Improvements Act of 1976, as amended, and the rules and regulations thereunder (the "HSR ACT"), filing and recordation of the Certificate of Merger as required by the DGCL and as otherwise set forth in Section 3.5(b) of the Company Disclosure Letter and
(ii) where failure to obtain such consents, approvals, authorizations or permits, or to make such filings or notifications, would not (A) prevent or materially delay consummation of the Merger, (B) otherwise prevent the Company from performing its material obligations under this Agreement or (C) individually or in the aggregate, have a Company Material Adverse Effect.

       SECTION 3.6. PERMITS; COMPLIANCE. Each of the Company and the Company Subsidiaries is in possession of all franchises, grants, authorizations, licenses, permits, easements, variances, exceptions, consents, certificates, approvals, clearances and orders of any Governmental Entity necessary for the Company or any Company Subsidiary to own, lease and operate its properties or to carry on their respective businesses substantially in the manner described in the Company SEC Filings (as defined herein) and as it is now being conducted (the "COMPANY PERMITS"), and all such Company Permits are valid, and in full force and effect, except where the failure to have, or the suspension or cancellation of, any of the Company Permits would neither, individually or in the aggregate, (a) have a Company Material Adverse Effect nor (b) prevent or materially delay the performance of this Agreement by the Company, and no suspension or cancellation of any of the Company Permits is pending or, to the knowledge of the Company, threatened, except where the failure to have, or the suspension or cancellation of, any of the Company Permits would neither, individually or in the aggregate, (x) have a Company Material Adverse Effect nor
(y) prevent or materially delay the performance of this Agreement by the Company. Neither the Company nor any Company Subsidiary is in conflict with, or in default or violation of, (i) any Law applicable to the Company or any Company Subsidiary or by which any property, asset or operation of the Company or any Company Subsidiary is bound or affected or (ii) any Company Permits, except for any such conflicts, defaults or violations that would neither, individually or in the aggregate, (A) have a Company Material Adverse Effect nor (B) prevent or materially delay the performance of this Agreement by the Company.

     SECTION 3.7. SEC FILINGS; FINANCIAL STATEMENTS. (a) The Company and its predecessor have timely filed all registration statements, prospectuses, forms, reports and documents required to be filed by it under the Securities Act or the Exchange Act, as the case may be, since July 30, 1995 (collectively, the "COMPANY SEC FILINGS"). The Company SEC Filings (i) were prepared in accordance with the requirements of the Securities Act or the Exchange Act, as the case may be, and (ii) did not at the time they were filed contain any untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary in order to make the statements made therein, in the light of the circumstances under which they were made, not misleading. No Company Subsidiary is subject to the periodic reporting requirements of the Exchange Act.

     (b) Each of the consolidated financial statements (including, in each case, any notes thereto) contained in the Company SEC Filings was prepared in accordance with United States generally accepted accounting principles ("GAAP") applied on a consistent basis throughout the periods indicated (except as may be indicated in the notes thereto) and each presented fairly the consolidated financial position of the Company and the consolidated Company Subsidiaries as of the respective dates thereof and for the respective periods indicated therein, except as otherwise noted therein (subject, in the case of unaudited statements, to normal and recurring year-end adjustments which were not and are not expected, individually or in the aggregate, to have a Company Material Adverse Effect). The books and records of the Company and its Subsidiaries have been, and are being, maintained in accordance with GAAP and any other applicable legal and accounting requirements.

      (c) Except as and to the extent set forth on the consolidated balance sheet of the Company and the consolidated Company Subsidiaries as of May 3, 1997 included in the Company's Form 10-Q for the quarterly period ended May 3, 1997, including the notes thereto, neither the Company nor any Company Subsidiary has any liabilities or obligations of any nature (whether accrued, absolute, contingent or otherwise), except for liabilities or obligations incurred in the ordinary course of business since May 3, 1997 that would neither, individually or in the aggregate, (i) have a Company Material Adverse Effect nor (ii) prevent or materially delay the performance of this Agreement by the Company.

     SECTION 3.8. ABSENCE OF CERTAIN CHANGES OR EVENTS. Since May 3, 1997, except as contemplated by or as disclosed in this Agreement, as set forth in
Section 3.8 of the Company Disclosure Letter or as disclosed in any Company SEC Filing filed prior to the date hereof, the Company and the Company Subsidiaries have conducted their businesses only in the ordinary course and in a manner consistent with past practice and, since such date, there has not been (a) any Company Material Adverse Effect or an event or development that would, individually or in the aggregate, have a Company Material Adverse Effect, (b) any event that could reasonably be expected to prevent or materially delay the performance of this Agreement by the Company, or (c) any action taken by the Company or any of the Company Subsidiaries during the period from May 3, 1997 through the date of this Agreement that, if taken during the period from the date of this Agreement through the Effective Time, would constitute a breach of
Section 5.1.

     SECTION 3.9. EMPLOYEE BENEFIT PLANS; LABOR MATTERS.

      (a) Section 3.9(a) of the Company Disclosure Letter sets forth a true and complete list as of the date hereof of each material employee benefit plan, program, arrangement and contract (including, without limitation, any "employee benefit plan", as defined in section 3(3) of the Employee Retirement Income Security Act of 1974, as amended ("ERISA")), maintained or contributed to by the Company or any Company Subsidiary, or with respect to which the Company or any Company Subsidiary could incur material liability under section 4069, 4212(c) or 4204 of ERISA (the "COMPANY BENEFIT PLANS"). With respect to each Company Benefit Plan which is a stock-based plan, the Company has heretofore delivered to Parent a true and complete copy of such Company Benefit Plan. With respect to each other Company Benefit Plan, the Company will make available to Parent, promptly after the date hereof, a true and complete copy of such Company Benefit Plan and (i) the most recent annual report (Form 5500) filed with the Internal Revenue Service (the "IRS"), (ii) the most recent actuarial report or valuation (if any) relating to any Company Benefit Plan subject to Title IV of ERISA and
(iii) the most recent determination letter, if any, issued by the IRS with respect to any Company Benefit Plan qualified under Section 401(a) of the Code.

       (b) With respect to each Company Benefit Plan which is subject to Title IV of ERISA, (A) the present value of accrued benefits under such Company Benefit Plan, based upon the actuarial assumptions used for funding purposes in the most recent actuarial report prepared by such Company Benefit Plan's actuary with respect to such Company Benefit Plan, did not, as of its latest valuation date, exceed the then current value of the assets of such Company Benefit Plan allocable to such accrued benefits, (B) no "reportable event" (within the meaning of Section 4043 of ERISA) has occurred with respect to any Company Benefit Plan for which the 30-day notice requirement has not been waived, except where such reportable event would not have a Company Material Adverse Effect, and (C) no condition exists which would subject the Company or any Company Subsidiary to any fine under Section 4071 of ERISA, except where such condition would not have a Company Material Adverse Effect. No Company Benefit Plan is a "multiemployer pension plan" (as such term is defined in section 3(37) of ERISA).

     (c) With respect to the Company Benefit Plans, no event has occurred and, to the knowledge of the Company, there exists no condition or set of circumstances in connection with which the Company or any Company Subsidiary could be subject to any liability under the terms of such Company Benefit Plans, ERISA, the Code or any other applicable Law which, individually or in the aggregate, would have a Company Material Adverse Effect. Each of the Company Benefit Plans has been operated and administered in all material respects in accordance with applicable laws and administrative or governmental rules and regulations, including, but not limited to, ERISA and the Code, except where a violation of any such law, rule or regulation would not have a Company Material Adverse Effect. Each of the Company Benefit Plans intended to be "qualified" within the meaning of Section 401(a) of the Code has received a favorable determination letter as to such qualification from the IRS, and no event has occurred, either by reason of any action or failure to act, which would cause the loss of any such qualification, except where such loss of qualification would not have a Company Material Adverse Effect. Except as set forth in Section 3.9(c) of the Company Disclosure Letter, no Company Benefit Plan provides benefits, including, without limitation, death or medical benefits (whether or not insured), with respect to current or former employees of the Company or any Company Subsidiary beyond their retirement or other termination of service, other than (i) coverage mandated by applicable law, (ii) death benefits or retirement benefits under any "employee pension plan" (as such term is defined in Section 3(2) of ERISA), (iii) deferred compensation benefits accrued as liabilities on the books of the Company or any Company Subsidiary or (iv) benefits the full cost of which is borne by the current or former employee (or his beneficiary). All contributions or other amounts payable by the Company or any Company Subsidiary as of the Effective Time with respect to each Company Benefit Plan in respect of current or prior plan years have been paid or accrued in accordance with GAAP and Section 412 of the Code.

     (d) There are no significant controversies pending or, to the knowledge of the Company, threatened between the Company or the Company Subsidiaries and any representatives of any of their employees and, to the knowledge of the Company, there are no material organizational efforts presently being made involving any of the presently unorganized employees of the Company or the Company Subsidiaries that, individually or in the aggregate, would have a Company Material Adverse Effect.

     (e) Except as set forth in Section 3.9(e) of the Company Disclosure Letter, neither the execution and delivery of this Agreement nor the consummation of the transactions contemplated hereby will (i) result in any material payment (including, without limitation, severance, unemployment compensation, golden parachute or otherwise) becoming due to any director or any employee of the Company or any of its affiliates from the Company or any of its affiliates under any Company Benefit Plan or otherwise, (ii) materially increase any benefits otherwise payable under any Company Benefit Plan or (iii) result in any acceleration of the time of payment or vesting of any material benefits.

     SECTION 3.10. TAX MATTERS. Neither the Company nor, to the knowledge of the Company, any of its affiliates has taken or agreed to take any action that would prevent the Merger from constituting a transaction qualifying under section 368(a) of the Code. The Company is not aware of any agreement, plan or other circumstance that would prevent the Merger from so qualifying under section 368(a) of the Code and knows of no reason why it will be unable to deliver at the Closing a certificate in form sufficient for the counsel to the Company and counsel to Parent to render the opinions required by Section 7.1(g) hereof.

     SECTION 3.11. CONTRACTS; DEBT INSTRUMENTS. Except as disclosed in or attached as exhibits to the Company SEC Filings or as disclosed in Section 3.11 of the Company Disclosure Letter, neither the Company nor any of the Company Subsidiaries is a party to or bound by any contract, arrangement, commitment or understanding (whether written or oral) (i) as of the date hereof, which requires expenditures in excess of $1,000,000 or which requires annual expenditures in excess of $500,000 and is not cancelable within one year by the Company, that has not been filed or incorporated by reference in the Company SEC Filings, (ii) which contains any material non-compete provisions with respect to any line of business or geographic area in which business is conducted with respect to the Company or any of the Company Subsidiaries or which restricts the conduct of any line of business by the Company or any of the Company Subsidiaries or any geographic area in which the Company or any of the Company Subsidiaries may conduct business, in each case in any material respect, (iii) which are terminable by the other party thereto which if so terminated would result in a Company Material Adverse Effect, or (iv) which would prohibit or materially delay the consummation of the Merger or any of the transactions contemplated by this Agreement. The Company has previously made available to Parent true and correct copies of all such agreements and of all employment and deferred compensation agreements with directors, executive officers and key employees, and material agreements with consultants, which are in writing and to which the Company or any of the Company Subsidiaries is a party. Each contract, arrangement, commitment or understanding of the type described in this Section 3.11, whether or not set forth in Section 3.11 of the Company Disclosure Letter, is referred to herein as a "COMPANY MATERIAL CONTRACT." Each Company Material Contract is valid and binding on the Company or any of the Company Subsidiaries, as applicable, and in full force and effect, and the Company and each of the Company Subsidiaries have in all material respects performed all obligations required to be performed by them to date under each Company Material Contract, except where such noncompliance, individually or in the aggregate, would not have a Company Material Adverse Effect. Neither the Company nor any Company Subsidiary knows of, or has received notice of, any violation or default under (nor does there exist any condition which with the passage of time or the giving of notice would cause such a violation of or default under) any Company Material Contract or any other loan or credit agreement, note, bond, mortgage, indenture or lease, or any other contract, agreement, arrangement or understanding to which it is a party or by which it or any of its properties or assets is bound, except for violations or defaults that would not, individually or in the aggregate, result in a Company Material Adverse Effect. Set forth in Section
3.11 of the Company Disclosure Letter is a description, including amounts as of the date hereof, of all indebtedness of the Company and the Company Subsidiaries other than trade payables and accruals. Section 3.11 of the Company Disclosure Letter also sets forth a summary of all DMT licenses in which the Company is a licensee identifying (i) the parties, (ii) the royalties and basis thereof receivable by the Company as a licensor, (iii) the royalties and basis thereof payable by the Company to third parties in respect of any sales by the licensee,
(iv) whether for each license, on a current basis, the amounts receivable by the Company under (ii) above exceed the amounts payable by the Company under subsection (iii) above and (v) amounts which would be owing to licensors with respect to a sale by the Company of products incorporating licensed products purchased from sublicensees.

     SECTION 3.12. LITIGATION. Except as disclosed in the Company SEC Filings or in Section 3.12 of the Company Disclosure Letter, there is no suit, claim, action, proceeding or investigation pending or, to the knowledge of the Company, threatened in writing against the Company or any Company Subsidiary by or before any Governmental Entity that (a) individually or in the aggregate, is reasonably likely to have a Company Material Adverse Effect or (b) challenges the validity or propriety, or seeks to prevent consummation of, the transactions contemplated by this Agreement. Except as disclosed in the Company SEC Filings or in Section
3.12 of the Company Disclosure Letter, neither the Company nor any Company Subsidiary is subject to any outstanding order, writ, injunction or decree which has had or, insofar as can be reasonably foreseen, individually or in the aggregate, would have a Company Material Adverse Effect.

     SECTION 3.13. ENVIRONMENTAL MATTERS. Except as disclosed in the Company SEC Filings or in Section 3.13 of the Company Disclosure Letter or as would not, individually or in the aggregate, have a Company Material Adverse Effect:

     (a) the Company and the Company Subsidiaries (i) are in compliance with all, and are not subject to any asserted liability or, to the Company's knowledge, any liability, in each case with respect to any, applicable Environmental Laws (as defined below), (ii) hold or have applied for all Environmental Permits (as defined below) and (iii) are in compliance with their respective Environmental Permits;

     (b) neither the Company nor any Company Subsidiary has received any written notice, demand, letter, claim or request for information alleging that the Company or any of its Subsidiaries may be in violation of, or liable under, any Environmental Law;

       (c) neither the Company nor any Company Subsidiary (i) has entered into or agreed to any consent decree or order or is subject to any judgment, decree or judicial order relating to compliance with Environmental Laws, Environmental Permits or the investigation, sampling, monitoring, treatment, remediation, removal or cleanup of Hazardous Materials (as defined below) and, to the knowledge of the Company, no investigation, litigation or other proceeding is pending or threatened in writing with respect thereto, or (ii) is an indemnitor in connection with any threatened or asserted claim by any third-party indemnitee for any liability under any Environmental Law or relating to any Hazardous Materials; and

     (d) none of the real property owned or leased by the Company or any Company Subsidiary is listed or, to the knowledge of the Company, proposed for listing on the "National Priorities List" under CERCLA, as updated through the date hereof, or any similar state or foreign list of sites requiring investigation or cleanup.

       For purposes of this Agreement:

     "CERCLA" means the Comprehensive Environmental Response, Compensation and Liability Act of 1980, as amended as of the date hereof.

     "ENVIRONMENTAL LAWS" means any federal, state, local or foreign statute, law, ordinance, regulation, rule, code, treaty, writ or order and any enforceable judicial or administrative interpretation thereof, including any judicial or administrative order, consent decree, judgment, stipulation, injunction, permit, authorization, policy, opinion, or agency requirement, in each case having the force and effect of law, relating to the pollution, protection, investigation or restoration of the environment, health and safety or natural resources, including, without limitation, those relating to the use, handling, presence, transportation, treatment, storage, disposal, release, threatened release or discharge of Hazardous Materials or noise, odor, wetlands, pollution, contamination or any injury or threat of injury to persons or property.

     "ENVIRONMENTAL PERMITS" means any permit, approval, identification number, license and other authorization required under any applicable Environmental Law.

     "HAZARDOUS MATERIALS" means (a) any petroleum, petroleum products, by-products or breakdown products, radioactive materials, asbestos-containing materials or polychlorinated biphenyls or (b) any chemical, material or other substance defined or regulated as toxic or hazardous or as a pollutant or contaminant or waste under any applicable Environmental Law.

     SECTION 3.14. TRADEMARKS, PATENTS AND COPYRIGHTS. The Company has previously given to Parent detailed information (including, where applicable, federal registration numbers and dates of registrations or applications for registration) concerning the following: (i) all of the Company's and the Company Subsidiaries' trademarks, trademark rights, service marks, trade names, and other trade rights, indicating which are registered and which are not, including all pending applications for any registrations thereof, and all patents, patent rights and copyrights used or proposed to be used by the Company in its business and all pending applications therefore; (ii) all computer software presently used by the Company which has been purchased or licensed from outside parties with a purchase price or license fee in excess of $5,000; and
(iii) all other trade secrets, mailing lists, know-how, designs, plans, specifications and other intellectual property rights of the Company (whether or not registered or registrable) (collectively, "COMPANY INTELLECTUAL PROPERTY").
Section 3.14 of the Company Disclosure Letter identifies (i) each patent or registration which has been issued and which has not expired or lapsed to the Company or any of the Company Subsidiaries with respect to any Company Intellectual Property, (ii) each pending patent application or application for registration which the Company or any of the Company Subsidiaries has made with respect to any Company Intellectual Property, and (iii) any Company Intellectual Property that any third party owns and that the Company or any of the Company Subsidiaries use or propose to use in its business (including any marketing rights granted to the Company or any of the Company Subsidiaries under patents owned or licensed by third parties). Except as set forth in Section
3.14 of the Company Disclosure Letter, (i) the Company or one of the Company Subsidiaries solely owns or is in sole and exclusive possession of (except to the extent disclosed) adequate licenses or other legal rights to use all Company Intellectual Property now used or held for use in connection with the business as currently conducted or as contemplated to be conducted, (ii) neither the Company nor any of the Company Subsidiaries has received notice or has any reason to believe that such party's use of any of the Company Intellectual Property is interfering with, infringing upon or otherwise violating the rights of any third party in or to such Company Intellectual Property or that any of such Company Intellectual Property was misappropriated from a third party, and
(iii) neither the Company nor any of the Company Subsidiaries has disclosed any of the Company Intellectual Property other than in a manner reasonably necessary for the operation of their business. None of the Company or any of the Company Subsidiaries have granted any licenses of or other rights to use any of the Company Intellectual Property to any third party. The Company Intellectual Property comprises all of the intellectual property rights that are in the aggregate necessary in any material respect for the operation of its business as it is presently conducted.

     SECTION 3.15. TAXES. (a) Except for such matters as would not have a Company Material Adverse Effect, (i) the Company and the Company Subsidiaries have timely filed or will timely file all returns and reports required to be filed by them with any taxing authority with respect to Taxes (as defined below) for any period ending on or before the Effective Time, taking into account any extension of time to file granted to or obtained on behalf of the Company and the Company Subsidiaries, (ii) all Taxes that are due prior to the Effective Time have been paid or will be paid (other than Taxes which (1) are not yet delinquent or (2) are being contested in good faith and have not been finally determined), (iii) as of the date hereof, no deficiency for any Tax has been asserted or assessed by a taxing authority against the Company or any of the Company Subsidiaries which deficiency has not been paid other than any deficiency being contested in good faith and (iv) the Company and the Company Subsidiaries have provided adequate reserves (in accordance with GAAP) in their financial statements for any Taxes that have not been paid, whether or not shown as being due on any returns. As used in this Agreement, "TAXES" shall mean any and all taxes, fees, levies, duties, tariffs, imposts and other charges of any kind (together with any and all interest, penalties, additions to tax and additional amounts imposed with respect thereto) imposed by any Governmental Entity or taxing authority, including, without limitation: taxes or other charges on or with respect to income, franchise, windfall or other profits, gross receipts, property, sales, use, capital stock, payroll, employment, social security, workers' compensation, unemployment compensation or net worth; taxes or other charges in the nature of excise, withholding, ad valorem, stamp, transfer, value-added or gains taxes; license, registration and documentation fees; and customers' duties, tariffs and similar charges.

     (b) There are no material disputes pending, or claims asserted in writing for, Taxes or assessments upon the Company or any of its Subsidiaries, nor has the Company or any of its Subsidiaries been requested in writing to give any currently effective waivers extending the statutory period of limitation applicable to any federal or state income tax return for any period which disputes, claims, assessments or waivers are reasonably likely to have a Company Material Adverse Effect.

     (c) There are no Tax liens upon any property or assets of the Company or any of the Company Subsidiaries except liens for current Taxes not yet due and except for liens which have not had and are not reasonably likely to have a Company Material Adverse Effect.

     (d) Neither the Company nor any of its Subsidiaries has been required to include in income any adjustment pursuant to Section 481 of the Code by reason of a voluntary change in accounting method initiated by the Company or any of its Subsidiaries, and the IRS has not initiated or proposed any such adjustment or change in accounting method, in either case which adjustment or change has had or is reasonably likely to have a Company Material Adverse Effect.

     (e) Except as set forth in the financial statements described in Section 3.7, neither the Company nor any of its Subsidiaries has entered into a transaction which is being accounted for under the installment method of Section 453 of the Code, which would be reasonably likely to have a Company Material Adverse Effect. No compensation paid or payable by the Company is subject to
Section 162(m) of the Code.

     SECTION 3.16. OPINION OF FINANCIAL ADVISOR. Deutsche Morgan Grenfell Inc. has delivered to the Board of Directors of the Company its written opinion dated the date hereof, a copy of which opinion has been delivered to Parent, that, as of such date, the Exchange Ratio is fair from a financial point of view to the holders of Company Common Stock.

     SECTION 3.17. VOTE REQUIRED. The affirmative vote of the holders of a majority of the outstanding shares of Company Common Stock is the only vote of the holders of any class or series of capital stock of the Company necessary to approve the transactions contemplated by this Agreement.

     SECTION 3.18. BROKERS. No broker, finder or investment banker (other than Deutsche Morgan Grenfell Inc.) is entitled to any brokerage, finder's or other fee or commission in connection with the Merger based upon arrangements made by or on behalf of the Company or any Company Subsidiary. Section 3.18 of the Company Disclosure Letter sets forth the fee payable to Deutsche Morgan Grenfell Inc. in connection with the Merger and when such fee is payable. So long as this Agreement has not been terminated and after the Effective Time, the Company will not be obligated to Deutsche Morgan Grenfell Inc. or any other broker with regard to any transaction which may be entered into after the date hereof.

     SECTION 3.19. INSURANCE. The Company maintains insurance coverage with reputable insurers in such amounts and covering such risks as are in accordance with normal industry practice for companies engaged in businesses similar to that of the Company (taking into account the cost and availability of such insurance).

     SECTION 3.20. TITLE TO ASSETS; LIENS. The Company and each of the Company Subsidiaries has good and marketable title in fee simple to all its real property and good title to all its leasehold interests and other properties, as reflected in the most recent balance sheet included in the Company SEC Filings, except for properties and assets that have been disposed of in the ordinary course of business since the date of such balance sheet, free and clear of all mortgages, liens, pledges, charges or encumbrances of any nature whatsoever, except (i) the lien for current taxes, payments of which are not yet delinquent,
(ii) such imperfections in title and easements and encumbrances, if any, as are not substantial in character, amount or extent and do not materially detract from the value, or interfere with the present use of the property subject thereto or affected thereby, or otherwise materially impair the Company's business operations (in the manner presently carried on by the Company) or (iii) as disclosed in the Company SEC Filings, and except for such matters, which individually or in the aggregate, could not reasonably be expected to have a Company Material Adverse Effect. All leases under which the Company leases any real or personal property are in good standing, valid and effective in accordance with their respective terms, and there is not, under any of such leases, any existing default or event which with notice or lapse of time or both would become a default which could reasonably be expected to have a Company Material Adverse Effect. Section 3.20 of the Company Disclosure Letter sets forth all liens and securities interests granted by the Company or any of the Company Subsidiaries to third parties.


                                   ARTICLE IV

                         REPRESENTATIONS AND WARRANTIES
                            OF PARENT AND MERGER SUB

     Except as set forth in the Disclosure Letter delivered by Parent and Merger Sub to the Company prior to the execution of this Agreement (the "PARENT DISCLOSURE LETTER"), which shall identify exceptions by specific Section references, Parent and Merger Sub hereby jointly and severally represent and warrant to the Company as follows:

       SECTION 4.1. ORGANIZATION AND QUALIFICATION; SUBSIDIARIES. Each of Parent, Merger Sub and each other subsidiary of Parent (collectively, the "PARENT SUBSIDIARIES") has been duly organized, and is validly existing and in good standing, under the laws of the jurisdiction of its incorporation or organization, as the case may be, and has the requisite power and authority and all necessary governmental approvals to own, lease and operate its properties and to carry on its business as it is now being conducted, except where the failure to be so organized, existing or in good standing or to have such power, authority and governmental approvals would not, individually or in the aggregate, have a Parent Material Adverse Effect (as defined below). Each of Parent, Merger Sub and the other Parent Subsidiaries is duly qualified or licensed to do business, and is in good standing, in each jurisdiction where the character of the properties owned, leased or operated by it or the nature of its business makes such qualification or licensing or good standing necessary, except for such failures to be so qualified or licensed and in good standing that would not, individually or in the aggregate, have a Parent Material Adverse Effect. For purposes of this Agreement, "PARENT MATERIAL ADVERSE EFFECT" means any change in or effect on the business of Parent, Merger Sub and the Parent Subsidiaries that is materially adverse to the business, financial condition, assets or results of operations of Parent and the Parent Subsidiaries taken as a whole except for any events, changes or effects substantially resulting from
(i) any material and adverse change in the financial markets; (ii) any political, economic or financial conditions affecting the industry or business generally or (iii) the announcement of the transactions contemplated by this Agreement. Section 4.1(a) of the Parent Disclosure Letter sets forth a complete and correct list of all of the Parent Subsidiaries. Except as set forth in
Section 4.1(b) of the Parent Disclosure Letter, neither Parent nor any Parent Subsidiary holds any interest in a partnership or joint venture of any kind.

     SECTION 4.2. CERTIFICATE OF INCORPORATION AND BY-LAWS; CORPORATE BOOKS AND RECORDS. (a) The copies of the Parent's Amended and Restated Certificate of Incorporation (the "PARENT'S CERTIFICATE") and the Parent's Amended and Restated By-laws that are set forth as exhibits to Parent's Form 10-K for the year ended March 31, 1997 are complete and correct copies thereof. Parent has heretofore furnished to the Company a complete and correct copy of the Certificate of Incorporation and By-Laws, as amended or restated, of Merger Sub. Such Certificates of Incorporation and By-laws are in full force and effect. Neither Parent nor Merger Sub is in violation of any of the provisions of its Certificate of Incorporation or By-laws.

     (b) In all material respects, the minute books of Parent and the Parent Subsidiaries through July 1, 1997 contain accurate records of all meetings and accurately reflect all other actions taken by the stockholders, the Boards of Directors and all committees of the Boards of Directors of Parent and the Parent Subsidiaries since June 30, 1995. Complete and accurate copies of all such minute books (except for portions relating to deliberations regarding the Merger, which were redacted), and of the stock register of Parent and each Parent Subsidiary have been made available by Parent to the Company.

     SECTION 4.3. CAPITALIZATION. The authorized capital stock of Parent consists of (a) 43,500,000 shares of Parent Class A Common Stock, (b) 25,000,000 shares of Parent Class B Common Stock and (c) 1,000,000 shares of preferred stock, par value $.01 per share (the "PARENT PREFERRED STOCK"). As of September 15, 1997, (i) 15,100,410 shares of Parent Class A Common Stock and 21,245,913 shares of Parent Class B Common Stock were issued and outstanding, all of which were validly issued and fully paid, nonassessable and free of preemptive rights,
(ii) no shares of Parent Class A Common Stock or Parent Class B Common Stock were held in the treasury of Parent or by the Parent Subsidiaries, (iii) 2,658,420 shares of Parent Class A Common Stock were reserved for issuance upon exercise of Parent Options heretofore granted pursuant to Parent's 1995 Stock Incentive Plan (the "PARENT STOCK OPTION PLAN"), (iv) 195,351 shares of Parent Class A Common Stock were reserved for issuance under the Parent's Employee Stock Purchase Plan, (v) 21,245,913 shares of Parent Class A Common Stock were reserved for issuance upon conversion of Parent Class B Stock and (vii) no shares of Parent Preferred Stock were issued or outstanding. Section 4.3 of the Parent Disclosure Letter identifies, as of the date hereof, (i) the holders of each of the Parent Options, (ii) the number of Parent Options vested for each holder, (iii) the Parent Stock Option Plan under which each Parent Option was issued, and (iv) the exercise price of each of the Parent Options. All shares of Parent Class A Common Stock and Parent Class B Common Stock subject to issuance as aforesaid, upon issuance prior to the Effective Time on the terms and conditions specified in the instruments pursuant to which they are issuable, will be duly authorized, validly issued, fully paid, nonassessable and free of preemptive rights. Except for shares of Parent Class A Common Stock issuable upon exercise of Parent Options described in Section 4.3 or 4.9 of the Parent Disclosure Letter (including, but not limited to, the Parent's Employee Stock Purchase Plan), there are, on the date hereof, no options, warrants or other rights, agreements, arrangements or commitments of any character to which the Parent or any Parent Subsidiary is a party or by which the Parent or any Parent Subsidiary is bound relating to the issued or unissued capital stock of the Parent or any Parent Subsidiary, or securities convertible into or exchangeable for such capital stock, or obligating the Parent or any Parent Subsidiary to issue or sell any shares of capital stock, or securities convertible into or exchangeable for such capital stock, of, or other equity interests in, the Parent or any Parent Subsidiary. No vesting of any Parent Options shall accelerate by virtue of the transactions contemplated by this Agreement. None of the Parent Options are "incentive stock options" within the meaning of
Section 422 of the Code. Except as set forth in this Section 4.3 or Section 4.3 of the Parent Disclosure Letter, there are, on the date hereof, no outstanding contractual obligations of the Parent or any Parent Subsidiary (i) restricting the transfer of, (ii) affecting the voting rights of, (iii) requiring the repurchase, redemption or disposition of, (iv) requiring the registration for sale of, or (v) granting any preemptive or antidilutive right with respect to, any shares of Parent Class A Common Stock, Parent Class B Common Stock or any capital stock of any Parent Subsidiary. Each outstanding share of capital stock of each Parent Subsidiary is duly authorized, validly issued, fully paid, nonassessable and free of preemptive rights and is owned by the Parent or another Parent Subsidiary is free and clear of all security interests, liens, claims, pledges, options, rights of first refusal, agreements, limitations on the Parent's or such other Parent Subsidiary's voting rights, charges and other encumbrances of any nature whatsoever, except where failure to own such shares free and clear would not, individually or in the aggregate, have a Parent Material Adverse Effect. Except as set forth in Section 4.3 of the Parent Disclosure Letter, as of the date hereof, there are no material outstanding contractual obligations of the Parent or any Parent Subsidiary to provide funds to, or make any investment (in the form of a loan, capital contribution or otherwise) in, any Parent Subsidiary or any other person, other than guarantees by the Parent of any indebtedness of any Parent Subsidiary.

     SECTION 4.4. AUTHORITY RELATIVE TO THIS AGREEMENT. Each of Parent and Merger Sub has all necessary corporate power and authority to execute and deliver this Agreement, to perform its obligations hereunder and to consummate the transactions contemplated herein to be consummated by Parent and Merger Sub. Each of (i) the execution and delivery of this Agreement by each of Parent and Merger Sub and the consummation by Parent and Merger Sub of such transactions,
(ii) an amendment to the Certificate of Incorporation of Parent to increase the number of authorized shares of Parent Class A Common Stock to 63,000,000 (the "ARTICLES AMENDMENT"), and (iii) an amendment to the Stock Incentive Plan of Parent to increase by 4,500,900 the number of shares available for issuance thereunder (the "STOCK PLAN AMENDMENT"), have been duly and validly authorized by all necessary corporate action and no other corporate proceedings on the part of Parent and Merger Sub are necessary to authorize this Agreement or to consummate such transactions other than, with respect to (a) the adoption of the Articles Amendment by the affirmative vote of a majority of the votes cast, (b) the adoption of the Stock Plan Amendment by the affirmative vote of a majority of the votes entitled to be cast and (c) the approval of the issuance of Parent Class A Common Stock pursuant to the Merger by the affirmative vote of a majority of the votes cast, in each case, by the holders of outstanding shares of Parent Class A Common Stock and Class B Common Stock voting together as a class. The Board of Directors of Parent has directed that the Articles Amendment and the Stock Plan Amendment be submitted to Parent's shareholders for approval at a meeting of such shareholders. This Agreement has been duly authorized and validly executed and delivered by Parent and Merger Sub and constitutes a legal, valid and binding obligation of Parent and Merger Sub, enforceable against Parent and Merger Sub in accordance with its terms, except as the enforceability of the foregoing may be limited by bankruptcy, insolvency, reorganization or other similar laws affecting creditors' rights generally and by general equitable principles. To Parent's knowledge, no state takeover statute is applicable to the Merger.

     SECTION 4.5. NO CONFLICT; REQUIRED FILINGS AND CONSENTS. (a) The execution and delivery of this Agreement by Parent and Merger Sub do not, and the performance of this Agreement by Parent and Merger Sub will not, (i) (assuming the shareholder approval set forth in Section 4.4 is obtained) conflict with or violate any provision of the Certificate of Incorporation or By-laws of Parent or Merger Sub or any equivalent organizational documents of any Parent Subsidiary, (ii) assuming that all consents, approvals, authorizations and other actions described in Section 4.5(b) have been obtained and all filings and obligations described in Section 4.5(b) have been made, conflict with or violate any foreign or domestic Law applicable to Parent, Merger Sub or any Parent Subsidiary or by which any property or asset of Parent, Merger Sub or any Parent Subsidiary is bound or affected or (iii) except as set forth in Section 4.5(a) of the Parent Disclosure Letter, result in any breach of, any loss of any benefit under or constitute a default (or an event which with notice or lapse of time or both would become a default) under, or give to others any right of termination, amendment, acceleration or cancellation of, or result in the creation of a lien or other encumbrance on any property or asset of Parent, Merger Sub or any Parent Subsidiary pursuant to, any note, bond, mortgage, indenture, contract, agreement, lease, license, Parent Permit (as defined in Section 4.6), other instrument or obligation, except, with respect to clauses
(ii) and (iii), for any such conflicts, violations, breaches, defaults or other occurrences which would neither, individually or in the aggregate, (A) have a Parent Material Adverse Effect nor (B) prevent or materially delay the performance of this Agreement by Parent and/or Merger Sub.

     (b) Except as set forth in Section 4.5(b) of the Parent Disclosure Letter, the execution and delivery of this Agreement by Parent and Merger Sub do not, and the performance of this Agreement by Parent and Merger Sub will not, require any consent, approval, authorization or permit of, or filing with or notification to, any domestic or foreign Governmental Entity, except (i) for applicable requirements of the Exchange Act, the Securities Act, Blue Sky Laws, Nasdaq, state takeover laws, premerger notification requirements of the HSR Act, filing and recordation of the Certificate of Merger as required by the DGCL and as otherwise set forth in Section 4.5(b) of the Parent Disclosure Letter and
(ii) where failure to obtain such consents, approvals, authorizations or permits, or to make such filings or notifications, would not (A) prevent or materially delay consummation of the Merger, (B) otherwise prevent Parent and/or Merger Sub from performing its material obligations under this Agreement or (C) individually or in the aggregate, have a Parent Material Adverse Effect.

     SECTION 4.6. PERMITS; COMPLIANCE. Each of Parent and the Parent Subsidiaries is in possession of all franchises, grants, authorizations, licenses, permits, easements, variances, exceptions, consents, certificates, approvals, clearances and orders of any Governmental Entity necessary for Parent or any Parent Subsidiary to own, lease and operate its properties or to carry on their respective businesses substantially in the manner described in the Parent SEC Filings (as defined herein) and as it is now being conducted (the "PARENT PERMITS"), and all such Parent Permits are valid, and in full force and effect, except where the failure to have, or the suspension or cancellation of, any of the Parent Permits would neither, individually or in the aggregate, (a) have a Parent Material Adverse Effect nor (b) prevent or materially delay the performance of this Agreement by Parent, and no suspension or cancellation of any of the Parent Permits is pending or, to the knowledge of Parent, threatened, except where the failure to have, or the suspension or cancellation of, any of the Parent Permits would neither, individually or in the aggregate, (x) have a Parent Material Adverse Effect nor (y) prevent or materially delay the performance of this Agreement by Parent. Neither Parent nor any Parent Subsidiary is in conflict with, or in default or violation of, (i) any Law applicable to Parent or any Parent Subsidiary or by which any property, asset or operation of Parent or any Parent Subsidiary is bound or affected or (ii) any Parent Permits, except for any such conflicts, defaults or violations that would neither, individually or in the aggregate, (A) have a Parent Material Adverse Effect nor (B) prevent or materially delay the performance of this Agreement by Parent.

     SECTION 4.7. SEC FILINGS; FINANCIAL STATEMENTS. (a) Parent has timely filed all registration statements, prospectuses, forms, reports and documents required to be filed by it under the Securities Act or the Exchange Act, as the case may be, since June 30, 1995 (collectively, the "PARENT SEC FILINGS"). The Parent SEC Filings (i) were prepared in accordance with the requirements of the Securities Act or the Exchange Act, as the case may be, and (ii) did not at the time they were filed contain any untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary in order to make the statements made therein, in the light of the circumstances under which they were made, not misleading. No Parent Subsidiary is subject to the periodic reporting requirements of the Exchange Act.

       (b) Each of the consolidated financial statements (including, in each case, any notes thereto) contained in the Parent SEC Filings was prepared in accordance with GAAP applied on a consistent basis throughout the periods indicated (except as may be indicated in the notes thereto) and each presented fairly the consolidated financial position of Parent and the consolidated Parent Subsidiaries as at the respective dates thereof and for the respective periods indicated therein, except as otherwise noted therein (subject, in the case of unaudited statements, to normal and recurring year-end adjustments which were not and are not expected, individually or in the aggregate, to have a Parent Material Adverse Effect). The books and records of Parent and its Subsidiaries have been, and are being, maintained in accordance with GAAP and any other applicable legal and accounting requirements.

     (c) Except as and to the extent set forth on the consolidated balance sheet of Parent and the consolidated Parent Subsidiaries as of March 31, 1997 included in Parent's Form 10-K for the year ended March 31, 1997, including the notes thereto, neither Parent nor any Parent Subsidiary has any liabilities or obligations of any nature (whether accrued, absolute, contingent or otherwise), except for liabilities or obligations incurred in the ordinary course of business since March 31, 1997 that would neither, individually or in the aggregate, (i) have a Parent Material Adverse Effect nor (ii) prevent or materially delay the performance of this Agreement by Parent.

     SECTION 4.8. ABSENCE OF CERTAIN CHANGES OR EVENTS. From June 30, 1997 through the date hereof, except as contemplated by or as disclosed in this Agreement, as set forth in Section 4.8 of the Parent Disclosure Letter or as disclosed in any Parent SEC Filing filed prior to the date hereof, Parent and the Parent Subsidiaries have conducted their businesses only in the ordinary course and in a manner consistent with past practice and, since June 30, 1997, there has not been (a) any Parent Material Adverse Effect or an event or development that would, individually or in the aggregate, have a Parent Material Adverse Effect, (b) any event that could reasonably be expected to prevent or materially delay the performance of this Agreement by Parent or (c) any action taken by Parent or any of the Parent Subsidiaries during the period from June 30, 1997 through the date of this Agreement that, if taken during the period from the date of this Agreement through the Effective Time, would constitute a breach of Section 5.2.

       SECTION 4.9. EMPLOYEE BENEFIT PLANS; LABOR MATTERS. (a) Section 4.9(a) of the Parent Disclosure Letter sets forth a true and complete list as of the date hereof of each material employee benefit plan, program, arrangement and contract (including, without limitation, any "employee benefit plan", as defined in section 3(3) of ERISA, maintained or contributed to by Parent or any Parent Subsidiary, or with respect to which Parent or any Parent Subsidiary could incur material liability under section 4069, 4212(c) or 4204 of ERISA (the "PARENT BENEFIT PLANS"). With respect to each Parent Benefit Plan which is a stock-based plan, Parent has heretofore delivered to the Company a true and complete copy of such Parent Benefit Plan. With respect to each other Parent Benefit Plan, Parent will make available to the Company, promptly after the date hereof, a true and complete copy of such Parent Benefit Plan and (i) the most recent annual report (Form 5500) filed with the IRS, (ii) the most recent actuarial report or valuation (if any) relating to any Parent Benefit Plan subject to Title IV of ERISA and (iii) the most recent determination letter, if any, issued by the IRS with respect to any Parent Benefit Plan qualified under Section 401(a) of the Code.

     (b) Except as set forth in Schedule 4.9(b) of the Parent Disclosure Letter, with respect to each Parent Benefit Plan which is subject to Title IV of ERISA,
(A) the present value of accrued benefits under such Parent Benefit Plan, based upon the actuarial assumptions used for funding purposes in the most recent actuarial report prepared by such Parent Benefit Plan's actuary with respect to such Parent Benefit Plan, did not, as of its latest valuation date, exceed the then current value of the assets of such Parent Benefit Plan allocable to such accrued benefits, (B) no "reportable event" (within the meaning of Section 4043 of ERISA) has occurred with respect to any Parent Benefit Plan for which the 30-day notice requirement has not been waived, except where such reportable event would not have a Parent Material Adverse Effect, and (C) no condition exists which would subject Parent or any ERISA Affiliate to any fine under Section 4071 of ERISA, except where such condition would not have a Parent Material Adverse Effect. Except as set forth in Section 4.9(b) of the Parent Disclosure Letter, no Parent Benefit Plan is a "multiemployer pension plan" (as such term is defined in section 3(37) of ERISA).

     (c) With respect to the Parent Benefit Plans, no event has occurred and, to the knowledge of Parent, there exists no condition or set of circumstances in connection with which Parent or any Parent Subsidiary could be subject to any liability under the terms of such Parent Benefit Plans, ERISA, the Code or any other applicable Law which, individually or in the aggregate, would have a Parent Material Adverse Effect. Each of the Parent Benefit Plans has been operated and administered in all material respects in accordance with applicable laws and administrative or governmental rules and regulations, including, but not limited to, ERISA and the Code, except where a violation of any such law, rule or regulation would not have a Parent Material Adverse Effect. Each of the Parent Benefit Plans intended to be "qualified" within the meaning of Section 401(a) of the Code has received a favorable determination letter as to such qualification from the IRS, and no event has occurred, either by reason of any action or failure to act, which would cause the loss of any such qualification, except where such loss of qualification would not have a Parent Material Adverse Effect. Except as set forth on Section 4.9(c) of the Parent Disclosure Letter, no Parent Benefit Plan provides benefits, including, without limitation, death or medical benefits (whether or not insured), with respect to current or former employees of Parent or any Parent Subsidiary beyond their retirement or other termination of service, other than (i) coverage mandated by applicable law, (ii) death benefits or retirement benefits under any "employee pension plan" (as such term is defined in Section 3(2) of ERISA), (iii) deferred compensation benefits accrued as liabilities on the books of Parent or any Parent Subsidiary, or (iv) benefits the full cost of which is borne by the current or former employee (or his beneficiary). All contributions or other amounts payable by Parent or any Parent Subsidiary as of the Effective Time with respect to each Parent Benefit Plan in respect of current or prior plan years have been paid or accrued in accordance with GAAP and Section 412 of the Code.

     (d) There are no significant controversies pending or, to the knowledge of the Parent, threatened between the Parent or the Parent Subsidiaries and any representatives of any of their employees and, to the knowledge of the Parent, there are no material organizational efforts presently being made involving any of the presently unorganized employees of the Parent or the Parent Subsidiaries that, individually or in the aggregate, would have a Parent Material Adverse Effect.

     (e) Except as set forth in Section 4.9(e) of the Parent Disclosure Letter, neither the execution and delivery of this Agreement nor the consummation of the transactions contemplated hereby will (i) result in any material payment (including, without limitation, severance, unemployment compensation, golden parachute or otherwise) becoming due to any director or any employee of Parent or any of its affiliates from Parent or any of its affiliates under any Parent Benefit Plan or otherwise, (ii) materially increase any benefits otherwise payable under any Parent Benefit Plan or (iii) result in any acceleration of the time of payment or vesting of any material benefits.

     SECTION 4.10. TAX MATTERS. Neither Parent nor, to the knowledge of Parent, any of its affiliates has taken or agreed to take any action that would prevent the Merger from constituting a transaction qualifying under section 368(a) of the Code. Parent is not aware of any agreement, plan or other circumstance that would prevent the Merger from so qualifying under section 368(a) of the Code and knows of no reason why it will be unable to deliver at the Closing a certificate in form sufficient for the counsel to the Company and counsel to Parent to render the opinions required by Section 7.1(g) hereof.

     SECTION 4.11. CONTRACTS; DEBT INSTRUMENTS. Except as disclosed in or attached as exhibits to the Parent SEC Filings or as disclosed in Section 4.11 of the Parent Disclosure Letter, neither Parent nor any of the Parent Subsidiaries is a party to or bound by any contract, arrangement, commitment or understanding (whether written or oral) (i) as of the date hereof, which requires expenditures in excess of $5,000,000 or which requires annual expenditures in excess of $2,500,000 and is not cancelable within one year by the Parent, that has not been filed or incorporated by reference in the Parent SEC Filings, (ii) as of the date hereof, which contains any material non-compete provisions with respect to any line of business or geographic area in which business is conducted with respect to Parent or any of the Parent Subsidiaries or which restricts the conduct of any line of business by Parent or any of the Parent Subsidiaries or any geographic area in which Parent or any of the Parent Subsidiaries may conduct business, in each case in any material respect, (iii) which are terminable by the other party thereto which if so terminated would result in a Parent Material Adverse Effect, or (iv) which would prohibit or materially delay the consummation of the Merger or any of the transactions contemplated by this Agreement. Parent has previously made available to the Company true and correct copies of all such agreements and of all employment and deferred compensation agreements with directors, executive officers and key employees, and material agreements with consultants, which are in writing and to which Parent or any of the Parent Subsidiaries is a party. Each contract, arrangement, commitment or understanding of the type described in this Section 4.11, whether or not set forth in Section 4.11 of the Disclosure Letter, is referred to herein as a "PARENT MATERIAL CONTRACT." Each Parent Material Contract is valid and binding on Parent or any of the Parent Subsidiaries, as applicable, and in full force and effect, and Parent and each of the Parent Subsidiaries have in all material respects performed all obligations required to be performed by them to date under each Parent Material Contract, except where such noncompliance, individually or in the aggregate, would not have a Parent Material Adverse Effect. Neither Parent nor any Parent Subsidiary knows of, or has received notice of, any violation or default under (nor does there exist any condition which with the passage of time or the giving of notice would cause such a violation of or default under) any Parent Material Contract or any other loan or credit agreement, note, bond, mortgage, indenture or lease, or any other contract, agreement, arrangement or understanding to which it is a party or by which it or any of its properties or assets is bound, except for violations or defaults that would not, individually or in the aggregate, result in a Parent Material Adverse Effect. Set forth in Section 4.11 of the Parent Disclosure Letter is a description, including amounts as of the date hereof, of all indebtedness of Parent and the Parent Subsidiaries other than trade payables and accruals.

     SECTION 4.12. LITIGATION. Except as disclosed in the Parent SEC Filings or in Section 4.12 of the Parent Disclosure Letter, there is no suit, claim, action, proceeding or investigation pending or, to the knowledge of Parent, threatened in writing against Parent or any Parent Subsidiary by or before any Governmental Entity that (a) individually or in the aggregate, is reasonably likely to have a Parent Material Adverse Effect or (b) challenges the validity or propriety, or seeks to prevent consummation of, the transactions contemplated by this Agreement. Except as disclosed in the Parent SEC Filings or in Section
4.12 of the Parent Disclosure Letter, neither Parent nor any Parent Subsidiary is subject to any outstanding order, writ, injunction or decree which has had or, insofar as can be reasonably foreseen, individually or in the aggregate, would have a Parent Material Adverse Effect.

       SECTION 4.13. ENVIRONMENTAL MATTERS. Except as disclosed in the Parent SEC Filings or in Section 4.13 of the Parent Disclosure Letter or as would not, individually or in the aggregate, have a Parent Material Adverse Effect:

     (a) Parent and the Parent Subsidiaries (i) are in compliance with all, and are not subject to any asserted liability or, to Parent's knowledge, any liability, in each case with respect to any, applicable Environmental Laws, (ii) hold or have applied for all Environmental Permits and (iii) are in compliance with their respective Environmental Permits;

     (b) neither Parent nor any Parent Subsidiary has received any written notice, demand, letter, claim or request for information alleging that Parent or any of its Subsidiaries may be in violation of, or liable under, any Environmental Law;

     (c) neither Parent nor any Parent Subsidiary (i) has entered into or agreed to any consent decree or order or is subject to any judgment, decree or judicial order relating to compliance with Environmental Laws, Environmental Permits or the investigation, sampling, monitoring, treatment, remediation, removal or cleanup of Hazardous Materials and, to the knowledge of Parent, no investigation, litigation or other proceeding is pending or threatened in writing with respect thereto, or (ii) is an indemnitor in connection with any threatened or asserted claim by any third-party indemnitee for any liability under any Environmental Law or relating to any Hazardous Materials; and

     (d) none of the real property owned or leased by Parent or any Parent Subsidiary is listed or, to the knowledge of Parent, proposed for listing on the "National Priorities List" under CERCLA, as updated through the date hereof, or any similar state or foreign list of sites requiring investigation or cleanup.

     SECTION 4.14. TRADEMARKS, PATENTS AND COPYRIGHTS. The Parent has previously given to the Company detailed information (including, where applicable, federal registration numbers and dates of registrations or applications for registration) concerning the following: (i) all of the Parent's and the Parent Subsidiaries' trademarks, trademark rights, service marks, trade names, and other trade rights, indicating which are registered and which are not, including all pending applications for any registrations thereof, and all patents, patent rights and copyrights used or proposed to be used by the Parent in its business and all pending applications therefore; (ii) all computer software presently used by the Parent which has been purchased or licensed from outside parties with a purchase price or license fee in excess of $5,000; and
(iii) all other trade secrets, mailing lists, know-how, designs, plans, specifications and other intellectual property rights of the Parent (whether or not registered or registrable) (collectively, "PARENT INTELLECTUAL PROPERTY").
Section 4.14 of the Parent Disclosure Letter identifies (i) each patent or registration which has been issued and which has not expired or lapsed to the Parent or any of the Parent Subsidiaries with respect to any Parent Intellectual Property, (ii) each pending patent application or application for registration which the Parent or any of the Parent Subsidiaries has made with respect to any Parent Intellectual Property, and (iii) any Parent Intellectual Property that any third party owns and that the Parent or any of the Parent Subsidiaries use or propose to use in its business (including any marketing rights granted to the Parent or any of the Parent Subsidiaries under patents owned or licensed by third parties). Except as set forth in Section 4.14 of the Parent Disclosure Letter, (i) the Parent or one of the Parent Subsidiaries solely owns or is in sole and exclusive possession of (except to the extent disclosed) adequate licenses or other legal rights to use all Parent Intellectual Property now used or held for use in connection with the business as currently conducted or as contemplated to be conducted, (ii) neither the Parent nor any of the Parent Subsidiaries has received notice or has any reason to believe that such party's use of any of the Parent Intellectual Property is interfering with, infringing upon or otherwise violating the rights of any third party in or to such Parent Intellectual Property or that any of such Parent Intellectual Property was misappropriated from a third party, and (iii) neither the Parent nor any of the Parent Subsidiaries has disclosed any of the Parent Intellectual Property other than in a manner reasonably necessary for the operation of their business. None of the Parent or any of the Parent Subsidiaries have granted any licenses of or other rights to use any of the Parent Intellectual Property to any third party. The Parent Intellectual Property comprises all of the intellectual property rights that are in the aggregate necessary in any material respect for the operation of its business as it is presently conducted.

     SECTION 4.15. TAXES. (a) Except for such matters as would not have a Parent Material Adverse Effect, (i) Parent and the Parent Subsidiaries have timely filed or will timely file all returns and reports required to be filed by them with any taxing authority with respect to Taxes for any period ending on or before the Effective Time, taking into account any extension of time to file granted to or obtained on behalf of Parent and the Parent Subsidiaries, (ii) all Taxes that are due prior to the Effective Time have been paid or will be paid (other than Taxes which (1) are not yet delinquent or (2) are being contested in good faith and have not been finally determined), (iii) as of the date hereof, no deficiency for any Tax has been asserted or assessed by a taxing authority against Parent or any of the Parent Subsidiaries which deficiency has not been paid other than any deficiency being contested in good faith and (iv) Parent and the Parent Subsidiaries have provided adequate reserves (in accordance with GAAP) in their financial statements for any Taxes that have not been paid, whether or not shown as being due on any returns.

     (b) There are no material disputes pending, or claims asserted in writing for, Taxes or assessments upon Parent, or any of the Parent Subsidiaries, nor has Parent or any of the Parent Subsidiaries been requested in writing to give any currently effective waivers extending the statutory period of limitation applicable to any federal or state income tax return for any period which disputes, claims, assessments or waivers are reasonably likely to have a Parent Material Adverse Effect.

     (c) There are no Tax liens upon any property or assets of Parent or any of the Parent Subsidiaries except liens for current Taxes not yet due and except for liens which have not had and are not reasonably likely to have a Parent Material Adverse Effect.

     (d) Neither Parent nor any of the Parent Subsidiaries has been required to include in income any adjustment pursuant to Section 481 of the Code by reason of a voluntary change in accounting method initiated by Parent or any of its Subsidiaries, and the IRS has not initiated or proposed any such adjustment or change in accounting method, in either case which adjustment or change has had or is reasonably likely to have a Parent Material Adverse Effect.

     (e) Except as set forth in the financial statements described in Section 4.7, neither Parent nor any of the Parent Subsidiaries has entered into a transaction which is being accounted for under the installment method of Section 453 of the Code, which would be reasonably likely to have a Parent Material Adverse Effect. No compensation paid or payable by Parent is subject to Section 162(m) of the Code.

     SECTION 4.16. OWNERSHIP OF MERGER SUB; NO PRIOR ACTIVITIES. (a) Merger Sub was formed solely for the purpose of engaging in the transactions contemplated by this Agreement.

     (b) All of the outstanding capital stock of Merger Sub is owned directly by Parent. As of the Effective Time, there will be no options, warrants or other rights (including registration rights), agreements, arrangements or commitments to which Merger Sub is a party of any character relating to the issued or unissued capital stock of, or other equity interests in, Merger Sub or obligating Merger Sub to grant, issue or sell any shares of the capital stock of, or other equity interests in, Merger Sub, by sale, lease, license or otherwise. There are no obligations, contingent or otherwise, of Merger Sub to repurchase, redeem or otherwise acquire any shares of the capital stock of Merger Sub.

     (c) As of the date hereof and the Effective Time, except for obligations or liabilities incurred in connection with its incorporation or organization and the transactions contemplated by this Agreement, Merger Sub has not and will not have incurred, directly or indirectly, through any subsidiary or affiliate, any obligations or liabilities or engaged in any business activities of any type or kind whatsoever or entered into any agreements or arrangements with any person.

     SECTION 4.17. OPINION OF FINANCIAL ADVISOR. Goldman, Sachs & Co. has delivered to the Board of Directors of Parent its written opinion dated the date hereof that, as of such date, the Exchange Ratio is fair from a financial point of view to Parent.

     SECTION 4.18. VOTE REQUIRED. The votes described in Section 4.4 of this Agreement are the only votes of the holders of any class or series of capital stock of Parent necessary to approve the transactions contemplated by this Agreement.

     SECTION 4.19. BROKERS. No broker, finder or investment banker (other than Goldman, Sachs & Co.) is entitled to any brokerage, finder's or other fee or commission in connection with the Merger based upon arrangements made by or on behalf of Parent or any Parent Subsidiary.

     SECTION 4.20. INSURANCE. Parent maintains insurance coverage with reputable insurers in such amounts and covering such risks as are in accordance with normal industry practice for companies engaged in businesses similar to that of Parent (taking into account the cost and availability of such insurance).

     SECTION 4.21. TITLE TO ASSETS; LIENS. The Parent and each of the Parent Subsidiaries has good and marketable title in fee simple to all its real property and good title to all its leasehold interests and other properties, as reflected in the most recent balance sheet included in the Parent SEC Filings, except as disclosed in Section 4.21 of the Parent Disclosure Letter and for properties and assets that have been disposed of in the ordinary course of business since the date of such balance sheet, or out of the ordinary course of business which are not material to the Parent and the Parent Subsidiaries taken as a whole, free and clear of all mortgages, liens, pledges, charges or encumbrances of any nature whatsoever, except (i) the lien for current taxes, payments of which are not yet delinquent, (ii) such imperfections in title and easements and encumbrances, if any, as are not substantial in character, amount or extent and do not materially detract from the value, or interfere with the present use of the property subject thereto or affected thereby, or otherwise materially impair the Parent's business operations (in the manner presently carried on by the Parent) or (iii) as disclosed in the Parent SEC Filings, and except for such matters, which individually or in the aggregate, could not reasonably be expected to have a Parent Material Adverse Effect. All leases under which the Parent leases any real or personal property are in good standing, valid and effective in accordance with their respective terms, and there is not, under any of such leases, any existing default or event which with notice or lapse of time or both would become a default which could reasonably be expected to have a Parent Material Adverse Effect. Section 4.21 of the Parent Disclosure Letter sets forth all liens and securities interests granted by the Parent or any of the Parent Subsidiaries to third parties.


                                    ARTICLE V

                                    COVENANTS

          SECTION 5.1. CONDUCT OF BUSINESS BY THE COMPANY PENDING THE CLOSING. The Company agrees that, between the date of this Agreement and the Effective Time, except as set forth in Section 5.1 of the Company Disclosure Letter or as contemplated by any other provision of this Agreement, unless Parent shall otherwise agree in writing, which agreement shall not be unreasonably withheld or delayed, (1) the business of the Company and the Company Subsidiaries shall be conducted only in, and the Company and the Company Subsidiaries shall not take any action except in, the ordinary course of business consistent with past practice and (2) the Company shall use its reasonable best efforts to keep available the services of such of the current officers, significant employees and consultants of the Company and the Company Subsidiaries and to preserve the current relationships of the Company and the Company Subsidiaries with such of the customers, suppliers and other persons with which the Company or any Company Subsidiary has significant business relations as the Company deems reasonably necessary in order to preserve substantially intact its business organization. By way of amplification and not limitation, except as set forth in Section 5.1 of the Company Disclosure Letter or as contemplated by any other provision of this Agreement, the Board of Directors of the Company shall not (unless required by applicable Laws or stock exchange regulations) cause or permit the Company or any Company Subsidiary to, and shall neither cause nor permit any of the Company's affiliates (over which it exercises control), or any of their respective officers, directors, employees and agents to, between the date of this Agreement and the Effective Time, directly or indirectly, do, or agree to do, any of the following without the prior written consent of Parent, which consent shall not be unreasonably withheld or delayed:

          (a) amend or otherwise change its Certificate of Incorporation or By-laws or equivalent organizational documents;

          (b) (A) issue, sell, pledge, dispose of, grant, transfer, lease, guarantee, encumber, or authorize the issuance, sale, pledge, disposition, grant, transfer, lease, license, guarantee or encumbrance of, (i) any shares of capital stock of the Company or any Company Subsidiary of any class, or securities convertible or exchangeable or exercisable for any shares of such capital stock, or any options, warrants or other rights of any kind to acquire any shares of such capital stock or such convertible or exchangeable securities, or any other ownership interest (including, without limitation, any phantom interest), of the Company or any Company Subsidiary or (ii) except in the ordinary course of business and in a manner consistent with past practice, any property or assets of the Company or any Company Subsidiary, except (1) the issuance of Company Common Stock upon the exercise of Company Options, (2) pursuant to contracts or agreements in force at the date of this Agreement or (3) the granting of Company Options in the ordinary course of business pursuant to the Company Stock Option Plans in the manner set forth in Section 5.1(b) of the Company Disclosure Letter nor (B) license or sublicense any property of the Company or any Company Subsidiary except in the ordinary course of business on a basis which results in a positive current royalty net of any royalties due by the Company on account of sales by the licensee or sublicensee;

          (c) declare, set aside, make or pay any dividend or other distribution, payable in cash, stock, property or otherwise, with respect to any of its capital stock (other than dividends paid by Company Subsidiaries to the Company or to other Company Subsidiaries in the ordinary course) or enter into any agreement with respect to the voting of its capital stock;

          (d) reclassify, combine, split, subdivide or redeem, purchase or otherwise acquire, directly or indirectly, any of its capital stock;

          (e) (i) acquire (including, without limitation, by merger, consolidation, or acquisition of stock or assets) any interest in any corporation, partnership, other business organization, person or any division thereof (other than a wholly-owned Company Subsidiary) or any assets, other than acquisitions of assets in the ordinary course of business consistent with past practice and any other acquisitions for consideration that are not, in the aggregate, in excess of $1,000,000;
     (ii) incur any indebtedness for borrowed money or issue any debt securities or assume, guarantee or endorse, or otherwise as an accommodation become responsible for, the obligations of any person for borrowed money, except for indebtedness to Parent incurred under the First Priority Secured Line of Credit Agreement (as provided for in Section 6.6 of this Agreement) and except for other unsecured indebtedness for borrowed money subordinate to the Company's indebtedness under the First Priority Secured Line of Credit on terms satisfactory to Parent; (iii) terminate, cancel or request any material change in, or agree to any material change in, any Company Material Contract or enter into any contract or agreement material to the business, results of operations or financial condition of the Company and the Company Subsidiaries taken as a whole, in either case other than in the ordinary course of business, consistent with past practice; (iv) make or authorize any capital expenditure, other than capital expenditures that are not, in the aggregate, in excess of $1,000,000 for the Company and the Company Subsidiaries taken as a whole; or (v) enter into or amend any contract, agreement, commitment or arrangement that, if fully performed, would not be permitted under this Section 5.1(e);

          (f) except as may be required by contractual commitments or corporate policies with respect to severance or termination pay in existence on the date hereof as disclosed in Section 3.9 of the Company Disclosure Letter: (i) increase the compensation payable or to become payable to its officers or employees, (ii) grant any rights to severance or termination pay to, or enter into any employment or severance agreement with, any director, officer or, except in the ordinary course of business, other employee of the Company or any Company Subsidiary, or establish, adopt, enter into or amend any collective bargaining, bonus, profit sharing, thrift, compensation, stock option, restricted stock, pension, retirement, deferred compensation, employment, termination, severance or other plan, agreement, trust, fund, policy or arrangement for the benefit of any director, officer or employee, except as contemplated by this Agreement or to the extent required by applicable Law or the terms of a collective bargaining agreement or (iii) take any affirmative action to accelerate the vesting of any stock-based compensation;

          (g) take any action with respect to accounting policies or procedures, other than actions in the ordinary course of business and consistent with past practice or except as required by changes in GAAP;

          (h) waive, release, assign, settle or compromise any material claims or litigation except in the ordinary course of business and consistent with past practices;

          (i) make any tax election or settle or compromise any material federal, state, local or foreign income tax liability;

          (j) take any action that would prevent or impede the Merger from qualifying as a reorganization within the meaning of sections 368(a)(1)(A) and 368(a)(2)(E) of the Code;

          (k) take any action that is intended or may reasonably be expected to result in any of its representations and warranties set forth in this Agreement being or becoming untrue in any material respect at any time prior to the Effective Time, or in any of the conditions to the Merger set forth in Article VII not being satisfied or in a violation of any provision of this Agreement, except, in every case, as may be required by applicable law; or

          (l) authorize or enter into any formal or informal agreement or otherwise make any commitment to do any of the foregoing.

          SECTION 5.2. CONDUCT OF BUSINESS BY PARENT PENDING THE CLOSING. Parent agrees that, between the date of this Agreement and the Effective Time, except as set forth in Section 5.2 of the Parent Disclosure Letter or as contemplated by any other provision of this Agreement, unless the Company shall otherwise agree in writing, which agreement shall not be unreasonably withheld or delayed, the Board of Directors of Parent shall not (unless required by applicable Laws or stock exchange regulations) cause or permit Parent or any Parent Subsidiary to, and shall neither cause nor permit any of Parent's affiliates (over which it exercises control), or any of their officers, directors, employees and agents to, between the date of this Agreement and the Effective Time, directly or indirectly, do, or agree to do, any of the following, without the prior written consent of the Company, which consent shall not be unreasonably withheld or delayed:

          (a) amend or otherwise change its Certificate of Incorporation or By-laws or equivalent organizational documents;

          (b) issue, sell, dispose of, grant, transfer or authorize the issuance, sale, disposition, grant or transfer of any shares of capital stock of the Parent or any Parent subsidiary of any class, or securities convertible or exchangeable or exercisable for any shares of such capital stock, or any options, warrants or other rights of any kind to acquire any shares of capital stock or such convertible or exchangeable securities, or any other ownership interest (including without limitation, any phantom interest) of the Parent or any Parent subsidiary, except (1) the issuance of Parent Common Stock upon exercise of Parent Options (including restricted stock awards to directors) or conversion of Class B Common Stock into Class A Common Stock, (2) the issuance or transfer of Parent Subsidiary Common Stock to employees of such Subsidiary in connection with their employment,
     (2) the issuance of Parent Subsidiary Common Stock to Parent,
     (3) pursuant to contracts or agreements in force at the date of this Agreement or (4) or as set forth in Section 5.2(b) of the Parent Disclosure Letter;

          (c) declare, set aside, make or pay any dividend or other distribution, payable in cash, stock, property or otherwise, with respect to any of its capital stock (except for dividends paid by any Parent Subsidiary to Parent or a Parent Subsidiary in the ordinary course) or enter into any agreement with respect to the voting of its capital stock;

          (d) reclassify, combine, split, subdivide or redeem, purchase or otherwise acquire, directly or indirectly, any of its capital stock;

          (e) acquire (including, without limitation, by merger, consolidation or acquisition of stock or assets) any interest in any corporation, partnership or other business organization, person or any division thereof (other than a wholly-owned Parent Subsidiary) or any assets except for acquisition of assets in the ordinary course of business (which may include capital expenditures) and except as set forth in Section 5.2(b) of the Parent Disclosure Schedule;

          (f)  INTENTIONALLY OMITTED.

          (g) take any action with respect to accounting policies or procedures, other than actions in the ordinary course of business and consistent with past practice or except as required by changes in GAAP;

          (h) waive, release, assign, settle or compromise any material claims or litigation except in the ordinary course of business and consistent with past practice or where such settlement involves the payment of amounts which are not material to Parent and the Parent Subsidiaries taken as a whole;

          (i)  INTENTIONALLY OMITTED.

          (j) take any action that would prevent or impede the Merger from qualifying as a reorganization within the meaning of Sections 368(a)(1)(A) and 368(a)(2)(E) of the Code;

          (k) take any action that is intended or may reasonably be expected to result in any of its representations and warranties set forth in this Agreement being or becoming untrue in any material respect at any time prior to the Effective Time, or in any of the conditions to the Merger set forth in Article VII not being satisfied or in a violation of any provision of this Agreement, except, in every case, as may be required by applicable law; or

          (l) authorize or enter into any formal or informal agreement or otherwise make any commitment to do any of the foregoing.

          SECTION 5.3. COOPERATION. The Company and Parent shall coordinate and cooperate in connection with (i) the preparation of the Registration Statement and the Proxy Statement (each as defined in Section 6.1 hereof), (ii) determining whether any action by or in respect of, or filing with, any Governmental Entity is required, or any actions, consents, approvals or waivers are required to be obtained from parties to any Parent Material Contracts or Company Material Contracts, in connection with the consummation of the Merger and (iii) seeking any such actions, consents, approvals or waivers or making any such filings, furnishing information required in connection therewith or with the Registration Statement and the Proxy Statement and timely seeking to obtain any such actions, consents, approvals or waivers. Subject to the terms and conditions herein provided, Parent, Merger Sub and the Company shall use reasonable best efforts to take, or cause to be taken, all actions and do, or cause to be done, all things necessary, proper or appropriate under applicable law to consummate and make effective the transactions contemplated by this Agreement.

          SECTION 5.4. NOTICES OF CERTAIN EVENTS. Each of the Company and Parent shall give prompt notice to the other of (i) any notice or other communication from any person alleging that the consent of such person is or may be required in connection with the Merger; (ii) any notice or other communication from any Governmental Entity in connection with the Merger; (iii) any actions, suits, claims, investigations or proceedings commenced or threatened in writing against, relating to or involving or otherwise affecting the Company, any Company Subsidiary, Parent or any Parent Subsidiary that relate to the consummation of the Merger; (iv) the occurrence of a default or event that, with notice or lapse of time or both, will become a material default under any Parent Material Contract or Company Material Contract; and (v) any change that is reasonably likely to result in any Parent Material Adverse Effect or a Company Material Adverse Effect or is reasonably likely to prevent or materially delay the ability of either Parent or the Company to consummate the transactions contemplated by this Agreement or to fulfill its obligations set forth herein.

          SECTION 5.5. CONTRACTUAL CONSENTS. Prior to or at the Effective Time, each of the Company and Parent shall use its reasonable best efforts to obtain any consents necessary such that the Merger will not constitute a change of control, or any similar event, which constitutes a default (or an event which with notice or lapse of time or both would become a default) under any material contract, agreement, lease, license, permit, franchise or other instrument or obligation to which it or any of its subsidiaries is a party.


                                   ARTICLE VI

                              ADDITIONAL AGREEMENTS

          SECTION 6.1. REGISTRATION STATEMENT; PROXY STATEMENT. (a) As promptly as practicable after the execution of this Agreement, (i) Parent and the Company shall prepare and file with the SEC a joint proxy statement relating to the meetings of the Company's stockholders and Parent's stockholders to be held in connection with the Merger (together with any amendments thereof or supplements thereto, the "PROXY STATEMENT") and (ii) Parent shall prepare and file with the SEC a registration statement on Form S-4 (together with all amendments thereto, the "REGISTRATION STATEMENT") in which the Proxy Statement shall be included as a prospectus, in connection with the registration under the Securities Act of the shares of Parent Common Stock to be issued to the stockholders of the Company pursuant to the Merger. Each of Parent and the Company will use all reasonable efforts to cause the Registration Statement to be declared effective as promptly as practicable, and, prior to the effective date of the Registration Statement, Parent shall take all or any action required under any applicable federal or state securities laws in connection with the issuance of shares of Parent Common Stock in the Merger. Each of Parent and the Company shall furnish all information concerning it and the holders of its capital stock as the other may reasonably request in connection with such actions and the preparation of the Registration Statement and Proxy Statement. As promptly as practicable after the Registration Statement shall have become effective, each of Parent and the Company shall mail the Proxy Statement to its respective stockholders. The Proxy Statement shall include the recommendation of the Board of Directors of each of Parent and the Company in favor of the Merger, unless otherwise required by the applicable fiduciary duties of the respective directors of Parent and the Company, as determined by such directors in good faith after consultation with independent legal counsel (who may be such party's regularly engaged independent legal counsel). Except in the event of termination of this Agreement pursuant to Section 8.1(e), no modification or withdrawal of such recommendation shall relieve either party of its obligation to submit this Agreement and the transactions contemplated hereby to their respective stockholders in accordance with applicable law.

          No amendment or supplement to the Proxy Statement or the Registration Statement will be made by Parent or the Company without the approval of the other party (which approval shall not be unreasonably withheld or delayed). Parent and the Company each will advise the other, promptly after it receives notice thereof, of the time when the Registration Statement has become effective or any supplement or amendment has been filed, the issuance of any stop order, the suspension of the qualification of the Parent Common Stock issuable in connection with the Merger for offering or sale in any jurisdiction, or any request by the SEC for amendment of the Proxy Statement or the Registration Statement or comments thereon and responses thereto or requests by the SEC for additional information.

          (b) The information supplied by Parent for inclusion in the Registration Statement and the Proxy Statement shall not, at (i) the time the Registration Statement is declared effective, (ii) the time the Proxy Statement (or any amendment thereof or supplement thereto) is first mailed to the stockholders of Parent and the Company, (iii) the time of each of the Stockholders' Meetings (as defined below), and (iv) the Effective Time, contain any untrue statement of a material fact or omit to state any material fact required to be stated therein or necessary in order to make the statements therein not misleading. If at any time prior to the Effective Time any event or circumstance relating to Parent or any Parent Subsidiary, or their respective officers or directors, should be discovered by Parent which should be set forth in an amendment or a supplement to the Registration Statement or Proxy Statement, Parent shall promptly inform the Company. All documents that Parent is responsible for filing with the SEC in connection with the transactions contemplated herein will comply as to form and substance in all material aspects with the applicable requirements of the Securities Act and the rules and regulations thereunder and the Exchange Act and the rules and regulations thereunder.

          (c) The information supplied by the Company for inclusion in the Registration Statement and the Proxy Statement shall not, at (i) the time the Registration Statement is declared effective, (ii) the time the Proxy Statement (or any amendment thereof or supplement thereto) is first mailed to the stockholders of the Company and Parent, (iii) the time of each of the Stockholders' Meetings, and (iv) the Effective Time, contain any untrue statement of a material fact or omit to state any material fact required to be stated therein or necessary in order to make the statements therein not misleading. If at any time prior to the Effective Time any event or circumstance relating to the Company or any Company Subsidiary, or their respective officers or directors, should be discovered by the Company which should be set forth in an amendment or a supplement to the Registration Statement or Proxy Statement, the Company shall promptly inform Parent. All documents that the Company is responsible for filing with the SEC in connection with the transactions contemplated herein will comply as to form and substance in all material respects with the applicable requirements of the Securities Act and the rules and regulations thereunder and the Exchange Act and the rules and regulations thereunder.

          SECTION 6.2. STOCKHOLDERS' MEETINGS. The Company shall call and hold a meeting of its stockholders (the "COMPANY MEETING") as promptly as practicable for the purpose of voting upon the approval of the Merger and Parent shall call and hold a meeting of its stockholders (the "PARENT MEETING" and, together with the Company Meeting, the "STOCKHOLDERS' MEETINGS") as promptly as practicable for the purpose of voting upon certain matters including voting upon the approval of the issuance of the Parent Common Stock pursuant to the Merger and an amendment to the Certificate of Incorporation of Parent to increase the number of authorized shares of Parent Class A Common Stock, and Parent and the Company shall use their reasonable best efforts to hold the Stockholders' Meetings on the same day and as soon as practicable after the date on which the Registration Statement becomes effective.

          SECTION 6.3. ACCESS TO INFORMATION; CONFIDENTIALITY. (a) Except as required pursuant to any confidentiality agreement or similar agreement or arrangement to which the Company or Parent or any of their respective subsidiaries is a party or pursuant to applicable Law or the regulations or requirements of any stock exchange or other regulatory organization with whose rules the parties are required to comply, from the date of this Agreement to the Effective Time, the Company and Parent shall (and shall cause their respective subsidiaries to): (i) provide to the other (and its officers, directors, employees, accountants, consultants, legal counsel, agents and other representatives, collectively, "REPRESENTATIVES") access at reasonable times upon prior notice to the officers, employees, agents, properties, offices and other facilities of the other and its subsidiaries and to the books and records thereof and (ii) furnish promptly such information concerning the business, properties, contracts, assets, liabilities, personnel and other aspects of the other party and its subsidiaries as the other party or its Representatives may reasonably request. No investigation conducted pursuant to this Section 6.3 shall affect or be deemed to modify any representation or warranty made in this Agreement.

          (b) Any information disclosed pursuant to this Section 6.3 shall be subject to, and the parties shall comply with, and shall cause their respective Representatives to comply with, all of their respective obligations under, the Confidentiality Agreements each dated June 24, 1997 between the Company and Parent (the "CONFIDENTIALITY AGREEMENTS") with respect to the information disclosed pursuant to this Section 6.3.

          SECTION 6.4. NO SOLICITATION OF TRANSACTIONS. From and after the date of this Agreement until the earlier of the Effective Time of the Merger or the termination of this Agreement in accordance with its terms, the Company and subsidiaries will, and will instruct their respective officers, directors, employees, representatives and agents to (i) cease (and not reopen) any existing discussions or negotiations, if any, with any parties with respect to any acquisition (other than the transactions contemplated by this Agreement) of all or any material portion of the assets of, or any equity interest in, the Company or any of its subsidiaries or any business combination with the Company or any of its subsidiaries and (ii) not, directly or indirectly, (A) solicit or initiate discussions, or, except with respect to a Superior Proposal (as defined below) received by the Company, engage in negotiations with any person or, except with respect to a Superior Proposal received by the Company, take any other action intended, designed or reasonably likely to facilitate the efforts of any person, other than Parent and Merger Sub, relating to the possible acquisition of the Company or any of its subsidiaries (whether by way of merger, purchase of capital stock, purchase of assets or otherwise) or any material portion of its or their capital stock or assets, (B) except with respect to a Superior Proposal received by the Company, and provided that the Company has required the party submitting the Superior Proposal to execute a non-disclosure agreement comparable to the Confidentiality Agreement, provide non-public information with respect to the Company or any of the Company Subsidiaries to any person, other than Parent and Merger Sub, relating to the possible acquisition of the Company or any of its subsidiaries (whether by way of merger, purchase of capital stock, purchase of assets or otherwise) or any material portion of its or their capital stock or assets, (C) enter into an agreement with any person, other than Parent and Merger Sub, providing for the possible acquisition of the Company or any of its subsidiaries (whether by way of merger, purchase of capital stock, purchase of assets or otherwise) or any material portion of its or their capital stock or assets or (D) except with respect to a Superior Proposal received by the Company, make or authorize any statement, recommendation or solicitation in support of any possible acquisition of the Company or any of the Company Subsidiaries (whether by way of merger, purchase of capital stock, purchase of assets or otherwise) or any portion of its or their capital stock or assets by any person, other than by Parent and Merger Sub, or withdraw or modify the recommendation by the Company's Board of Directors with respect to this Agreement and the Merger. A "SUPERIOR PROPOSAL" shall mean a written proposal that has not been solicited by the Company after the date of this Agreement relating to the possible acquisition of the Company or any of its subsidiaries (whether by way of merger, purchase of capital stock, purchase of assets or otherwise) or any material portion of its or their capital stock or assets by any person other than by Parent or Merger Sub, which proposal is received not in breach of this Section 6.3 after the date of this Agreement and prior to the obtaining of the approval of the Company's stockholders which may state that it is subject to good faith review of non-public information regarding the Company and which, in the reasonable good faith judgment of the Board of Directors of the Company, after consultation with its financial advisors, (i) is determined to be on financial terms more favorable to the shareholders of the Company than the terms of Merger and (ii) is made by a party that can reasonably be expected to consummate the transaction on the terms proposed, but only if the Board of Directors of the Company determines after consultation with its legal advisors that failure to negotiate with respect to or to accept such proposal would constitute a breach of its fiduciary duties to the Company or its stockholders under applicable law. If the Company or any of its subsidiaries receives any offer or proposal to enter negotiations relating to any of the above, the Company shall as promptly as practicable, notify Parent thereof, including information as to the identity of the party making any such offer or proposal and the specific terms of such offer or proposal, as the case may be, and provide Parent the same information (if any) the Company provides to the party making the Superior Proposal. Notwithstanding the foregoing, following the receipt of an offer or proposal that the Board of Directors of the Company, in the exercise of its reasonable good faith judgement, after consultation with its legal and financial advisors, deems to be a Superior Proposal, the Company may terminate this Agreement under Section 8.1(e) (subject to the Company's obligations pursuant to Section 8.2) and accept such Superior Proposal, and the Board of Directors of the Company may approve or recommend such Superior Proposal (and, in connection therewith, withdraw or modify its approval and recommendation of the this Agreement and the Merger).

          SECTION 6.5. APPROPRIATE ACTION; CONSENTS; FILINGS. (a) (i) The Company and Parent shall use their reasonable best efforts to (A) take, or cause to be taken, all appropriate action, and do, or cause to be done, all things necessary, proper or advisable under applicable Law or otherwise to consummate and make effective the transactions contemplated by this Agreement as promptly as practicable, (B) obtain from any Governmental Entities any consents, licenses, permits, waivers, approvals, authorizations or orders required to be obtained or made by Parent or the Company or any of their subsidiaries, or to avoid any action or proceeding by any Governmental Entity (including, without limitation, those in connection with the HSR Act), in connection with the authorization, execution and delivery of this Agreement and the consummation of the transactions contemplated herein, including, without limitation, the Merger, and (C) make all necessary filings, and thereafter make any other required submissions, with respect to this Agreement and the Merger required under (x) the Securities Act and the Exchange Act, and any other applicable federal or state securities Laws, (y) the HSR Act and (z) any other applicable Law; PROVIDED that Parent and the Company shall cooperate with each other in connection with the making of all such filings, including providing copies of all such documents to the non-filing party and its advisors prior to filing and, if requested, to accept all reasonable additions, deletions or changes suggested in connection therewith. The Company and Parent shall furnish to each other all information required for any application or other filing to be made pursuant to the rules and regulations of any applicable Law (including all information required to be included in the Proxy Statement and the Registration Statement) in connection with the transactions contemplated by this Agreement. The Company and Parent shall not take any action, or refrain from taking any action, the effect of which would be to delay or impede the ability of the Company and Parent to consummate the transactions contemplated by this Agreement.

          (ii) Each of the parties hereto agrees, and shall cause each of its respective subsidiaries to cooperate and to use their respective reasonable best efforts to obtain any government clearances required for completion of the transactions (including through compliance with the HSR Act and any applicable foreign governmental reporting requirements), to respond to any government requests for information, and to contest and resist any action, including any legislative, administrative or judicial action, and to have vacated, lifted, reversed or overturned any decree, judgment, injunction or other order (whether temporary, preliminary or permanent) (an "ORDER") that restricts, prevents or prohibits the consummation of the Merger or any other transactions contemplated by this Agreement, including, without limitation, by vigorously pursuing all available avenues of administrative and judicial appeal and all available legislative action. The parties hereto will consult and cooperate with one another, and consider in good faith the views of one another, in connection with any analyses, appearances, presentations, memoranda, briefs, arguments, opinions and proposals made or submitted by or in behalf of any party hereto in connection with proceedings under or relating to the HSR Act or any other federal, state or foreign antitrust or fair trade law. Each party shall promptly notify the other party of any communication to that party from any Governmental Entity in connection with any required filing with, or approval or review by, such Governmental Entity in connection with the Merger and permit the other party to review in advance any such proposed communication to any Governmental Entity. Neither party shall agree to participate in any meeting with any Governmental Entity in respect of any such filings, investigation or other inquiry unless it consults with the other party in advance and, to the extent permitted by such Governmental Entity, gives the other party the opportunity to attend and participate thereat. Notwithstanding any other provision of this Agreement, in connection with seeking any such approval of a Governmental Entity, neither party shall, without the other party's prior written consent (which shall not be unreasonably withheld), commit to any divestiture transaction and neither party shall be required to agree to sell or hold separate and agree to sell, before or after the Effective Time, any of the Company's or Parent's businesses, product lines, properties or assets, or agree to any changes or restrictions in the operation of such businesses, product lines, properties or assets, if such divestiture or such restrictions would, individually or in the aggregate, materially adversely affect the financial condition or results of operations of Parent or the Company.

          (b) (i) The Company and Parent shall give (or shall cause their respective subsidiaries to give) any notices to third parties, and use, and cause their respective subsidiaries to use, all reasonable efforts to obtain any third party consents, (A) necessary, proper or advisable to consummate the transactions contemplated in this Agreement, (B) disclosed or required to be disclosed in the Company Disclosure Letter or the Parent Disclosure Letter, as the case may be, or (C) required to prevent a Company Material Adverse Effect or a Parent Material Adverse Effect from occurring prior to or after the Effective Time.

               (ii) In the event that either party shall fail to obtain any third party consent described in subsection (b)
          (i) above, such party shall use all reasonable efforts, and shall take any such actions reasonably requested by the other party hereto, to minimize any adverse effect upon the Company and Parent, their respective subsidiaries, and their respective businesses resulting, or which could reasonably be expected to result after the Effective Time, from the failure to obtain such consent.

          (c) From the date of this Agreement until the Effective Time, the Company shall promptly notify Parent in writing of any pending or, to the knowledge of the Company, threatened action, proceeding or investigation by any Governmental Entity or any other person (i) challenging or seeking material damages in connection with the Merger or the conversion of Company Common Stock into Parent Common Stock pursuant to the Merger or (ii) seeking to restrain or prohibit the consummation of the Merger or otherwise limit the right of Parent or, to the knowledge of the Company, its subsidiaries to own or operate all or any portion of the businesses or assets of the Company or its subsidiaries, which in either case is reasonably likely to have a Company Material Adverse Effect or a Parent Material Adverse Effect prior to or after the Effective Time.

          SECTION 6.6. LINE OF CREDIT. The parties shall upon execution of this Agreement execute a First Priority Secured Line of Credit Agreement in the form of Exhibit 6.6 attached hereto.

          SECTION 6.7. UPDATE DISCLOSURE; BREACHES. From and after the date of this Agreement until the Effective Time, each party hereto shall promptly notify the other party hereto by written update to its Disclosure Letter of (i) the occurrence, or non-occurrence, of any event that would be likely to cause any condition to the obligations of any party to effect the Merger and the other transactions contemplated by this Agreement not to be satisfied, or (ii) the failure of the Company or Parent, as the case may be, to comply with or satisfy any covenant, condition or agreement to be complied with or satisfied by it pursuant to this Agreement which would be likely to result in any condition to the obligations of any party to effect the Merger and the other transactions contemplated by this Agreement not to be satisfied; PROVIDED, HOWEVER, that the delivery of any notice pursuant to this Section 6.7 shall not cure any breach of any representation or warranty requiring disclosure of such matter prior to the date of this Agreement or otherwise limit or affect the remedies available hereunder to the party receiving such notice.

          SECTION 6.8. PUBLIC ANNOUNCEMENTS. Parent and the Company shall consult with each other before issuing any press release or otherwise making any public statements with respect to the Merger and shall not issue any such press release or make any such public statement prior to such consultation, except as may be required by Law or any listing agreement with Nasdaq or the National Association of Securities Dealers, Inc.

          SECTION 6.9. NASDAQ. Parent shall promptly prepare and submit to Nasdaq a listing application covering the shares of Parent Common Stock to be issued in the Merger, and shall use all reasonable efforts to cause such shares to be approved for listing on Nasdaq, subject to official notice of issuance, prior to the Effective Time.

          SECTION 6.10. INDEMNIFICATION OF DIRECTORS AND OFFICERS. (a) Parent and the Surviving Corporation shall take all action necessary so that the indemnification obligations set forth in the Company's Certificate and the Company's By-laws, in each case as of the date of this Agreement, shall survive the Merger (and, prior to the Effective Time, Parent shall cause the Certificate of Incorporation and By-laws of Merger Sub to reflect such provisions) and shall not be amended, repealed or otherwise modified for a period of six years after the Effective Time in any manner that would adversely affect the rights thereunder of the individuals who on or prior to the Effective Time were directors or officers of the Company or its subsidiaries with respect to occurrences prior to the Effective Time.

          (b) The Company shall, to the fullest extent permitted under applicable Law (which, in the event of any disagreement between the party seeking indemnification and the indemnifying party, shall be determined by independent counsel selected by the indemnifying party and reasonably acceptable to the party seeking indemnification) and regardless of whether the Merger becomes effective, indemnify and hold harmless, and, after the Effective Time, Parent and the Surviving Corporation shall, to the fullest extent permitted under applicable Law (which, in the event of any disagreement between the party seeking indemnification and the indemnifying party, shall be determined by independent counsel selected by the indemnifying party and reasonably acceptable to the party seeking indemnification), indemnify and hold harmless, each present and former director, officer, trustee or fiduciary of the Company and each Company Subsidiary and each such person who served at the request of the Company or any Company Subsidiary as a director, officer, trustee, partner, fiduciary, employee or agent of another corporation, partnership, joint venture, trust, pension or other employee benefit plan or enterprise (collectively, the "INDEMNIFIED PARTIES") against all costs and expenses (including reasonable attorneys' fees), judgments, fines, losses, claims, damages, liabilities and settlement amounts paid in connection with any claim, action, suit, proceeding or investigation (whether arising before or after the Effective Time), whether civil, administrative or investigative, arising out of or pertaining to any action or omission in their capacity as an officer or director, in each case occurring before the Effective Time (including the transactions contemplated by this Agreement). Without limiting the foregoing, in the event of any such claim, action, suit, proceeding or investigation, (i) the Company or Parent and the Surviving Corporation, as the case may be, shall pay the fees and expenses of counsel selected by any Indemnified Party, which counsel shall be reasonably satisfactory to the Company or to Parent and the Surviving Corporation, as the case may be, promptly after statements therefor are received (unless the Surviving Corporation shall elect to defend such action) and (ii) the Company and Parent and the Surviving Corporation shall cooperate in the defense of any such matter.

          (c) For six years from the Effective Time, the Surviving Corporation shall provide to the Company's current directors and officers liability insurance protection of the same kind and scope as that provided by the Parent's directors' and officers' liability insurance policies from time to time (copies of which have been made available to the Company).

          (d) In the event Parent, the Company or the Surviving Corporation or any of their respective successors or assigns (i) consolidates with or merges into any other person or shall not be the continuing or surviving corporation or entity in such consolidation or merger or (ii) transfers all or substantially all its properties and assets to any person, then, and in each case, proper provision shall be made so that the successors and assigns of Parent, the Company or the Surviving Corporation, as the case may be, honor their respective indemnification obligations set forth in this Section 6.10.

          (e) The obligations of the Company, the Surviving Corporation, and Parent under this Section 6.10 shall not be terminated or modified in such a manner as to adversely affect any director, officer, employee, agent or other person to whom this Section 6.10 applies without the consent of such affected director, officer, employee, agent or other person (it being expressly agreed that each such director, officer, employee, agent or other person to whom this
Section 6.10 applies shall be a third-party beneficiary of this Section 6.10).

          SECTION 6.11. PLAN OF REORGANIZATION. The Agreement is intended to constitute a "plan of reorganization" within the meaning of section 1.368-2(g) of the income tax regulations promulgated under the Code. From and after the date hereof and until the Effective Time, each party hereto shall use its reasonable best efforts to cause the Merger to qualify, and will not knowingly take any actions or cause any actions to be taken which could prevent the Merger from qualifying, as a reorganization under the provisions of section 368(a) of the Code. Following the Effective Time, neither the Surviving Corporation, Parent nor any of their affiliates shall take any action or cause any action to be taken which it knows would cause the Merger to fail to qualify as a reorganization under section 368(a) of the Code.

          SECTION 6.12.  INTENTIONALLY OMITTED.

          SECTION 6.13. OBLIGATIONS OF MERGER SUB. Parent shall take all action necessary to cause Merger Sub to perform its obligations under this Agreement and to consummate the Merger on the terms and conditions set forth in this Agreement.

          SECTION 6.14. VOTING AGREEMENTS. Concurrently with the execution hereof, (i) the Company shall deliver to Parent voting agreements substantially in the form of Exhibit 6.14(a) attached hereto executed by each of the persons identified in the Addendum to Exhibit 6.14(a) (ii) Parent shall deliver to the Company a voting agreement substantially in the form of Exhibit 6.14(b) attached hereto executed by Westell Technologies, Inc. Voting Trust formed pursuant to the Voting Trust Agreement dated February 23, 1994, as amended, and (iii) Parent shall deliver to the Company voting agreements substantially in the form of
Exhibit 6.14(c) attached hereto executed by each of the persons identified in the Addendum to Exhibit 6.14(c).

          SECTION 6.15. RETENTION AGREEMENTS. Concurrently with the execution hereof, Parent shall enter into a retention agreement with James Steenbergen substantially in the form of Exhibit 6.15 attached hereto. After the date hereof and prior to the Effective Time, Parent and the Company shall reasonably cooperate to develop and adopt an employee retention plan for key employees of the Company which shall be subject to Parent approval.


                                   ARTICLE VII

                               CLOSING CONDITIONS

          SECTION 7.1. CONDITIONS TO OBLIGATIONS OF EACH PARTY UNDER THIS AGREEMENT. The respective obligations of each party to effect the Merger and the other transactions contemplated herein shall be subject to the satisfaction at or prior to the Effective Time of the following conditions, any or all of which may be waived, in whole or in part, to the extent permitted by applicable
Law:

          (a) EFFECTIVENESS OF THE REGISTRATION STATEMENT. The Registration Statement shall have been declared effective by the SEC under the Securities Act. No stop order suspending the effectiveness of the Registration Statement shall have been issued by the SEC and no proceedings for that purpose shall have been initiated or, to the knowledge of Parent or the Company, threatened by the SEC.

          (b) STOCKHOLDER APPROVAL. The matters specified in Section 3.4 of this Agreement shall have been approved and adopted by the requisite vote of the stockholders of the Company and the matters specified in Section 4.4 of this Agreement shall have been approved by the requisite affirmative vote of the Parent Common Stock and Parent Class B Common Stock.

          (c) NO ORDER. No Governmental Entity or federal or state court of competent jurisdiction shall have enacted, issued, promulgated, enforced or entered any statute, rule, regulation, executive order, decree, judgment, injunction or other order (whether temporary, preliminary or permanent), in any case which is in effect and which prevents or prohibits consummation of the Merger or any other transactions contemplated in this Agreement;

          PROVIDED, HOWEVER, that the parties shall use their reasonable best efforts to cause any such decree, judgment, injunction or other order to be vacated or lifted.

          (d) CONSENTS AND APPROVALS. All consents, approvals and authorizations set forth in Section 3.5 or 4.5 or the related sections of the Company Disclosure Letter or the Parent Disclosure Letter required to be obtained to consummate the Merger shall have been obtained, except for such consents, approvals and authorizations the failure of which to obtain would not have a Company Material Adverse Effect or a Parent Material Adverse Effect after the Effective Time.

          (e) HSR ACT. The applicable waiting period, together with any extensions thereof, under the HSR Act shall have expired or been terminated.

          (f) NASDAQ. The shares of Parent Common Stock issuable to the Company's stockholders in the Merger shall have been approved for quotation on Nasdaq, subject to official notice of issuance.

          (g) TAX OPINIONS. (A) Parent and the Company shall have received the opinion of their respective counsel, McDermott, Will & Emery and Heller Ehrman White & McAuliffe, based upon facts, representations and assumptions set forth in such opinion which are consistent with the state of facts existing at the Effective Time, to the effect that (i) the Merger will be treated for federal income tax purposes as a reorganization qualifying under the provisions of section 368(a) of the Code, and Parent, Merger Sub and the Company will each be a party to the reorganization, and (ii) no gain or loss will be recognized by Parent, Merger Sub or the Company as a result of the Merger, and (B) the Company shall have received the opinion of Heller Ehrman White & McAuliffe, based upon facts, representations and assumptions set forth in such opinion which are consistent with the state of facts existing at the Effective Time, to the effect that no gain or loss will be recognized by the stockholders of the Company who exchange their Company Common Stock solely for Parent Common Stock pursuant to the Merger, each dated the date of the Effective Time; provided, however, that if counsel to either Parent or the Company does not render such opinion, this condition will be deemed satisfied with respect to such party if counsel for the other party renders such opinion to such party. In rendering such opinions, counsel may require and rely upon representations contained in certificates of officers of Parent, the Company and certain stockholders of Parent and the Company.

          SECTION 7.2. ADDITIONAL CONDITIONS TO OBLIGATIONS OF PARENT AND MERGER SUB. The obligations of Parent and Merger Sub to effect the Merger and the other transactions contemplated herein are also subject to the following conditions, any or all of which may be waived, in whole or in part, to the extent permitted by applicable Law:

          (a) REPRESENTATIONS AND WARRANTIES. The representations and warranties of the Company contained in this Agreement (without giving effect to any update to the Company Disclosure Letter under Section 6.7) shall be true and correct in all material respects (except that where any statement in a representation or warranty expressly includes a standard of materiality, such statement shall be true and correct in all respects giving effect to such standard) as of the Effective Time as though made on and as of the Effective Time, except (i) for changes specifically permitted by the terms of this Agreement and (ii) that those representations and warranties which address matters only as of a particular date shall remain true and correct as of such date. Parent shall have received a certificate of the Chief Executive Officer or Chief Financial Officer of the Company to that effect.

          (b) AGREEMENTS AND COVENANTS. The Company shall have performed or complied in all material respects with all agreements and covenants required by this Agreement to be performed or complied with by it on or prior to the Effective Time. Parent shall have received a certificate of the Chief Executive Officer or Chief Financial Officer of the Company to that effect.

          (c) 1997 FINANCIAL STATEMENTS. The financial statements of the Company for the year ended August 31, 1997 shall have been issued together with an unqualified report of Arthur Andersen LLP thereon, except as set forth in Section 7.2(c) of the Company Disclosure Letter.

          (d) There shall have been no events, changes or effects with respect to the Company or Company Subsidiaries having, or which could reasonably be expected to have a Company Material Adverse Effect, and at the Closing the Company shall have delivered to Parent a certificate to that effect.

          (e)  Seventy Percent (70%) of the key personnel identified in Exhibit
     7.2 shall remain employed by the Company as of the Effective Time.

          SECTION 7.3. ADDITIONAL CONDITIONS TO OBLIGATIONS OF THE COMPANY. The obligation of the Company to effect the Merger and the other transactions contemplated in this Agreement is also subject to the following conditions, any or all of which may be waived, in whole or in part, to the extent permitted by applicable Law:

          (a) REPRESENTATIONS AND WARRANTIES. The representations and warranties of Parent contained in this Agreement (without giving effect to any update to the Parent Disclosure Letter under Section 6.7) shall be true and correct in all material respects (except that where any statement in a representation or warranty expressly includes a standard of materiality, such statement shall be true and correct in all respects giving effect to such standard) as of the Effective Time as though made on and as of the Effective Time, except (i) for changes specifically permitted by the terms of this Agreement and (ii) that those representations and warranties which address matters only as of a particular date shall remain true and correct as of such date. The Company shall have received a certificate of the Chief Executive Officer or Chief Financial Officer of Parent to that effect.

          (b) AGREEMENTS AND COVENANTS. Parent shall have performed or complied in all material respects with all agreements and covenants required by this Agreement to be performed or complied with by it on or prior to the Effective Time. The Company shall have received a certificate of the Chief Executive Officer or Chief Financial Officer of Parent to that effect.

          (c) There shall have been no events, changes or effects with respect to Parent or Parent Subsidiaries having, or which could reasonably be expected to have a Parent Material Adverse Effect on Parent, and at the Closing Parent shall have delivered to the Company a certificate to that effect.


                                  ARTICLE VIII

                        TERMINATION, AMENDMENT AND WAIVER

          SECTION 8.1. TERMINATION. This Agreement may be terminated at any time prior to the Effective Time, whether before or after approval of this Agreement and the Merger by the stockholders of the Company and Parent:

          (a)  by mutual consent of Parent, Merger Sub and the Company;

          (b) (i) by Parent (provided that Parent is not then in material breach of any representation, warranty, covenant or other agreement contained herein), if there has been a breach by the Company of any of its representations, warranties, covenants or agreements contained in this Agreement, or any such representation and warranty shall have become untrue, in any such case such that Section 7.2(a) or Section 7.2(b) will not be satisfied and such breach or condition has not been promptly cured within 30 days following receipt by the Company of written notice of such breach;

               (ii) by the Company (provided that the Company is not then in material breach of any representation, warranty, covenant or other agreement contained herein), if there has been a breach by Parent of any of its representations, warranties, covenants or agreements contained in this Agreement, or any such representation and warranty shall have become untrue, in any such case such that Section 7.3(a) or Section 7.3(b) will not be satisfied and such breach or condition has not been promptly cured within 30 days following receipt by Parent of written notice of such breach;

          (c) by either Parent or the Company if any decree, permanent injunction, judgment, order or other action by any court of competent jurisdiction or any Governmental Entity preventing or prohibiting consummation of the Merger shall have become final and nonappealable;

          (d) by either Parent or the Company if the Merger shall not have been consummated before February 28, 1998, unless the failure of the Closing to occur by such date shall be due to the failure of the party seeking to terminate this Agreement to perform or observe in all material respects the covenants and agreements of such party set forth herein; PROVIDED, HOWEVER, that this Agreement may be extended not more than 60 days by Parent or the Company by written notice to the other party if the Merger shall not have been consummated as a direct result of (i) the Company or Parent having failed to receive all regulatory approvals or consents required to be obtained by the Company or Parent with respect to the Merger or (ii) the existence of litigation or any governmental proceeding seeking to prevent or prohibit consummation of the Merger;

          (e) by the Company if it determines to accept a Superior Proposal pursuant to Section 6.4 hereof; provided that such termination under clause
     (e) shall not be effective unless the Company gives notice to the Parent at least three (3) business days prior to entering into any agreement with respect to a Superior Proposal and shall not be effective until the Company has delivered the Company Breakup Fee pursuant to Section 8.2(b). The Company shall not accept a Superior Proposal unless it terminates this Agreement and pays the Company Breakup Fee to the Parent.

          (f) by Parent if the if the matters described in Section 3.4 of this Agreement shall fail to receive the requisite vote for approval and adoption by the stockholders of the Company at the Company Meeting or any adjournment or postponement thereof.

          (g) by the Company if the matters described in Section 3.4 of this Agreement shall fail to receive the requisite vote for approval and adoption by the stockholders of the Company at the Company Meeting or any adjournment or postponement thereof (except in connection with a breach by the Company of its covenants under this Agreement).

          (h) by the Company if the matters described in Section 4.4 of this Agreement shall fail to receive the requisite vote for approval by the stockholders of Parent at the Parent Meeting or any adjournment or postponement thereof (except in connection with a breach by the Company of its covenants under this Agreement).

          SECTION 8.2. EFFECT OF TERMINATION. (a) In the event of the termination of this Agreement by either the Company or Parent pursuant to
Section 8.1, this Agreement shall forthwith become void, there shall be no liability under this Agreement on the part of Parent or the Company, other than the provisions of Section 6.3, this Section 8.2 and Section 8.5, and except to the extent that such termination results from the wilful and material breach by a party of any of its representations, warranties, covenants or agreements set forth in this Agreement.

     (b) In the event of termination of this Agreement without consummation of the transactions contemplated hereby by the Company pursuant to Section 8.1(e) and at that time there shall not have occurred a Parent Material Adverse Effect which has not been promptly cured within 30 days following receipt by Parent of written notice of such breach, then the Company shall make payment to Parent simultaneously therewith by wire transfer of immediately available funds of a breakup fee in the amount of $14,774,000 (the "COMPANY BREAKUP FEE").

    (c) If (i) this Agreement is terminated without consummation of the transactions contemplated in this Agreement by the Company pursuant to Section 8.1(g), (ii) at that time there shall not have occurred a Parent Material Adverse Effect which has not been promptly cured within 30 days following receipt by Parent of written notice of such breach and (iii) at that time an unsolicited Competing Transaction (as defined herein) shall have been proposed publicly or been otherwise made available to non-director stockholders of the Company, then the Company shall make payment of the Company Breakup Fee to the Parent by wire transfer of immediately available funds immediately upon consummation of a Competing Transaction if such Competing Transaction is consummated within six (6) months from the time of the vote of the stockholders of the Company on the Merger and such consummated Competing Transaction is with the party (or an affiliate of the party) which had proposed an unsolicited Competing Transaction which was received by the Company prior to the Company's stockholders' vote on the Merger. A "COMPETING TRANSACTION" with respect to the Company, means any of the following involving the Company other than the Merger: any proposed (i) merger, consolidation, share exchange, business combination or other similar transaction involving the Company, (ii) sale, lease, exchange transfer or other disposition directly or indirectly of 50% or more of the consolidated assets of the Company and the Company Subsidiaries, taken as a whole, or (iii) transaction in which any person shall acquire beneficial ownership (as such term is defined in Rule 13d-3 under the Exchange Act), or the right to acquire beneficial ownership of, or any "group" (as such term is defined under the Exchange Act) shall have been formed which beneficially owns or has the right to acquire beneficial ownership of, 50% or more of the outstanding voting capital stock of the Company.

     (d) If (i) this Agreement is terminated without consummation of the transactions contemplated hereby by the Company pursuant to Section 8.1(g), (ii) at that time there shall not have occurred a Parent Material Adverse Effect which has not been promptly cured within 30 days following receipt by Parent of written notice of such breach, (iii) at that time an unsolicited Competing Transaction shall have been proposed publicly or been otherwise made available to non-director stockholders of the Company, and (iv) an agreement with respect to a Competing Transaction is subsequently entered into to by the Company within 75 days after the vote of the Company's stockholders with a party other than the party (or any of its affiliates) which had proposed the unsolicited Competing Transaction which was received by the Company prior to the Company's Stockholders' vote on the Merger, then the Company shall make payment of the Company Breakup Fee to the Parent by wire transfer of immediately available funds immediately upon consummation of such subsequently proposed Competing Transaction if such subsequently proposed Competing Transaction is consummated within six (6) months after the vote of the stockholders of the Company on the Merger.

     (e) The Company and Parent shall use their reasonable best efforts to enter into a non-exclusive, non-assignable (except upon the sale or transfer of the whole business) license, without the right to sublicense, regarding the Company Intellectual Property on commercially acceptable terms (including pass-through royalty on licensed technology) subsequent to the execution of this Agreement. Such license shall become effective immediately in the event of, but only upon, a termination of this Agreement without consummation of the transactions contemplated hereby by the Company pursuant to Section 8.1(e) or pursuant to Section 8.1(g) if at the time of such vote by the stockholders of the Company a Competing Transaction shall have been proposed.

          SECTION 8.3. AMENDMENT. This Agreement may be amended by the parties hereto by action taken by or on behalf of their respective Boards of Directors at any time prior to the Effective Time; PROVIDED, HOWEVER, that, after approval of the Merger by the stockholders of the Company, no amendment may be made which would reduce the amount or change the type of consideration into which each share of Company Common Stock shall be converted pursuant to this Agreement upon consummation of the Merger. This Agreement may not be amended except by an instrument in writing signed by the parties hereto.

          SECTION 8.4. WAIVER. At any time prior to the Effective Time, any party hereto may (a) extend the time for the performance of any of the obligations or other acts of the other party hereto, (b) waive any inaccuracies in the representations and warranties of the other party contained herein or in any document delivered pursuant hereto and (c) waive compliance by the other party with any of the agreements or conditions contained herein; PROVIDED, HOWEVER, that after any approval of the transactions contemplated by this Agreement by the stockholders of the Company, there may not be, without further approval of such stockholders, any extension or waiver of this Agreement or any portion thereof which reduces the amount or changes the form of the consideration to be delivered to the holders of Company Common Stock hereunder other than as contemplated by this Agreement. Any such extension or waiver shall be valid only if set forth in an instrument in writing signed by the party or parties to be bound thereby, but such extension or waiver or failure to insist on strict compliance with an obligation, covenant, agreement or condition shall not operate as a waiver of, or estoppel with respect to, any subsequent or other failure.

          SECTION 8.5. FEES AND EXPENSES. All expenses incurred by the parties hereto shall be borne solely and entirely by the party which has incurred the same; PROVIDED, HOWEVER, that each of Parent and the Company shall pay one-half of the expenses related to printing, filing and mailing the Registration Statement and the Proxy Statement and all SEC and other regulatory filing fees incurred in connection with the Registration Statement and the Proxy Statement.


                                   ARTICLE IX

                               GENERAL PROVISIONS

          SECTION 9.1. NON-SURVIVAL OF REPRESENTATIONS AND WARRANTIES. None of the representations and warranties in this Agreement or in any instrument delivered pursuant to this Agreement shall survive the Effective Time. This
Section 9.1 shall not limit any covenant or agreement of the parties which by its terms contemplates performance after the Effective Time.

          SECTION 9.2. NOTICES. All notices and other communications given or made pursuant hereto shall be in writing and shall be deemed to have been duly given or made as of the date delivered, mailed or transmitted, and shall be effective upon receipt, if delivered personally, mailed by registered or certified mail (postage prepaid, return receipt requested) to the parties at the following addresses (or at such other address for a party as shall be specified by like changes of address) or sent by electronic transmission to the telecopier number specified in Exhibit 9.2 hereto.

          SECTION 9.3. CERTAIN DEFINITIONS. For purposes of this Agreement, the term:

          (a) "AFFILIATE" means a person that directly or indirectly, through one or more intermediaries, controls, is controlled by, or is under common control with, the first-mentioned person;

          (b) "BENEFICIAL OWNER" means with respect to any shares of Company Common Stock, Parent Common Stock or Parent Class B Common Stock, a person who shall be deemed to be the beneficial owner of such shares (i) which such person or any of its affiliates or associates beneficially owns, directly or indirectly, (ii) which such person or any of its affiliates or associates (as such term is defined in Rule 12b-2 of the Exchange Act) has, directly or indirectly, (A) the right to acquire (whether such right is exercisable immediately or subject only to the passage of time), pursuant to any agreement, arrangement or understanding or upon the exercise of conversion rights, exchange rights, warrants or options, or otherwise, or (B) the right to vote pursuant to any agreement, arrangement or understanding, (iii) which are beneficially owned, directly or indirectly, by any other persons with whom such person or any of its affiliates or associates has any agreement, arrangement or understanding for the purpose of acquiring, holding, voting or disposing of any such shares or (iv) pursuant to
     Section 13(d) of the Exchange Act and any rules or regulations promulgated thereunder;

          (c) "BUSINESS DAY" shall mean any day other than a day on which banks in the State of New York are authorized or obligated to be closed;

          (d) "CONTROL" (including the terms "CONTROLLED BY" and "UNDER COMMON CONTROL WITH") means the possession, directly or indirectly or as trustee or executor, of the power to direct or cause the direction of the management or policies of a person, whether through the ownership of stock or as trustee or executor, by contract or credit arrangement or otherwise;

          (e) "KNOWLEDGE" will be deemed to be present when the matter in question was brought to the attention of any executive officer of Parent or the Company, as the case may be;

          (f) "PERSON" means an individual, corporation, limited liability company, partnership, association, trust, unincorporated organization, other entity or group (as defined in Section 13(d) of the Exchange
     Act);

          (g) "SUBSIDIARY" or "SUBSIDIARIES" of Parent, the Company, the Surviving Corporation or any other person means any corporation, partnership, joint venture or other legal entity of which Parent, the Company, the Surviving Corporation or such other person, as the case may be (either alone or through or together with any other subsidiary), owns, directly or indirectly, 50% or more of the stock or other equity interests the holders of which are generally entitled to vote for the election of the Board of Directors or other governing body of such corporation or other legal entity.

          SECTION 9.4. HEADINGS. The headings contained in this Agreement are for reference purposes only and shall not affect in any way the meaning or interpretation of this Agreement.

          SECTION 9.5. SEVERABILITY. If any term or other provision of this Agreement is invalid, illegal or incapable of being enforced by any rule of Law or public policy, all other conditions and provisions of this Agreement shall nevertheless remain in full force and effect so long as the economic or legal substance of the transactions contemplated hereby is not affected in any manner materially adverse to any party. Upon such determination that any term or other provision is invalid, illegal or incapable of being enforced, the parties hereto shall negotiate in good faith to modify this Agreement so as to effect the original intent of the parties as closely as possible in an acceptable manner to the end that transactions contemplated hereby are fulfilled to the extent possible.

          SECTION 9.6. COMPANY AND PARENT DISCLOSURE LETTERS. Disclosures of the Company or Parent set forth in any schedule to the Company or Parent Disclosure Letters, respectively, shall be deemed to be disclosed only for the purposes of the particular schedule upon which such disclosure is identified and shall not be deemed to be disclosed for the purposes of any other schedule of the Company or Parent Disclosure Letter, respectively.

          SECTION 9.7. ENTIRE AGREEMENT. This Agreement (together with the Schedules, Exhibits, Parent and Company Disclosure Letters and the other documents delivered pursuant hereto) and the Confidentiality Agreements constitute the entire agreement of the parties and supersede all prior agreements and undertakings, both written and oral, between the parties, or any of them, with respect to the subject matter hereof and, except as otherwise expressly provided herein, are not intended to confer upon any other person any rights or remedies hereunder. No prior drafts of this Agreement shall be used as evidence of the intent the intent of the parties or for any other purposes.

          SECTION 9.8. ASSIGNMENT. This Agreement shall not be assigned by operation of law or otherwise.

          SECTION 9.9. PARTIES IN INTEREST. This Agreement shall be binding upon and inure solely to the benefit of each party hereto and their respective successors and assigns, and nothing in this Agreement, express or implied, other than pursuant to Section 2.4, 6.6(b), or 6.10 or the right to receive the consideration payable in the Merger pursuant to Article II, is intended to or shall confer upon any other person any right, benefit or remedy of any nature whatsoever under or by reason of this Agreement.

          SECTION 9.10. MUTUAL DRAFTING. Each party hereto has participated in the drafting of this Agreement, which each party acknowledges is the result of extensive negotiations between the parties.

          SECTION 9.11. GOVERNING LAW. This Agreement shall be governed by, and construed in accordance with, the Laws of the State of Delaware.

          SECTION 9.12. COUNTERPARTS. This Agreement may be executed in one or more counterparts, and by the different parties hereto in separate counterparts, each of which when executed shall be deemed to be an original but all of which taken together shall constitute one and the same agreement.

          IN WITNESS WHEREOF, Parent and the Company have caused this Agreement to be executed as of the date first written above by their respective officers thereunto duly authorized.

                                   WESTELL TECHNOLOGIES, INC.


                                   By: /s/ Gary F. Seamans
                                   Name:
                                   Title:



                                   KAPPA ACQUISITION CORP.


                                   By:  /s/ Gary F. Seamans
                                   Name:
                                   Title:



                                   AMATI COMMUNICATIONS CORPORATION


                                   By: /s/ James Steenbergen
                                   Name:  James Steenbergen
                                   Title: President & CEO


                                                                   EXHIBIT 6.14a

                       VOTING AGREEMENT   DIRECTOR OF ACC

     This Voting Agreement (the "Agreement") dated as of September 30, 1997 is entered into by and between the undersigned (the "Stockholder"), and Westell Technologies, Inc., a Delaware corporation (the "Parent").

     AGREEMENT. In consideration of the recitals, respective representations, warranties, covenants and agreements set forth herein and in that certain Agreement of Merger, dated as of September 30, 1997 (the "Merger Agreement"), among Parent, Kappa Acquisition Corp., a Delaware corporation and a wholly-owned subsidiary of Company ("Merger Sub") and Amati Communications Corporation, a Delaware corporation (the "Company") (the transactions contemplated by the Merger Agreement being referred to herein as the "Merger"), the Stockholder hereby agrees with the Parent that, prior to the earlier to occur of the valid termination of the Merger Agreement or the Effective Time (as defined in the Merger Agreement), Stockholder will appear at any annual or special meeting of stockholders of the Company called to consider and vote on matters relating to the Merger (the "Meeting") or otherwise cause the Securities to be counted as present at the Meeting for purposes of establishing a quorum and vote or consent (or cause to be voted or consented) and will vote all of the capital stock of the Company for which Stockholder has the power, right, option or ability to vote or direct the voting of in favor of the Merger and in favor of all other matters with respect to the Merger proposed at the Meeting and against any proposal, action or agreement that would result in a breach of any covenant, representation or warranty or any other obligation or agreement of the Company under the Merger Agreement assuming that the Company had received stockholder approval of such matters with respect to the Merger.

     TERMINATION.    Stockholder's agreement  to  vote as  indicated  above will expire and be of no further effect on the earlier to occur of (i) the adjournment without continuation of the Meeting and (ii) February 28, 1998.

     INDEMNIFICATION. The Parent shall indemnify and hold harmless Stockholder and Stockholder's affiliates (the "Indemnified Parties") against and from any costs, expenses (including reasonable attorneys' fees), settlement payments, claims, demands, judgments, fines, penalties, losses, damages and liabilities incurred in connection with any claim, suit, action or proceeding (whether asserted, commenced or arising before or after the Effective Time) that arises directly or indirectly from or relates directly or indirectly to (a) the execution, delivery or performance of this Agreement, or (b) any of the transactions contemplated by this Agreement. In the event any such claim, suit, action or proceeding is asserted or commenced against any Indemnified Party, (i) the Parent shall advance and pay the reasonable fees and expenses of any counsel retained by such Indemnified Party in connection with such claim, suit, action or proceeding promptly after receipt of a request therefor from such Indemnified Party, and (ii) the Parent shall cooperate with such Indemnified Party and such Indemnified Party's counsel in the defense of such claim, suit, action or proceeding. The Parent agrees to pay all expenses, including attorneys' fees, which may be incurred by any of the Indemnified Parties in enforcing the indemnity and other obligations provided for in this paragraph.


     DEFINITIONS.

     a. "BENEFICIALLY OWN" OR "BENEFICIAL OWNERSHIP" with respect to any securities means having "beneficial ownership" of such securities as determined pursuant to Rule 13d-3 under the Securities Exchange Act of 1934, as amended (the "Exchange Act"). Without duplicative counting of the same securities by the same holder, securities Beneficially Owned by a person include securities Beneficially Owned by all other persons with whom such person would constitute a "group" within the meaning of Section 13(d) of the Exchange Act with respect to the securities of the same issuer.

     b. "EXISTING SHARES" means shares of Common Stock of the Company (the "Company Common Stock") Beneficially Owned by Stockholder as of the date hereof.

     c. "SECURITIES" means the Existing Shares together with any shares of Company Common Stock or other securities of the Company acquired by Stockholder in any capacity after the date hereof and prior to the termination of this Agreement whether upon the exercise of options, warrants or rights, the conversion or exchange of convertible or exchangeable securities, or by means of purchase, dividend, distribution, split-up, recapitalization, combination, exchange of shares or the like, gift, bequest, inheritance or as a successor in interest in any capacity or otherwise.

     REPRESENTATIONS AND WARRANTIES.  Stockholder represents and warrants that:

     a. OWNERSHIP OF SHARES. On the date hereof, Stockholder is the sole record and Beneficial Owner of the Existing Shares consisting of the number of shares of Company Common Stock set forth on the signature page hereto. On the date hereof, the Existing Shares constitute all of the shares of Company Common Stock owned of record or Beneficially Owned by Stockholder. There are no outstanding options or other rights to acquire from Stockholder or obligations of Stockholder to sell or to acquire, any shares of Company Common Stock. Stockholder has sole voting power and sole power to issue instructions with respect to the matters set forth in Sections 1 and 8 hereof, and power to agree to all of the matters set forth in this Agreement, in each case with respect to all of the Existing Shares with no limitations, qualifications or restrictions on such rights, subject to applicable securities laws, the terms of this Agreement and the terms of the Voting Trust.

     b. POWER; BINDING AGREEMENT. Stockholder has the legal capacity, power and authority to enter into and perform all of Stockholder's obligations under this Agreement. This Agreement has been duly and validly executed and delivered by Stockholder and constitutes a valid and binding agreement of Stockholder, enforceable against Stockholder in accordance with its terms except that (i) such enforcement may be subject to applicable bankruptcy, insolvency or other similar laws, now or hereafter in effect, affecting creditors' rights generally, and (ii) the remedy of specific performance and injunctive and other forms of equitable relief may be subject to equitable defenses and to the discretion of the court before which any proceeding therefor may be brought.

     c. NO CONFLICTS. Except for filings under the Exchange Act, no filing with, and no permit, authorization, consent or approval of , any state or federal public body or authority ("Governmental Entity") is necessary for the execution of this Agreement by Stockholder and the consummation by Stockholder of the transactions contemplated hereby, none of the execution and delivery of this Agreement by Stockholder, the consummation by Stockholder of the transactions contemplated hereby or compliance by Stockholder with any of the provisions hereof shall (i) conflict with or result in any breach of any organizational documents applicable to Stockholder, (ii) result in a violation or breach of, or constitute (with or without notice or lapse of time or both) a default (or give rise to any third party right of termination, cancellation, material modification or acceleration) under any of the terms, conditions or provisions of any note, loan agreement, bond, mortgage, indenture, license, contract, commitment, arrangement, understanding, agreement or other instrument or obligation of any kind to which Stockholder is a party or by which Stockholder or any of its properties or assets may be bound, or (iii) violate any order, writ, injunction, decree, judgment, order, statute, rule or regulation applicable to Stockholder or any of Stockholder's properties or assets.

     d. NO ENCUMBRANCE. Except as permitted by this Agreement, the Existing Shares are now and, at all times during the term hereof, will be (except for Securities disposed of after the date hereof), held by Stockholder, or by a nominee or custodian for the benefit of Stockholder, free and clear of all mortgages, claims, charges, liens, security interests, pledges or options, proxies, voting trusts or agreements, understandings or arrangements or any rights whatsoever ("Encumbrances"), except for any such Encumbrances arising hereunder.

     e. NO FINDER'S FEES. No broker, investment banker, financial advisor or other person is entitled to any broker's, finder's, financial adviser's or other similar fee or commission in connection with the transactions contemplated hereby based upon arrangements made by or on behalf of Stockholder, except for Hambrecht & Quist LLC.

     6. RELIANCE BY PARENT. Stockholder understands and acknowledges that the Parent is entering into the Merger Agreement in reliance upon Stockholder's execution and delivery of this Agreement.

     7. DISCLOSURE. Stockholder hereby agrees to permit the Parent to publish and disclose in the S-4 registration statement and joint proxy statement (including all documents and schedules filed with the Securities and Exchange Commission) and any press release or other disclosure documents in connection with the Merger and any transactions related thereto, to the extent required by applicable law (including the Securities Act of 1933, as amended, and the Exchange Act and the regulations promulgated under each of such acts) Stockholder's identity and ownership of Company Common Stock and the nature of Stockholder's commitments, arrangements and understandings under this Agreement.

     8. CERTAIN ACTIONS. Prior to the termination of this Agreement, Stockholder agrees not to, directly or indirectly, take any action that would make any representation or warranty of Stockholder contained herein untrue or incorrect.

     9. DISTRIBUTIONS. In the event of a stock dividend or distribution, or any change in the Company Common Stock by reason of any stock dividend, split-up, recapitalization, combination, exchange of share or the like, the terms "Existing Shares" and "Securities" will be deemed to refer to and include the shares of Company Common Stock as well as all such stock dividends and distributions and any shares into which or for which any or all of the Securities may be changed or exchanged and appropriate adjustments shall be made to the terms and provisions of this Agreement.

     10. ASSIGNABILITY. Neither this Agreement nor any of the rights, interests or obligations hereunder shall be assigned by Stockholder, on the one hand, without the prior written consent of the Parent nor by the Parent, on the other hand, without the prior written consent of Stockholder. Subject to the preceding sentence, this Agreement will be binding upon, inure to the benefit of and be enforceable by the parties and their respective representatives, executors, administrators, estate, heirs, successors and assigns.

     11. AMENDMENTS. This Agreement may not be amended except by an instrument in writing signed by each of the parties hereto.

     12. COUNTERPARTS. This Agreement may be executed in one or more counterparts, all of which shall be deemed to be one and the same agreement, and shall become effective when one or more of the counterparts have been signed by each of the parties and delivered to the other party, it being understood that each party need not sign the same counterpart.

     13. ENTIRE AGREEMENT. This Agreement (including the documents and instruments referenced herein) (i) constitutes the entire agreement and supersedes all prior agreements and understandings, both written and oral, between the parties with respect to the subject mater hereof and (ii) is not intended to confer upon any person other than the parties hereto (and the other Indemnified Parties) any rights or remedies hereunder.

     14. GOVERNING LAW. This Agreement shall be governed by, and construed in accordance with, the laws of the State of Delaware regardless of the laws that might otherwise govern under applicable principles of conflicts of law thereof.

     15. FIDUCIARY DUTIES. Nothing in this Agreement shall, and nothing in this Agreement shall be deemed to, prevent Stockholder from acting in accordance with any of his fiduciary duties as a director of Company or otherwise limit the ability of affiliates of Stockholder to take any action in any of their capacities as a director or officer of Company.

     16. CORPORATE ACTION. If prior to the execution hereof, the Board of Directors of Company shall not have duly and validly authorized and approved by all necessary corporate action, the Merger Agreement and the transactions contemplated thereby, then this Agreement shall be void and unenforceable until such time as such authorization and approval shall have been duly and validly obtained.

     17. SPECIFIC PERFORMANCE. The parties agree that irreparable damage would occur in the event that any of the provisions of this Agreement were not performed in accordance with their specific terms or were otherwise breached. It is accordingly agreed that the parties shall be entitled to an injunction or injunctions to prevent breaches of this Agreement and to enforce specifically the terms and provisions of this Agreement in any court of the United States located in the State of Delaware or in a Delaware state court, this being in addition to any other remedy to which they are entitled at law or in equity.

     18. ENFORCEABILITY. If any term or provision of this Agreement is invalid, illegal or incapable of being enforced by any rule of law or public policy, all other conditions and provisions of this Agreement shall nevertheless remain in full force and effect.

                          *             *             *



     IN WITNESS WHEREOF, the undersigned have caused this Agreement to be executed as of the date first above written.



          Number of Existing Shares
James Steenbergen        Beneficially Owned by
          Stockholder: ___________





                                   WESTELL TECHNOLOGIES, INC.


                                   By:
                                   Its:



     IN WITNESS WHEREOF, the undersigned have caused this Agreement to be executed as of the date first above written.



          Number of Existing Shares
Donald Lucas        Beneficially Owned by
          Stockholder: ___________





                                        WESTELL TECHNOLOGIES, INC.


                                        By:
                                        Its:



     IN WITNESS WHEREOF, the undersigned have caused this Agreement to be executed as of the date first above written.



          Number of Existing Shares
Aamer Latif         Beneficially Owned by
          Stockholder: ___________





                                   WESTELL TECHNOLOGIES, INC.


                                   By:
                                   Its:


     IN WITNESS WHEREOF, the undersigned have caused this Agreement to be executed as of the date first above written.



          Number of Existing Shares
James Gibbons       Beneficially Owned by
          Stockholder: ___________





                                   WESTELL TECHNOLOGIES, INC.


                                   By:
                                   Its:


                                                                   EXHIBIT 6.14b

                                VOTING AGREEMENT

     This Voting Agreement (the "Agreement") dated as of September 30, 1997 is entered into by and between Robert C. Penny III and Melvin J. Simon, Trustees of the Westell Technologies, Inc. Voting Trust (formerly the Electronic Information Technologies, Inc. Voting Trust) (the "Voting Trust") dated February 23, 1994 as amended, (together, the "Stockholder"), and Amati Communications Corporation, a Delaware corporation (the "Company").

     AGREEMENT. In consideration of the recitals, respective representations, warranties, covenants and agreements set forth herein and in that certain Agreement of Merger, dated as of September 30, 1997 (the "Merger Agreement"), among Westell Technologies, Inc., a Delaware corporation ("Parent"), Kappa Acquisition Corp., a Delaware corporation and a wholly-owned subsidiary of Parent ("Merger Sub") and the Company (the transactions contemplated by the Merger Agreement being referred to herein as the "Merger"), the Stockholder hereby agrees with the Company that, prior to the earlier to occur of the valid termination of the Merger Agreement or the Effective Time (as defined in the Merger Agreement), Stockholder will appear at any annual or special meeting of stockholders of Parent called to consider and vote on matters relating to the Merger (the "Meeting") or otherwise cause the Securities to be counted as present at the Meeting for purposes of establishing a quorum and vote or consent (or cause to be voted or consented) and will vote all of the capital stock of Parent for which Stockholder has the power, right, option or ability to vote or direct the voting of in favor of the amendment to the Certificate of Incorporation of Parent required by Section 7.1(b) of the Merger Agreement and in favor of all other matters with respect to the Merger proposed at the Meeting and against any proposal, action or agreement that would result in a breach of any covenant, representation or warranty or any other obligation or agreement of Parent under the Merger Agreement assuming that Parent had received stockholder approval of such amendment and such other matters with respect to the Merger.

     TERMINATION.   Stockholder's  agreement  to vote  as  indicated above  will expire and be of no further effect on the earlier to occur of (i) the adjournment without continuation of the Meeting and (ii) February 28, 1998.

     INDEMNIFICATION. The Company shall indemnify and hold harmless Stockholder and Stockholder's affiliates (the "Indemnified Parties") against and from any costs, expenses (including reasonable attorneys' fees), settlement payments, claims, demands, judgments, fines, penalties, losses, damages and liabilities incurred in connection with any claim, suit, action or proceeding (whether asserted, commenced or arising before or after the Effective Time) that arises directly or indirectly from or relates directly or indirectly to (a) the execution, delivery or performance of this Agreement, or (b) any of the transactions contemplated by this Agreement. In the event any such claim, suit, action or proceeding is asserted or commenced against any Indemnified Party, (i) the Company shall advance and pay the reasonable fees and expenses of any counsel retained by such Indemnified Party in connection with such claim, suit, action or proceeding promptly after receipt of a request therefor from such Indemnified Party, and (ii) the Company shall cooperate with such Indemnified Party and such Indemnified Party's counsel in the defense of such claim, suit, action or proceeding. The Company agrees to pay all expenses, including attorneys' fees, which may be incurred by any of the Indemnified Parties in enforcing the indemnity and other obligations provided for in this paragraph.

DEFINITIONS.

     a. "BENEFICIALLY OWN" OR "BENEFICIAL OWNERSHIP" with respect to any securities means having "beneficial ownership" of such securities as determined pursuant to Rule 13d-3 under the Securities Exchange Act of 1934, as amended (the "Exchange Act"). Without duplicative counting of the same securities by the same holder, securities Beneficially Owned by a person include securities Beneficially Owned by all other persons with whom such person would constitute a "group" within the meaning of Section 13(d) of the Exchange Act with respect to the securities of the same issuer.

     b. "EXISTING SHARES" means shares of Class A Common Stock or Class B Common Stock of the Parent (the "Parent Common Stock") Beneficially Owned by Stockholder as of the date hereof.

     c. "SECURITIES" means the Existing Shares together with any shares of Parent Common Stock or other securities of the Parent acquired by Stockholder in any capacity after the date hereof and prior to the termination of this Agreement whether upon the exercise of options, warrants or rights, the conversion or exchange of convertible or exchangeable securities, or by means of purchase, dividend, distribution, split-up, recapitalization, combination, exchange of shares or the like, gift, bequest, inheritance or as a successor in interest in any capacity or otherwise.

     REPRESENTATIONS AND WARRANTIES.  Stockholder represents and warrants that:

     a. OWNERSHIP OF SHARES. On the date hereof, Stockholder is the sole record and Beneficial Owner of the Existing Shares consisting of the number of shares of Parent Common Stock set forth on the signature page hereto. On the date hereof, the Existing Shares constitute all of the shares of Parent Common Stock owned of record or Beneficially Owned by Stockholder. There are no outstanding options or other rights to acquire from Stockholder or obligations of Stockholder to sell or to acquire, any shares of Parent Common Stock. Stockholder has sole voting power and sole power to issue instructions with respect to the matters set forth in Sections 1 and 8 hereof, and power to agree to all of the matters set forth in this Agreement, in each case with respect to all of the Existing Shares with no limitations, qualifications or restrictions on such rights, subject to applicable securities laws, the terms of this Agreement and the terms of the Voting Trust.

     b. POWER; BINDING AGREEMENT. Stockholder has the legal capacity, power and authority to enter into and perform all of Stockholder's obligations under this Agreement. This Agreement has been duly and validly executed and delivered by Stockholder and constitutes a valid and binding agreement of Stockholder, enforceable against Stockholder in accordance with its terms except that (i) such enforcement may be subject to applicable bankruptcy, insolvency or other similar laws, now or hereafter in effect, affecting creditors' rights generally, and (ii) the remedy of specific performance and injunctive and other forms of equitable relief may be subject to equitable defenses and to the discretion of the court before which any proceeding therefor may be brought.

     c. NO CONFLICTS. Except for filings under the Exchange Act, no filing with, and no permit, authorization, consent or approval of , any state or federal public body or authority ("Governmental Entity") is necessary for the execution of this Agreement by Stockholder and the consummation by Stockholder of the transactions contemplated hereby, none of the execution and delivery of this Agreement by Stockholder, the consummation by Stockholder of the transactions contemplated hereby or compliance by Stockholder with any of the provisions hereof shall (i) conflict with or result in any breach of any organizational documents applicable to Stockholder, (ii) result in a violation or breach of, or constitute (with or without notice or lapse of time or both) a default (or give rise to any third party right of termination, cancellation, material modification or acceleration) under any of the terms, conditions or provisions of any note, loan agreement, bond, mortgage, indenture, license, contract, commitment, arrangement, understanding, agreement or other instrument or obligation of any kind to which Stockholder is a party or by which Stockholder or any of its properties or assets may be bound, or (iii) violate any order, writ, injunction, decree, judgment, order, statute, rule or regulation applicable to Stockholder or any of Stockholder's properties or assets.

     d. NO ENCUMBRANCE. Except as permitted by this Agreement, the Existing Shares are now and, at all times during the term hereof, Securities representing no less than 51% of the voting power of the Class A and Class B Parent Common Stock combined will be, held by Stockholder, or by a nominee or custodian for the benefit of Stockholder, free and clear of all mortgages, claims, charges, liens, security interests, pledges or options, proxies, voting trusts (other than the Voting Trust) or agreements, understandings or arrangements or any rights whatsoever ("Encumbrances"), except for any such Encumbrances arising hereunder.

     e. NO FINDER'S FEES. No broker, investment banker, financial advisor or other person is entitled to any broker's, finder's, financial adviser's or other similar fee or commission in connection with the transactions contemplated hereby based upon arrangements made by or on behalf of Stockholder, except for Hambrecht & Quist LLC.

     6. RELIANCE BY PARENT. Stockholder understands and acknowledges that the Company is entering into the Merger Agreement in reliance upon Stockholder's execution and delivery of this Agreement.

     7. DISCLOSURE. Stockholder hereby agrees to permit the Company to publish and disclose in the proxy statement (including all documents and schedules filed with the Securities and Exchange Commission) and any press release or other disclosure documents in connection with the Merger and any transactions related thereto, to the extent required by applicable law (including the Securities Act of 1933, as amended, and the Exchange Act and the regulations promulgated under each of such acts), Stockholder's identity and ownership of Parent Common Stock and the nature of Stockholder's commitments, arrangements and understandings under this Agreement.

     8. CERTAIN ACTIONS. Prior to the termination of this Agreement, Stockholder agrees not to, directly or indirectly, take any action that would make any representation or warranty of Stockholder contained herein untrue or incorrect.

     9. DISTRIBUTIONS. In the event of a stock dividend or distribution, or any change in the Parent Common Stock by reason of any stock dividend, split-up, recapitalization, combination, exchange of share or the like, the terms "Existing Shares" and "Securities" will be deemed to refer to and include the shares of Parent Common Stock as well as all such stock dividends and distributions and any shares into which or for which any or all of the Securities may be changed or exchanged and appropriate adjustments shall be made to the terms and provisions of this Agreement.

     10. ASSIGNABILITY. Neither this Agreement nor any of the rights, interests or obligations hereunder shall be assigned by Stockholder, on the one hand, without the prior written consent of the Company nor by the Company, on the other hand, without the prior written consent of Stockholder. Subject to the preceding sentence, this Agreement will be binding upon, inure to the benefit of and be enforceable by the parties and their respective
representatives,  executors,  administrators,   estate,  heirs,  successors  and
assigns.

     11. AMENDMENTS. This Agreement may not be amended except by an instrument in writing signed by each of the parties hereto.

     12. COUNTERPARTS. This Agreement may be executed in one or more counterparts, all of which shall be deemed to be one and the same agreement, and shall become effective when one or more of the counterparts have been signed by each of the parties and delivered to the other party, it being understood that each party need not sign the same counterpart.

     13. ENTIRE AGREEMENT. This Agreement (including the documents and instruments referenced herein) (i) constitutes the entire agreement and supersedes all prior agreements and understandings, both written and oral, between the parties with respect to the subject mater hereof and (ii) is not intended to confer upon any person other than the parties hereto (and the other Indemnified Parties) any rights or remedies hereunder.

     14. GOVERNING LAW. This Agreement shall be governed by, and construed in accordance with, the laws of the State of Delaware regardless of the laws that might otherwise govern under applicable principles of conflicts of law thereof.

     15. FIDUCIARY DUTIES. Nothing in this Agreement shall, and nothing in this Agreement shall be deemed to, prevent Stockholder or affiliates of Stockholder from acting in accordance with any of their fiduciary duties as a director of Parent or otherwise limit the ability of Stockholder or affiliates of Stockholder to take any action in any of their capacities as a director or officer of Parent.

     16. CORPORATE ACTION. If prior to the execution hereof, the Board of Directors of Parent shall not have duly and validly authorized and approved by all necessary corporate action, the Merger Agreement and the transactions contemplated thereby, then this Agreement shall be void and unenforceable until such time as such authorization and approval shall have been duly and validly obtained.

     17. SPECIFIC PERFORMANCE. The parties agree that irreparable damage would occur in the event that any of the provisions of this Agreement were not performed in accordance with their specific terms or were otherwise breached. It is accordingly agreed that the parties shall be entitled to an injunction or injunctions to prevent breaches of this Agreement and to enforce specifically the terms and provisions of this Agreement in any court of the United States located in the State of Delaware or in a Delaware state court, this being in addition to any other remedy to which they are entitled at law or in equity.

     18. ENFORCEABILITY. If any term or provision of this Agreement is invalid, illegal or incapable of being enforced by any rule of law or public policy, all other conditions and provisions of this Agreement shall nevertheless remain in full force and effect.

                          *             *             *



     IN WITNESS WHEREOF, the undersigned have caused this Agreement to be executed as of the date first above written.



WESTELL TECHNOLOGIES, INC.                   Number of Existing Shares
VOTING TRUST DATED FEBRUARY 23, 1994         Beneficially Owned by
AS AMENDED                              Stockholder: 19,661,068

By:
     Robert C. Penny III, Voting Trustee

By:
    Melvin J. Simon, Voting Trustee




                              AMATI COMMUNICATIONS CORPORATION


                              By:
                              Its:


                                                                   EXHIBIT 6.14c

                       VOTING AGREEMENT   DIRECTOR OF WTI

     This Voting Agreement (the "Agreement") dated as of September 30, 1997 is entered into by and between the undersigned (the "Stockholder"), and Amati Communications Corporation, a Delaware corporation (the "Company").

     AGREEMENT. In consideration of the recitals, respective representations, warranties, covenants and agreements set forth herein and in that certain Agreement of Merger, dated as of September 30, 1997 (the "Merger Agreement"), among Westell Technologies, Inc., a Delaware corporation ("Parent"), Kappa Acquisition Corp., a Delaware corporation and a wholly-owned subsidiary of Parent ("Merger Sub") and the Company (the transactions contemplated by the Merger Agreement being referred to herein as the "Merger"), the Stockholder hereby agrees with the Company that, prior to the earlier to occur of the valid termination of the Merger Agreement or the Effective Time (as defined in the Merger Agreement), Stockholder will appear at any annual or special meeting of stockholders of Parent called to consider and vote on matters relating to the Merger (the "Meeting") or otherwise cause the Securities to be counted as present at the Meeting for purposes of establishing a quorum and vote or consent (or cause to be voted or consented) and will vote all of the capital stock of Parent for which Stockholder has the power, right, option or ability to vote or direct the voting of in favor of the amendment to the Certificate of Incorporation of Parent required by Section 7.1(b) of the Merger Agreement and in favor of all other matters with respect to the Merger proposed at the Meeting and against any proposal, action or agreement that would result in a breach of any covenant, representation or warranty or any other obligation or agreement of Parent under the Merger Agreement assuming that Parent had received stockholder approval of such amendment and such other matters with respect to the Merger.

     TERMINATION.    Stockholder's agreement  to  vote as  indicated  above will expire and be of no further effect on the earlier to occur of (i) the adjournment without continuation of the Meeting and (ii) February 28, 1998.

     INDEMNIFICATION. The Company shall indemnify and hold harmless Stockholder and Stockholder's affiliates (the "Indemnified Parties") against and from any costs, expenses (including reasonable attorneys' fees), settlement payments, claims, demands, judgments, fines, penalties, losses, damages and liabilities incurred in connection with any claim, suit, action or proceeding (whether asserted, commenced or arising before or after the Effective Time) that arises directly or indirectly from or relates directly or indirectly to (a) the execution, delivery or performance of this Agreement, or (b) any of the transactions contemplated by this Agreement. In the event any such claim, suit, action or proceeding is asserted or commenced against any Indemnified Party, (i) the Company shall advance and pay the reasonable fees and expenses of any counsel retained by such Indemnified Party in connection with such claim, suit, action or proceeding promptly after receipt of a request therefor from such Indemnified Party, and (ii) the Company shall cooperate with such Indemnified Party and such Indemnified Party's counsel in the defense of such claim, suit, action or proceeding. The Company agrees to pay all expenses, including attorneys' fees, which may be incurred by any of the Indemnified Parties in enforcing the indemnity and other obligations provided for in this paragraph.

     DEFINITIONS.

     a. "BENEFICIALLY OWN" OR "BENEFICIAL OWNERSHIP" with respect to any securities means having "beneficial ownership" of such securities as determined pursuant to Rule 13d-3 under the Securities Exchange Act of 1934, as amended (the "Exchange Act"). Without duplicative counting of the same securities by the same holder, securities Beneficially Owned by a person include securities Beneficially Owned by all other persons with whom such person would constitute a "group" within the meaning of Section 13(d) of the Exchange Act with respect to the securities of the same issuer.

     b. "EXISTING SHARES" means shares of Class A Common Stock or Class B Common Stock of the Parent (the "Parent Common Stock") Beneficially Owned by Stockholder as of the date hereof.

     c. "SECURITIES" means the Existing Shares together with any shares of Parent Common Stock or other securities of the Parent acquired by Stockholder in any capacity after the date hereof and prior to the termination of this Agreement whether upon the exercise of options, warrants or rights, the conversion or exchange of convertible or exchangeable securities, or by means of purchase, dividend, distribution, split-up, recapitalization, combination, exchange of shares or the like, gift, bequest, inheritance or as a successor in interest in any capacity or otherwise.

     REPRESENTATIONS AND WARRANTIES.  Stockholder represents and warrants that:

     a. OWNERSHIP OF SHARES. On the date hereof, Stockholder is the sole record and Beneficial Owner of the Existing Shares consisting of the number of shares of Parent Common Stock set forth on the signature page hereto. On the date hereof, the Existing Shares constitute all of the shares of Parent Common Stock owned of record or Beneficially Owned by Stockholder. There are no outstanding options or other rights to acquire from Stockholder or obligations of Stockholder to sell or to acquire, any shares of Parent Common Stock. Stockholder has sole voting power and sole power to issue instructions with respect to the matters set forth in Sections 1 and 8 hereof, and power to agree to all of the matters set forth in this Agreement, in each case with respect to all of the Existing Shares with no limitations, qualifications or restrictions on such rights, subject to applicable securities laws, the terms of this Agreement and the terms of the Voting Trust.

     b. POWER; BINDING AGREEMENT. Stockholder has the legal capacity, power and authority to enter into and perform all of Stockholder's obligations under this Agreement. This Agreement has been duly and validly executed and delivered by Stockholder and constitutes a valid and binding agreement of Stockholder, enforceable against Stockholder in accordance with its terms except that (i) such enforcement may be subject to applicable bankruptcy, insolvency or other similar laws, now or hereafter in effect, affecting creditors' rights generally, and (ii) the remedy of specific performance and injunctive and other forms of equitable relief may be subject to equitable defenses and to the discretion of the court before which any proceeding therefor may be brought.

     c. NO CONFLICTS. Except for filings under the Exchange Act, no filing with, and no permit, authorization, consent or approval of , any state or federal public body or authority ("Governmental Entity") is necessary for the execution of this Agreement by Stockholder and the consummation by Stockholder of the transactions contemplated hereby, none of the execution and delivery of this Agreement by Stockholder, the consummation by Stockholder of the transactions contemplated hereby or compliance by Stockholder with any of the provisions hereof shall (i) conflict with or result in any breach of any organizational documents applicable to Stockholder, (ii) result in a violation or breach of, or constitute (with or without notice or lapse of time or both) a default (or give rise to any third party right of termination, cancellation, material modification or acceleration) under any of the terms, conditions or provisions of any note, loan agreement, bond, mortgage, indenture, license, contract, commitment, arrangement, understanding, agreement or other instrument or obligation of any kind to which Stockholder is a party or by which Stockholder or any of its properties or assets may be bound, or (iii) violate any order, writ, injunction, decree, judgment, order, statute, rule or regulation applicable to Stockholder or any of Stockholder's properties or assets.

     d. NO ENCUMBRANCE. Except as permitted by this Agreement, the Existing Shares are now and, at all times during the term hereof will be (except for Securities disposed of after the date hereof), held by Stockholder, or by a nominee or custodian for the benefit of Stockholder, free and clear of all mortgages, claims, charges, liens, security interests, pledges or options, proxies, voting trusts or agreements, understandings or arrangements or any rights whatsoever ("Encumbrances"), except for any such Encumbrances arising hereunder.

     e. NO FINDER'S FEES. No broker, investment banker, financial advisor or other person is entitled to any broker's, finder's, financial adviser's or other similar fee or commission in connection with the transactions contemplated hereby based upon arrangements made by or on behalf of Stockholder, except for Hambrecht & Quist LLC.

     6. RELIANCE BY PARENT. Stockholder understands and acknowledges that the Company is entering into the Merger Agreement in reliance upon Stockholder's execution and delivery of this Agreement.

     7. DISCLOSURE. Stockholder hereby agrees to permit the Company to publish and disclose in the proxy statement (including all documents and schedules filed with the Securities and Exchange Commission) and any press release or other disclosure documents in connection with the Merger and any transactions related thereto, to the extent required by applicable law (including the Securities Act of 1933, as amended, and the Exchange Act and the regulations promulgated under each of such acts) Stockholder's identity and ownership of Parent Common Stock and the nature of Stockholder's commitments, arrangements and understandings under this Agreement.

     8. CERTAIN ACTIONS. Prior to the termination of this Agreement, Stockholder agrees not to, directly or indirectly, take any action that would make any representation or warranty of Stockholder contained herein untrue or incorrect.

     9. DISTRIBUTIONS. In the event of a stock dividend or distribution, or any change in the Parent Common Stock by reason of any stock dividend, split-up, recapitalization, combination, exchange of share or the like, the terms "Existing Shares" and "Securities" will be deemed to refer to and include the shares of Parent Common Stock as well as all such stock dividends and distributions and any shares into which or for which any or all of the Securities may be changed or exchanged and appropriate adjustments shall be made to the terms and provisions of this Agreement.

     10. ASSIGNABILITY. Neither this Agreement nor any of the rights, interests or obligations hereunder shall be assigned by Stockholder, on the one hand, without the prior written consent of the Company nor by the Company, on the other hand, without the prior written consent of Stockholder. Subject to the preceding sentence, this Agreement will be binding upon, inure to the benefit of and be enforceable by the parties and their respective representatives, executors, administrators, estate, heirs, successors and assigns.

     11. AMENDMENTS. This Agreement may not be amended except by an instrument in writing signed by each of the parties hereto.

     12. COUNTERPARTS. This Agreement may be executed in one or more counterparts, all of which shall be deemed to be one and the same agreement, and shall become effective when one or more of the counterparts have been signed by each of the parties and delivered to the other party, it being understood that each party need not sign the same counterpart.

     13. ENTIRE AGREEMENT. This Agreement (including the documents and instruments referenced herein) (i) constitutes the entire agreement and supersedes all prior agreements and understandings, both written and oral, between the parties with respect to the subject mater hereof and (ii) is not intended to confer upon any person other than the parties hereto (and the other Indemnified Parties) any rights or remedies hereunder.

     14. GOVERNING LAW. This Agreement shall be governed by, and construed in accordance with, the laws of the State of Delaware regardless of the laws that might otherwise govern under applicable principles of conflicts of law thereof.

     15. FIDUCIARY DUTIES. Nothing in this Agreement shall, and nothing in this Agreement shall be deemed to, prevent Stockholder from acting in accordance with any of his fiduciary duties as a director of Parent or otherwise limit the ability of affiliates of Stockholder to take any action in any of their capacities as a director or officer of Parent.

     16. CORPORATE ACTION. If prior to the execution hereof, the Board of Directors of Parent shall not have duly and validly authorized and approved by all necessary corporate action, the Merger Agreement and the transactions contemplated thereby, then this Agreement shall be void and unenforceable until such time as such authorization and approval shall have been duly and validly obtained.

     17. SPECIFIC PERFORMANCE. The parties agree that irreparable damage would occur in the event that any of the provisions of this Agreement were not performed in accordance with their specific terms or were otherwise breached. It is accordingly agreed that the parties shall be entitled to an injunction or injunctions to prevent breaches of this Agreement and to enforce specifically the terms and provisions of this Agreement in any court of the United States located in the State of Delaware or in a Delaware state court, this being in addition to any other remedy to which they are entitled at law or in equity.

     18. ENFORCEABILITY. If any term or provision of this Agreement is invalid, illegal or incapable of being enforced by any rule of law or public policy, all other conditions and provisions of this Agreement shall nevertheless remain in full force and effect.

                          *             *             *



     IN WITNESS WHEREOF, the undersigned have caused this Agreement to be executed as of the date first above written.





          Number of Existing Shares
Gary Seamans        Beneficially Owned by
                                        Stockholder:____________




                              AMATI COMMUNICATIONS CORPORATION


                              By:
                              Its:


     IN WITNESS WHEREOF, the undersigned have caused this Agreement to be executed as of the date first above written.





          Number of Existing Shares
Paul Dwyer          Beneficially Owned by
                                        Stockholder:____________


                              AMATI COMMUNICATIONS CORPORATION


                              By:
                              Its:




     IN WITNESS WHEREOF, the undersigned have caused this Agreement to be executed as of the date first above written.





          Number of Existing Shares
Robert Gaynor       Beneficially Owned by
                                        Stockholder:____________


                              AMATI COMMUNICATIONS CORPORATION


                              By:
                              Its:



     IN WITNESS WHEREOF, the undersigned have caused this Agreement to be executed as of the date first above written.


          Number of Existing Shares
Michael Brunner          Beneficially Owned by
                                        Stockholder:____________


                                   AMATI COMMUNICATIONS CORPORATION


                                   By:
                                   Its:



     IN WITNESS WHEREOF, the undersigned have caused this Agreement to be executed as of the date first above written.





          Number of Existing Shares
Ormand Wade         Beneficially Owned by
                                        Stockholder:____________


                                   AMATI COMMUNICATIONS CORPORATION


                                   By:
                                   Its:


     IN WITNESS WHEREOF, the undersigned have caused this Agreement to be executed as of the date first above written.





          Number of Existing Shares
Stefan Abrams       Beneficially Owned by
                                        Stockholder:____________


                                   AMATI COMMUNICATIONS CORPORATION


                                   By:
                                   Its:

                                                                    EXHIBIT 6.15

                           WESTELL TECHNOLOGIES, INC.


                               SEPTEMBER 30, 1997



Mr. James Steenbergen
President, CEO and CFO
Amati Communications Corporation
2043 Samaritan Drive
San Jose, California  95124

Dear Mr. Steenbergen:

          It is our understanding that you were granted an option to purchase 500,000 shares of Amati Communications Corporation ("Amati") common stock on November 27, 1995 at an exercise price of $4.25. It is also our understanding that your right to exercise the option vested with respect to 25% of these shares, or 125,000 shares at grant, and that the remaining 375,000 shares would vest in three equal annual installments on November 27, 1996, 1997 and 1998.

          In connection with the acquisition of Amati by Westell Technologies, Inc. ("Westell"), your Amati options will be converted on the closing date into options on Westell common stock. The number of shares covered by the Westell options will be determined by the exchange ratio contained in the merger agreement and the per share option price shall be adjusted so that the aggregate option price for the Westell shares will be equal to the aggregate option price of the Amati shares subject to your existing option. The Westell options shall be subject to the same vesting schedule and other terms and conditions as now exist in your outstanding Amati options. In the event Amati or Westell terminates your full time employment with Amati or Westell without cause following the acquisition, you will be retained as a part-time employee and/or consultant until the date on which your Westell converted options are completely vested.

          Please indicate your agreement with the terms and conditions of the conversion of your options by affixing your signature to the enclosed copy of this letter and returning the same to the undersigned as soon as possible.

                                   Very truly yours,
                                   WESTELL TECHNOLOGIES, INC.

                                   By:
                                        Gary F. Seamans

I agree to the foregoing terms and conditions.



        Date                                 James Steenbergen





                                                                    EXHIBIT 6.16















                                   $5,000,000


                           LOAN AND SECURITY AGREEMENT


                        dated as of September 30, 1997


                                     between


                        AMATI COMMUNICATIONS CORPORATION

                                   as Borrower


                                       and


                           WESTELL TECHNOLOGIES, INC.

                                    as Lender









THE FOLLOWING TABLE OF CONTENTS HAS BEEN INSERTED FOR CONVENIENCE ONLY AND DOES NOT CONSTITUTE A PART OF THIS AGREEMENT.

                                TABLE OF CONTENTS

                                                              PAGE

SECTION I DEFINITIONS AND ACCOUNTING TERMS  . . . . . . . . . . . . . . . .    1
     1.1  Certain Defined Terms . . . . . . . . . . . . . . . . . . . . . .    1
     1.2  Other Definitional Provisions . . . . . . . . . . . . . . . . . .    6
     1.3  Accounting and Financial Determinations . . . . . . . . . . . . .    6

SECTION II  THE COMMITMENT  . . . . . . . . . . . . . . . . . . . . . . . .    6
     2.1  Commitment  . . . . . . . . . . . . . . . . . . . . . . . . . . .    6
     2.2  Borrowing Procedures  . . . . . . . . . . . . . . . . . . . . . .    7
     2.3  Repayment of Loan . . . . . . . . . . . . . . . . . . . . . . . .    7

SECTION III  NOTE EVIDENCING LOANS  . . . . . . . . . . . . . . . . . . . .    7
     3.1  Note  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .    7
     3.2  Recordation of Loans and Payments . . . . . . . . . . . . . . . .    7

SECTION IV  INTEREST, ETC.  . . . . . . . . . . . . . . . . . . . . . . . .    8
     4.1  Loan Interest Rate  . . . . . . . . . . . . . . . . . . . . . . .    8
     4.2  Default Interest Rate . . . . . . . . . . . . . . . . . . . . . .    8
     4.3  Interest Payment Dates  . . . . . . . . . . . . . . . . . . . . .    8
     4.4  Computation of Interest . . . . . . . . . . . . . . . . . . . . .    8

SECTION V  PAYMENTS AND PREPAYMENTS . . . . . . . . . . . . . . . . . . . .    9
     5.1  Voluntary Prepayments . . . . . . . . . . . . . . . . . . . . . .    9
     5.2  Mandatory Prepayments . . . . . . . . . . . . . . . . . . . . . .    9
     5.3  Making of Payments  . . . . . . . . . . . . . . . . . . . . . . .    9
     5.4  Due Date Extension  . . . . . . . . . . . . . . . . . . . . . . .    9
     5.5  Use of Proceeds . . . . . . . . . . . . . . . . . . . . . . . . .    9

SECTION VI  SECURITY  . . . . . . . . . . . . . . . . . . . . . . . . . . .   10
     6.1  Grant of Security . . . . . . . . . . . . . . . . . . . . . . . .   10
     6.2  Security for Liabilities  . . . . . . . . . . . . . . . . . . . .   11
     6.3  Continuing Security Interest; Transfer of Note  . . . . . . . . .   11
     6.4  Borrower Remains Liable . . . . . . . . . . . . . . . . . . . . .   12

SECTION VII  REPRESENTATIONS AND WARRANTIES . . . . . . . . . . . . . . . .   12
     7.1  Representations and Warranties  . . . . . . . . . . . . . . . . .   12
          7.1.1  Location of Collateral, etc. . . . . . . . . . . . . . . .   12
          7.1.2  Ownership, No Liens, etc.  . . . . . . . . . . . . . . . .   13
          7.1.3  Possession and Control . . . . . . . . . . . . . . . . . .   13
          7.1.4  Negotiable Documents, Instruments and
                 Chattel Paper  . . . . . . . . . . . . . . . . . . . . . .   13
          7.1.5  No Default or Event of Default . . . . . . . . . . . . . .   13
          7.1.6  Incorporation by Reference . . . . . . . . . . . . . . . .   13


          7.1.7  Other Agreements . . . . . . . . . . . . . . . . . . . . .   14
          7.1.8  Effectiveness  . . . . . . . . . . . . . . . . . . . . . .   14

SECTION VIII  CONDITIONS PRECEDENT  . . . . . . . . . . . . . . . . . . . .   14
     8.1  Condition Precedent to Initial Loan . . . . . . . . . . . . . . .   14
     8.2  Conditions Precedent to All Loans . . . . . . . . . . . . . . . .   16

SECTION IX  COVENANTS AND OTHER AGREEMENTS  . . . . . . . . . . . . . . . .   17
     SECTION X  EVENTS OF DEFAULT . . . . . . . . . . . . . . . . . . . . .   18
     10.1  Events of Default  . . . . . . . . . . . . . . . . . . . . . . .   18
     10.2  Remedies . . . . . . . . . . . . . . . . . . . . . . . . . . . .   20

SECTION XI  MISCELLANEOUS . . . . . . . . . . . . . . . . . . . . . . . . .   20
     11.1  Amendments, Etc. . . . . . . . . . . . . . . . . . . . . . . . .   20
     11.2  Notices, Etc.  . . . . . . . . . . . . . . . . . . . . . . . . .   21
     11.3  No Waiver; Remedies  . . . . . . . . . . . . . . . . . . . . . .   21
     11.4  Successors and Assigns . . . . . . . . . . . . . . . . . . . . .   21
     11.5  Costs, Expenses, and Taxes . . . . . . . . . . . . . . . . . . .   21
     11.6  Right of Setoff  . . . . . . . . . . . . . . . . . . . . . . . .   22
     11.7  Governing Law  . . . . . . . . . . . . . . . . . . . . . . . . .   22
     11.8  Severability of Provisions . . . . . . . . . . . . . . . . . . .   22
     11.9  Headings . . . . . . . . . . . . . . . . . . . . . . . . . . . .   22
     11.10  Submission to Jurisdiction; Waiver of Venue;
            Service of Process  . . . . . . . . . . . . . . . . . . . . . .   22
     11.11  WAIVER OF JURY TRIAL  . . . . . . . . . . . . . . . . . . . . .   23


                             EXHIBITS AND SCHEDULES

EXHIBITS

EXHIBIT A      Form of Note
EXHIBIT B      Form of Opinion of Borrower's Counsel
EXHIBIT C      Form of Copyright Security Agreement
EXHIBIT D      Form of Patent Security Agreement
EXHIBIT E      Form of Trademark Security Agreement


SCHEDULES

SCHEDULE I     Copyright Collateral
SCHEDULE II    Patent Collateral
SCHEDULE III   Trademark Collateral
SCHEDULE IV    Collateral Locations



                           LOAN AND SECURITY AGREEMENT

          THIS LOAN AND SECURITY AGREEMENT, dated as of September 30, 1997, is made by and between AMATI COMMUNICATIONS CORPORATION, a Delaware corporation (the "Borrower"), and WESTELL TECHNOLOGIES, INC., a Delaware corporation (together with its successors and assigns, the "Lender"). Capitalized terms used herein and not otherwise defined herein shall have the respective meanings provided in the Merger Agreement (as hereinafter defined).

                                    RECITALS

          WHEREAS, the Borrower desires that the Lender extend financing to the Borrower pursuant to the terms of this Agreement;

          WHEREAS, the Lender is willing to extend financing to the Borrower pursuant to the terms of this Agreement for the purposes specified herein; and

          WHEREAS, concurrently with the execution and delivery of this Agreement and as a condition precedent thereto, Borrower, Lender and Kappa Acquisition Corp. ("Merger Sub") have entered into that certain Agreement and Plan of Merger of even date herewith (the "Merger Agreement"), whereby Merger Sub will be merged with and into the Borrower and the separate corporate existence of Merger Sub will cease and the Borrower will continue as the surviving corporation under the General Corporation Law of the State of Delaware;

          NOW, THEREFORE, in consideration of the mutual agreements contained herein, and subject to the terms and conditions hereof, the parties hereto agree as follows:


                   SECTION I DEFINITIONS AND ACCOUNTING TERMS

          SECTION 1.1 Certain Defined Terms. As used in this Agreement, the following terms shall have the following meanings (such meanings to be equally applicable to both the singular and plural forms of the terms defined):

          "Affiliate" has the meaning provided in the Merger Agreement.

          "Agreement" means this Loan and Security Agreement, as hereafter amended, modified, restated, refinanced, refunded or renewed from time to time in whole or in part.

          "Authorized Officer" means any one of the following officers of the
Borrower: James Steenbergen and Ronald Carlini.

          "Borrower" - see Preamble.

          "Business Day" has the meaning provided in the Merger Agreement, which is also a day on which banks conduct business in Chicago.

          "Code" means the Internal Revenue Code of 1986 and all rules and regulations thereunder, in each case as from time to time in effect.

          "Collateral" - see Section 6.1.

          "Commitment" - see Section 2.1.

          "Computer Hardware and Software" shall mean (a) all computer and other electronic data processing hardware, integrated computer systems, central processing units, memory units, display terminals, printers, features, computer elements, card readers, tape drives, hard and soft disk drives, cables, electrical supply hardware, generators, power equalizers, accessories and all peripheral devices and other related computer hardware, whether now owned, licensed or leased or hereafter acquired by the Borrower; (b) all software programs, including source code and object code whether now owned, licensed or leased or hereafter acquired by the Borrower, designed for use on the computers and electronic data processing hardware described in clause (a) above; (c) all firmware associated therewith, whether now owned, licensed or leased or hereafter acquired by the Borrower; and (d) all documentation for such hardware, software and firmware described in the preceding clauses (a), (b) and (c), whether now owned, licensed or leased or hereafter acquired by the Borrower.

          "Controlled Group" means all members of a controlled group of corporations and all members of a controlled group of trades or businesses (whether or not incorporated) under common control which, together with the Borrower, are treated as a single employer under section 414(b) or section 414(c) of the Code or section 4001 of ERISA.

          "Copyright Collateral" shall mean all right, title and interest in and to all of the Borrower's registered and unregistered copyrights and rights in copyrighted works owned by others (including, without limitation, copyrights for any of the Computer Hardware and Software), copyright registrations and copyright applications, which, in the case of applications or registrations, are now or hereafter issued by or filed with the CRO or any similar office or agency of any other countries, including, without limitation, the copyrighted works, copyright registrations and copyright applications listed on Schedule I attached hereto and made a part hereof.

          "CRO" shall mean the U.S. Copyright Office.

          "Default" means any event which if it continues uncured would, with lapse of time or notice, or both, constitute an Event of Default.

          "Dollars" and the sign "$" means lawful money of the United States of America.

          "Effective Date" means the date of this Agreement as set forth in the Preamble.

          "Environmental Laws" has the meaning provided in the Merger Agreement.

          "Equipment" - see Section 6.1.

          "ERISA" means the Employee Retirement Income Security Act of 1974, as amended.

          "Event of Default"  means any of the events described in Section 10.1.

          "GAAP" - see Section 1.3.

          "General Intangibles" - see Section 6.1.

          "Intellectual Property Collateral" shall mean all of the Borrower's past, present and future: Trademark Collateral; Copyright Collateral; Patent Collateral; all reissues, divisions, continuations, renewals, extensions and continuations-in-part of any of the foregoing; all license agreements related to any of the foregoing set forth in this definition; all income, royalties, damages and payments now and hereafter due or payable with respect thereto, including without limitation, payments, under all licenses entered into in connection therewith and damages, settlements and payments for past or future infringements thereof; books, records, writings, computer tapes or disks, flow diagrams, specification sheets, source codes, object codes and other physical manifestations, embodiments or incorporation of the foregoing set forth in this definition; and the right to sue for all past, present and future infringements of any of the foregoing set forth in this definition.

          "Inventory" - see Section 6.1.

          "Lender" - see Preamble.

          "Liabilities" means all obligations of the Borrower to the Lender howsoever created, arising or evidenced, whether direct or indirect, joint or several, absolute or contingent, or now or hereafter existing, or due or to become due, which arise out of or in connection with this Agreement, the Note or any other Related Document.

          "Lien" means any security interest, mortgage, pledge, hypothecation, assignment, deposit arrangement, encumbrance, lien (statutory or other), claim or other priority or preferential arrangement of any kind or nature whatsoever.

          "Loan(s)" - see Section 2.1.

          "Material Adverse Change" or "Material Adverse Effect" has the meaning provided in the Merger Agreement.

          "Merger Agreement" - see third recital.

          "Note" - see Section 3.1.

          "Official Bodies" means any governmental or political subdivision or any agency, authority, bureau, commission, department or instrumentality of either or any court or arbitrator.

          "Payment Date" - see Section 4.3.

          "Patent Collateral" shall mean all of the Borrower's patents, patent applications, inventions, trade secrets, know-how, proprietary information and rights in patents, inventions, trade secrets, know-how and proprietary information owned by others, which, in the case of patents or patent applications, are now or hereafter issued by or filed with the PTO or any similar office or agency of any other countries, including, without limitation, the patents and patent applications listed on Schedule II attached hereto and made part thereof.

          "PBGC" means the Pension Benefit Guaranty Corporation and any entity succeeding to any or all of its functions under ERISA.

          "Pension Plan" means a "pension plan," as such term is defined in section 3(2) of ERISA (including a multiemployer plan as defined in section 4001(a)(3) of ERISA), to which the Borrower or any corporation, trade or business that is, along with the Borrower, a member of a Controlled Group, may have liability, including any liability by reason of having been a substantial employer within the meaning of section 4063 of ERISA at any time during the preceding five years, or by reason of being deemed to be a contributing sponsor under section 4069 of ERISA.

          "Permitted Liens" shall mean the liens and security interest as to specific equipment securing purchase money debt for the purchase thereof listed on the LIEN ANNEX ATTACHED HERETO and the blanket liens of Silicon Valley Bank also listed thereon securing loans not exceeding $2,000,000 in aggregate principal amount.

          "Person" has the meaning provided in the Merger Agreement.

          "Prime Rate" means the prime rate of interest announced by money center banks as published in the midwest edition of The Wall Street Journal on the date preceding the date on which interest is determined, such rate to change as and when such published rate changes.

          "PTO" shall mean the U.S. Patent and Trademark Office.

          "Receivables" - see Section 6.1.

          "Related Contracts" - see Section 6.1.

          "Related Documents" shall mean the Note, the Copyright Security Agreement, the Patent Security Agreement and the Trademark Security Agreement.

          "Reportable Event" shall have the meaning assigned to such term in ERISA.

          "Subsidiary" has the meaning provided in the Merger Agreement.

          "Taxes" - see Section 5.5.

          "Termination Date" means September 30, 1999.

          "Trademark Collateral" shall mean all right, title and interest in and to all of the Borrower's registered and unregistered trademarks, service marks, trade names, designs, logos, indicia, and/or other source and/or business identifiers and the goodwill of the business relating to any and all of the foregoing, rights in such properties owned by others and any registrations or applications therefor, which, in the case of applications or registrations, are now or hereafter issued by or filed with the PTO, with any similar office or agency of any state, territory or possession of the United States or any similar office or agency of any other countries or, if not so filed, are otherwise used in the United States, any state, territory or possession thereof or any other country, including, without limitation, the marks, names, logos, indicia, trademark registrations and trademark applications listed on Schedule III attached hereto and made a part hereof.

          "U.C.C." shall mean the Uniform Commercial Code or comparable statute or any successor statute thereto, as in effect from time to time in the relevant jurisdiction.

          SECTION 1.2  Other Definitional Provisions.

          (a) All terms defined in this Agreement shall have the above-defined meanings when used in any certificate, report or other document made or delivered pursuant to this Agreement, unless the context therein shall clearly otherwise require.

          (b) The words "hereof," "herein," "hereunder" and similar terms when used in this Agreement shall refer to this Agreement as a whole and not to any particular provision of this Agreement.

          (c) The words "amended or modified" when used in this Agreement shall mean with respect to this Agreement or any Related Document, this Agreement or Related Document as from time to time, in whole or in part, amended, modified, supplemented, restated, refinanced, refunded or renewed.

          (d) In the computation of periods of time in this Agreement from a specified date to a later specified date, the word "from" means "from and including" and the words "to" and "until" each means "to but excluding."

          SECTION 1.3 Accounting and Financial Determinations. For purposes of this Agreement, unless otherwise specified, all accounting terms used herein shall be interpreted, all accounting determinations and computations hereunder shall be made, and all financial statements required to be delivered hereunder shall be prepared in accordance with, those generally accepted accounting principles ("GAAP") applied in the preparation of the financial statements referred to in Section 3.7 of the Merger Agreement.


                           SECTION II  THE COMMITMENT

          SECTION 2.1 Commitment. Subject to the terms and conditions hereof, Lender agrees to make loans (herein individually called a "Loan" and collectively called "Loans") during the period beginning five business days from the date of this Agreement and ending on the earlier of (i) the Business Day prior to the date that the meeting of stockholders of Borrower is held to approve the Merger (as defined in the Merger Agreement), or the termination of the Merger Agreement, to the Borrower in an aggregate principal amount not to exceed $5,000,000 less any amounts outstanding under the line of credit agreement with Silicon Valley Bank. The Loans shall be disbursed in accordance with Section 2.2, and once repaid may not thereafter be reborrowed. The foregoing commitment of the Lender is herein called its "Commitment."

          SECTION 2.2 Borrowing Procedures. Any Authorized Officer of the Borrower may request a Loan prior to the Termination Date in Dollars on any Business Day by giving the Lender telephonic or facsimile notice (which notice shall be irrevocable once given and shall be promptly confirmed in writing if given telephonically). Each request must be received by the Lender prior to 12:00 noon, Chicago time, on the proposed date of borrowing (which must be a Business Day) and shall specify (a) the principal amount of such borrowing and
(b) the proposed date of such borrowing. Each Loan shall be in a principal amount of $100,000 or an integral multiple of $100,000 in excess thereof. Subject to satisfaction of the applicable conditions precedent set forth in
Section 8 hereof, the Lender shall make the proceeds of each Loan available to the Borrower by causing an amount of same day funds equal to the principal amount of the Loan to be credited to the account of the Borrower at a bank designated by Borrower.

          SECTION 2.3 Repayment of Loan. Subject to the provisions of Sections 5.2 and 10.1, the Loans shall be payable (and the Borrower agrees to pay such Loans) in full in immediately available funds on the Termination Date.


                       SECTION III  NOTE EVIDENCING LOANS

          SECTION 3.1 Note. The Loans of the Lender shall be evidenced by a promissory note (herein called the "Note") substantially in the form set forth in Exhibit A, with appropriate insertions, payable to the order of the Lender in a principal amount equal to $5,000,000.

          SECTION 3.2 Recordation of Loans and Payments. The date and amount of each Loan made by the Lender and of each repayment of principal thereon received by the Lender shall be recorded by the Lender in its records, or at its option on a schedule attached to the Note. The aggregate unpaid principal amount so recorded shall be rebuttable presumptive evidence of the principal amount owing and unpaid on the Note, in the absence of manifest error. The failure to so record or any error in so recording any such amount shall not, however, limit or otherwise affect the obligations of the Borrower hereunder or under the Note to repay the principal amount of the Loans together with all interest accrued thereon.


                           SECTION IV  INTEREST, ETC.

          SECTION 4.1 Loan Interest Rate. Prior to the occurrence of an Event of Default, with respect to each Loan, the Borrower hereby promises to pay interest on the unpaid principal amount thereof for the period commencing on the date such Loan is made until such Loan is paid in full, at the following rates:

          (a) for the first $1 million of borrowings hereunder, a rate per annum equal to the Prime Rate plus 2%;

          (b) for all borrowings in excess of $1 million, a rate per annum equal to the Prime Rate plus 2-1/2%.

          SECTION 4.2 Default Interest Rate. Upon the occurrence of an Event of Default or in the event of a termination of the Merger Agreement pursuant to
Section 8.1(b)(i), the Borrower hereby promises to pay interest on the unpaid principal amount of any Loan for the period commencing on the date such Event of Default occurs until such Loan is paid in full (or such Event of Default is waived in writing by the Lender) at a rate per annum equal to the sum of: (a) the interest rate effective on the day of such Event of Default, changing as and when such interest rate changes but never to fall below the interest rate effective on the day of the Event of Default, plus (b) three percent (3%) per annum.

          SECTION 4.3 Interest Payment Dates. Accrued interest on the Loans shall be payable monthly in arrears on the first Business Day of each month and at maturity (each a "Payment Date"), commencing with the first of such dates to occur after the Effective Date. After maturity (whether by acceleration, required prepayment or otherwise), accrued interest on all Loans shall be payable on demand.

          SECTION 4.4 Computation of Interest. All interest on the Loans shall be computed for the actual number of days elapsed on the basis of a 360-day year.


                       SECTION V  PAYMENTS AND PREPAYMENTS

          SECTION 5.1 Voluntary Prepayments. The Borrower may from time to time prepay the Loans in whole or in part, provided that (a) each partial prepayment of a Loan shall be in a principal amount of $100,000 or an integral multiple thereof, and (b) any prepayment of the entire principal amount of all Loans shall include accrued interest to the date of prepayment.

          SECTION 5.2 Mandatory Prepayments. The Borrower shall make mandatory repayments of the Loans as follows:

          (a) If the Merger Agreement shall be terminated by the Borrower pursuant to Section 8.1(e) of the Merger Agreement (i.e., acceptance of a Superior Proposal as provided in the Merger Agreement), the Borrower shall, immediately on demand, repay the Loans (including interest accrued thereon) and any other Liabilities in full in immediately available funds; and

          (b)  If the Merger Agreement shall be terminated for any reason under
     Section 8.1 of the Merger Agreement (other than as set forth above or pursuant to Sections 8.1(b)(ii), Borrower shall, within 180 days of demand, repay the Loans (including interest accrued thereon) and any other Liabilities in full in immediately available funds.

          SECTION 5.3 Making of Payments. Except as otherwise provided, all payments in respect of the Loans shall be made by the Borrower to the Lender in immediately available funds. All such payments shall be made to the Lender at its account at Bank One Chicago, N.A. or as otherwise directed by Lender, not later than 12:30 P.M., Chicago time, on the date due; and funds received after that hour shall be deemed to have been received by the Lender on the next following Business Day.

          SECTION 5.4 Due Date Extension. If any payment provided for hereunder falls due on a day which is not a Business Day, then such due date shall be extended to the next following Business Day (except as provided in the last sentence of Section 4.3), and additional interest shall accrue and be payable for the period of such extension.

          SECTION 5.5 Use of Proceeds. The proceeds of the Loans shall be used by the Borrower for general working capital purposes to the extent permitted by the Merger Agreement. The Borrower will not, directly or indirectly, use any part of such proceeds for the purpose of purchasing or carrying any margin stock within the meaning of Regulation U of the Board of Governors of the Federal Reserve System or to extend credit to any Person for the purpose of purchasing or carrying any such margin stock.


                              SECTION VI  SECURITY

          SECTION 6.1 Grant of Security. The Borrower hereby assigns, pledges and grants to the Lender a security interest in all of the Borrower's right, title and interest in and to the following, whether now or hereafter existing, acquired or created (the "Collateral"):

          (a) As such terms are defined in the U.C.C., all "equipment", in all of its forms, wherever located and all fixtures and all parts thereof and all accessions, additions, attachments, improvements, substitutions and replacements thereto and therefore, including Computer Hardware and Software (any and all of the foregoing being the "Equipment");

          (b) As such terms are defined in the U.C.C., all "inventory", in all of its forms, wherever located including, without limitation, (i) all raw materials and work in process therefor, finished goods thereof and materials used or consumed in the manufacture or production thereof,
     (ii) all goods in which the Borrower has an interest in mass or a joint or other interest or right of any kind (including, without limitation, goods in which the Borrower has an interest or right as consignee), and (iii) all goods which are returned to or repossessed by the Borrower, and all accessions thereto and products thereof and documents therefor, including Computer Hardware and Software (any and all of the foregoing being the "Inventory");

          (c) As such terms are defined in the U.C.C., all "accounts" (including, without limitation, any intercompany accounts), "contracts", "contract rights", "chattel paper", "documents", "instruments", "deposit accounts" and "general intangibles", and other obligations of any kind whether or not arising out of or in connection with the sale or lease of goods or the rendering of services, and all rights now or hereafter existing in and to all security agreements, guarantees, leases and other contracts securing or otherwise relating to any such accounts, contracts, contract rights, chattel paper, documents, instruments, deposit accounts, general intangibles and other obligations including, without limitation, to the extent applicable, the Material Contracts (as defined in the Merger Agreement), and all payments under contract rights constituting Collateral (any and all of the foregoing being the "Receivables," and any and all documents and written instruments related thereto being the "Related Contracts");

          (d)  All Intellectual Property Collateral;

          (e)  All Computer Hardware and Software;

          (f) All books, records, writings, data bases, information and other property relating to, used or useful in connection with, evidencing, embodying, incorporating or referring to, any of the foregoing in this
     Section 6.1;

          (g) All of the Borrower's other personal property and rights of every kind and description and interests therein, including Computer Hardware and Software;

          (h) All products, rents, issues, profits, returns, income and proceeds of and from and claims relating to any and all of the foregoing Collateral (including, without limitation, proceeds which constitute property of the types described in clauses (a) through (g) of this Section 6.1), and, to the extent not otherwise included, all (i) payments under insurance (whether or not the Lender is the loss payee thereof), or any indemnity, warranty or guaranty, payable by reason of loss or damage to or otherwise with respect to any of the foregoing Collateral, and (ii) cash.

          SECTION 6.2 Security for Liabilities. This Agreement secures the payment of all of the Liabilities now or hereafter existing, whether for principal, interest, fees, expenses or otherwise, and all obligations of the Borrower now or hereafter existing under this Agreement or any Related Document. Without limiting the generality of the foregoing, this Agreement secures the payment of all amounts which constitute Liabilities but for the fact that they are unenforceable or not allowable owing to the existence of bankruptcy, reorganization or similar proceedings involving the Borrower or any of its Subsidiaries.

          SECTION 6.3 Continuing Security Interest; Transfer of Note. This Agreement shall create a continuing security interest in the Collateral and shall:

          (a) remain in full force and effect until payment in full of all Liabilities and the termination of the Commitment;

          (b) be binding upon the Borrower, its successors, transferees and assigns; and

          (c) inure to the benefit of the Lender, its successors, transferees and assigns.

Without limiting the generality of the foregoing clause (c), the Lender may assign or otherwise transfer (in whole or in part) the Loans or the Commitment, or any portion thereof, to any other Person or entity, and such other Person or entity shall thereupon become vested with all the rights and benefits in respect the security interest granted to the Lender under this Agreement or any Related Document or otherwise. Upon the payment in full of all Liabilities and the termination of the Commitment, the security interest granted herein shall terminate and all rights to the Collateral shall revert to the Borrower. Upon any such termination, the Lender will, at the Borrower's sole expense, execute and deliver to the Borrower such documents as the Borrower shall reasonably request to evidence such termination.

          SECTION 6.4 Borrower Remains Liable. Anything herein to the contrary notwithstanding:

          (a) Borrower shall remain liable under the contracts and agreements included in the Collateral to the extent set forth therein, and shall perform all of its duties and obligations thereunder to the same extent as if this Agreement had not been executed;

          (b) the exercise by the Lender of any of its rights hereunder shall not release the Borrower from any of its duties or obligations under the contracts or agreements included in the Collateral; and

          (c) the Lender shall not have any obligation or liability under such contracts or agreements included in the Collateral by reason of this Agreement, nor shall the Lender be obligated to perform any of the obligations or duties of the Borrower thereunder or to take any action to collect or enforce any claim for payment assigned hereunder.


                   SECTION VII  REPRESENTATIONS AND WARRANTIES

          SECTION 7.1 Representations and Warranties. The Borrower represents and warrants to the Lender as set forth in this Section 7.

          SECTION 7.1.1 Location of Collateral, etc. All of the Equipment and Inventory is located at the places specified in Item A and Item B, respectively, of Schedule IV hereto. The chief place of business and chief executive office of the Borrower and the office where Borrower Keeps its records concerning the Receivables, and all originals of all chattel paper that evidence Receivables, and the original copies of the contracts, are located at its address specified in Item C of Schedule IV hereto. The Borrower has not been known by any legal name different from the one set forth on the signature page hereto, nor has the Borrower been the subject of any merger or other corporate reorganization (other than as contemplated by the Merger Agreement). None of the Receivables is evidenced by a promissory note or other instrument.

          SECTION 7.1.2 Ownership, No Liens, etc. The Borrower is the legal and beneficial owner of the Collateral free and clear of any Lien, security interest, charge or encumbrance except for the security interest created by this Agreement and Permitted Liens. No effective financing statement or other document similar in effect covering all or any part of the Collateral is on file in any recording office, except such as may have been filed by the Borrower relating to this Agreement and Permitted Liens.

          SECTION 7.1.3 Possession and Control. The Borrower has exclusive possession and control of the Equipment and Inventory.

          SECTION 7.1.4 Negotiable Documents, Instruments and Chattel Paper. The Borrower has, contemporaneously herewith, delivered to the Lender possession of all originals of all negotiable documents (other than checks received by the Borrower in the ordinary course of business), instruments and chattel paper currently owned or held by the Borrower (duly endorsed in blank, if requested by the Lender).

          SECTION 7.1.5 No Default or Event of Default. No Default or Event of Default has occurred and is continuing with respect to the Borrower and no violation or breach of any provision has occurred and is continuing under the Merger Agreement.

          SECTION 7.1.6 Incorporation by Reference. The Borrower agrees that the representations and warranties of the Borrower set forth in Article III of the Merger Agreement shall be incorporated by reference in this Agreement in their entirety as if fully set forth herein with the same effect as if applied to this Agreement. All capitalized terms set forth in Article III of the Merger Agreement shall have the meanings provided in the Merger Agreement; provided that for purposes of this Agreement, to the extent set forth in the Merger Agreement, the term "Company" shall be deemed to refer to the Borrower. Such representations and warranties shall not be affected in any manner by the termination of the Merger Agreement.

          SECTION 7.1.7 Other Agreements. Neither the Borrower nor any Subsidiary is a party to any indenture, loan, or credit agreement, or to any lease or other agreement or instrument, or subject to any charter or corporate restriction which could have a Material Adverse Effect, or the ability of the Borrower to carry out its respective obligations under this Agreement or any Related Documents. Neither the Borrower nor any Subsidiary is in default in any respect in the performance, observance, or fulfillment of any of the obligations, covenants, or conditions contained in any agreement or instrument material to its business.

          SECTION 7.1.8 Effectiveness. Each representation and warranty made or to be made in this Agreement by the Borrower shall be deemed remade as of and on the date of each Loan made from time to time under or in connection with this Agreement with the same effect as if made contemporaneously with the making of each such Loan and as of and at the date of delivery of any additional Collateral to the Lender.


                       SECTION VIII  CONDITIONS PRECEDENT

          SECTION 8.1 Condition Precedent to Initial Loan. The obligation of the Lender to make the initial Loan to the Borrower is subject to the condition precedent that the Lender shall have received on or before the day of such Loan each of the following, in form and substance satisfactory to the Lender and its counsel:

          (a)  Note.  The Note duly executed by the Borrower;

          (b) Intellectual Property Security Documents. The Copyright Security Agreement, the Patent Security Agreement and the Trademark Security Agreement duly executed by the Borrower;

          (c) Financing Statements. (i) acknowledgment copies of financing statements (UCC-1) duly filed under the U.C.C. of all jurisdictions necessary or, in the opinion of the Lender or its counsel, desirable to perfect the security interest created by this Agreement; and (ii) certified copies of Requests for Information (Form UCC-11) identifying all of the financing statements on file with respect to the Borrower in all jurisdictions referred to under clause
     (i) herein, indicating that no party claims an interest in any of the Collateral, except for Permitted Liens;

          (d) Insurance. Evidence of the existence of insurance on the property of the Borrower, together with evidence establishing the Lender as a loss payee and/or additional insured on all related insurance policies;

          (e) Certificate of the Borrower. A certificate (dated as of the date of this Agreement) of the Secretary of the Borrower certifying:
     (i) a copy of the certificate of incorporation of the Borrower as theretofore amended; (ii) a copy of the bylaws of the Borrower, as theretofore amended; (iii) copies of all corporate action taken by the Borrower, including resolutions of its Board of Directors, authorizing the execution, delivery, and performance of this Agreement and the Related Documents by the Borrower and each other document to be delivered pursuant to this Agreement and authorizing borrowings by each of the Authorized Officers; and (iv) the names and true signatures of the officers of the Borrower authorized to sign the Loan Documents to which it is a party and the other documents to be delivered by the Borrower under this Agreement;

          (f) Certified Charter and Good Standing. A certificate of the due formation, valid existence and good standing of the Borrower in its state of incorporation, issued by the appropriate authorities of such jurisdictions, and certificates of the Borrower's good standing and due qualification to do business, issued by appropriate officials in any states in which Borrower owns Collateral subject to this Agreement;

          (g) Opinion of counsel for the Borrower. A favorable opinion of Heller Ehrman White and McAuliffe, counsel for the Borrower, in substantially the form of Exhibit B and as to such other matters as the Lender may reasonably request;

          (h) Merger Agreement. The Borrower, the Lender and the Merger Sub shall have executed and delivered the Merger Agreement on terms and conditions satisfactory to the Lender;

          (i) Process Letter. A letter from a process agent acceptable to the Lender agreeing to receive service of process on behalf of the Borrower and each of its Subsidiaries, unless a registered agent exists in the State of Illinois for such party;

          (j) Silicon Valley Bank Waivers and Agreement. Lender shall have received from Silicon Valley Bank an agreement to the execution of the Merger Agreement, this Agreement and borrowings hereunder, a permanent waiver of existing covenant defaults, confirmation of Borrower's ability to borrower under its line of credit, and an agreement in favor of Lender providing that (i) Lender shall receive notices of all defaults and events of default, (ii) that prior to initiating any collection or foreclosure action against Borrower or its assets that Lender will be given 30 days prior written notice and a right, excercisable within that period, to purchase Silicon Valley Banks' loans to Borrower, without recourse, for a price equal to the principal amount thereof plus accrued interest and (iii) proceeds of Lender's loans, if deposited in such bank, shall not be available to such bank without written consent of Borrower and Lender to repay any of such bank's outstanding loans.

          (k) The Lender shall have received such other approvals, opinions, or documents as the Lender may reasonably request.

          SECTION 8.2 Conditions Precedent to All Loans. The obligation of the Lender to make each Loan (including the initial Loan) shall be subject to the further conditions precedent that on the date of such Loan:

          (a) No Further Possible Borrowings from Bank. Borrower shall have certified to Lender than it has no further current borrowing capacity at such time under its line of credit with Silicon Valley Bank.

          (b) The following statements shall be true and correct and the Lender shall have received a certificate signed by an Authorized Officer of the Borrower dated the date of such Loan, stating that:

               (i)  The representations and warranties contained in
          Section 7 of this Agreement and Article III of the Merger Agreement are true and correct on and as of the date of such Loan as though made on and as of such date;

               (ii) No Default or Event of Default has occurred and is continuing, or would result from the borrowing of such Loan; and

               (iii) No Material Adverse Change or Material Adverse Effect has occurred since the date of the most recent financial statements delivered or required to be delivered pursuant to the Merger Agreement;

               (iv) No material Litigation exists, except as disclosed in
          Section 3.12 of the Merger Agreement;  and

          (c) The Lender shall have received such other approvals, opinions, or documents as the Lender may reasonably request.


                   SECTION IX  COVENANTS AND OTHER AGREEMENTS

          So long as the Note shall remain unpaid and the Lender shall have any Commitment under this Agreement, the Borrower will:

          (a) Limit on Debt. Not permit borrowings from Silicon Valley Bank and Lender to exceed $5,000,000 in aggregate at any time.

          (b) Notice of Litigation. Promptly after the commencement thereof, notify the Lender of all actions, suits, and proceedings before any court or governmental department, commission, board, bureau, agency, or instrumentality, domestic or foreign, affecting the Borrower or any Subsidiary, which, if determined adversely to the Borrower or such Subsidiary, could have a Material Adverse Effect;

          (c) Notice of Defaults and Events of Default. As soon as possible and in any event within five (5) days after the occurrence of each Default or Event of Default, a written notice setting forth the details of such Default or Event of Default and the action which is proposed to be taken by the Borrower with respect thereto;

          (d) ERISA Reports. Promptly after the filing or receiving thereof, copies of all reports, including annual reports, and notices which the Borrower or any Subsidiary files with or receives from the PBGC or the U.S. Department of Labor under ERISA; and as soon as possible and in any event within ten (10) days after the Borrower or any Subsidiary knows or has reason to know that any Reportable Event has occurred with respect to any Pension Plan or that the PBGC or the Borrower or any Subsidiary has instituted or will institute proceedings under Title IV of ERISA to terminate any Pension Plan, the Borrower will deliver to the Lender a certificate of the chief financial officer of the Borrower setting forth details as to such Reportable Event or Pension Plan termination and the action the Borrower has taken or proposes to take with respect thereto;

          (e) Proxy statements, etc. Promptly after the sending or filing thereof, copies of all proxy statements, financial statements, and reports which the Borrower or any Subsidiary sends to its shareholders, and copies of all regular, periodic, and special reports, and all registration statements which the Borrower or any Subsidiary files with any governmental authority which may be substituted therefor, or with any national securities exchange;

          (f) Tax Filings; Payment of Taxes. At the time of filing thereof, copies of all tax returns filed with any Official Body;

          (g) Reports to Other Creditors. Promptly after the furnishing thereof, copies of any statement or report furnished to any other party pursuant to the terms of any indenture, loan, or credit or similar agreement and not otherwise required to be furnished to the Lender pursuant to any other clause of this Section 10.8; and

          (h) Incorporation by Reference. Comply with the covenants and other agreements set forth in Article V and Article VI of the Merger Agreement and the terms and provisions set forth therein shall be incorporated by reference in this Agreement in their entirety as if fully set forth herein with the same effect as if applied to this Agreement. All capitalized terms set forth in Article V and Article VI of the Merger Agreement shall have the meanings provided in the Merger Agreement; provided that for purposes of this Agreement, to the extent set forth in the Merger Agreement, the term "Company" shall be deemed to refer to the Borrower. Such covenants and agreements shall not be affected in any manner by the termination of the Merger Agreement.

          (i) General Information. Such other information respecting the condition or operations, financial or otherwise, of the Borrower or any Subsidiary as the Lender may from time to time reasonably request.


                          SECTION X  EVENTS OF DEFAULT

          SECTION 10.1 Events of Default. If any of the following events ("Events of Default") shall occur:

          (a) The Borrower shall fail to pay the principal of, or interest on, the Note or any of the other Liabilities as and when due and payable;

          (b) Any representation or warranty made or deemed made by the Borrower in this Agreement or any Related Document or which is contained in any certificate, document, opinion, or financial or other statement furnished at any time under or in connection with this Agreement or any Related Document shall prove to have been incorrect in any material respect on the date originally made (e.g. the date of this Agreement with respect to representations herein or in the Merger Agreement), and the effect of which is the Lender's termination of the Merger Agreement;

          (c) The Borrower shall fail to perform or observe any term, covenant or agreement contained in Section IX of this Agreement, and the effect of which is the Lender's termination of the Merger Agreement;

          (d) The Borrower shall fail to perform or observe any other term, covenant, or agreement contained in this Agreement or any Related Document (other than the Note and those Sections referenced in the foregoing clause (c)) to which it is a party on its part to be performed or observed, which failure is not cured within ten (10) days, and the effect of which is the Lender's termination of the Merger Agreement;

          (e) The Borrower or any of its Subsidiaries (i) shall generally not, or shall be unable to, or shall admit in writing its inability to pay its debts as such debts become due; or (ii) shall make an assignment for the benefits of creditors, petition or apply to any tribunal for the appointment of a custodian, receiver, or trustee for it or a substantial part of its assets; or (iii) shall commence any proceeding under any bankruptcy, reorganization, arrangements, readjustment of debt, dissolution, or liquidation law or statute of any jurisdiction, whether now or hereafter in effect; or (iv) shall have any such petition or application filed or any such proceeding commenced against it in which an order for relief is entered or adjudication or appointment is made and which remains undismissed for a period of sixty (60) days or more; or (v) by any act or omission shall indicate its consent to, approval of, or acquiescence in any such petition, application, or proceeding, or order for relief, or the appointment of a custodian, receiver, or trustee for all or any substantial part of its properties; or (vi) shall suffer any such custodianship, receivership, or trusteeship to continue undischarged for a period of sixty (60) days or more;

          (f) This Agreement, the Copyright Security Agreement, the Patent Security Agreement or the Trademark Security Agreement shall at any time after their execution and delivery for any reason cease: (i) to create a valid and perfected first priority security interest in and to the Collateral covered thereby or (ii) to be in full force and effect or shall be declared null and void, or the validity or enforceability thereof shall be contested by the Borrower, or the Borrower shall deny it has any further liability or obligation under or shall fail to perform any of its obligations under any of the foregoing;

          (g) The Borrower or any of its Subsidiaries shall violate or otherwise fails to perform its obligations under the Merger Agreement (subject to cure periods provided therein) and the effect of such violation or failure is the Lender's termination of the Merger Agreement.

          SECTION 10.2  Remedies.  If any Event of Default described in
Section 10(e) shall occur and be continuing, the Commitment shall immediately terminate and all Liabilities of the Borrower shall become immediately due and payable, all without presentment, demand, protest or notice of any kind; and, in the case of any other Event of Default, the Lender may declare the Commitment to be terminated and all Liabilities with respect to the Borrower to be due and payable, whereupon the Commitment shall immediately terminate and all Liabilities with respect to the Borrower shall become immediately due and payable, all without presentment, demand, protest or notice of any kind. The Lender shall promptly advise the Borrower of any such declaration, but failure to do so shall not impair the effect of such declaration.


                            SECTION XI  MISCELLANEOUS

          SECTION 11.1 Amendments, Etc. No amendment, modification, termination, or waiver of any provision of this Agreement or any Related Document to which the Borrower is a party, nor consent to any departure by the Borrower from this Agreement or any Related Document to which it is a party, shall in any event be effective unless the same shall be in writing and signed by the Lender, and then such waiver or consent shall be effective only in the specific instance and for the specific purpose for which given.

          SECTION 11.2 Notices, Etc. All notices and other communications provided for under this Agreement and under the other Related Documents to which the Borrower is a party shall be in writing (including telegraphic or facsimile communication) and mailed or telecommunicated or delivered, if to the Borrower or Lender at the addresses set forth in the Merger Agreement, or, as to each party, at such other address as shall be designated by such party in a written notice to the other party complying as to delivery with the terms of this
Section 12.2. All such notices and communications shall, when mailed or telecommunicated, be effective when deposited in the mails, transmitted by facsimile or delivered to the telegraph company, respectively, addressed as aforesaid, except that notices to the Lender pursuant to the provisions of
Section 2 shall not be effective until received by the Lender.

          SECTION 11.3 No Waiver; Remedies. No failure on the part of the Lender to exercise, and no delay in exercising, any right, power, or remedy under this Agreement or any Related Document shall operate as a waiver thereof; nor shall any single or partial exercise of any right under this Agreement or any Related Document preclude any other or further exercise thereof or the exercise of any other right. The remedies provided in the this Agreement and the Related Documents are cumulative and not exclusive of any remedies provided by law.

          SECTION 11.4 Successors and Assigns. This Agreement shall be binding upon and inure to the benefit of the Borrower and the Lender and their respective successors and assigns, except that the Borrower may not assign or transfer any of its rights under this Agreement or any Related Document to which the Borrower is a party without the prior written consent of the Lender.

          SECTION 11.5 Costs, Expenses, and Taxes. The Borrower agrees to pay on demand all costs and expenses in connection with the preparation, execution, delivery, filing, recording, and administration of any of this Agreement and the Related Documents, including, without limitation, the reasonable fees and expenses of counsel for the Lender, and local counsel who may be retained by said counsel, with respect thereto and with respect to advising the Lender as to its rights and responsibilities under this Agreement or any of the Related Documents, and all costs and expenses, if any, in connection with the enforcement of this Agreement or any of the Related Documents. In addition, the Borrower shall pay any and all stamp and other taxes and fees payable or determined to be payable in connection with the execution, delivery, filing, and recording of this Agreement or any of the Related Documents and the other documents to be delivered under this Agreement or any Related Document, and agrees to save the Lender harmless from and against any and all liabilities with respect to or resulting from any delay in paying or omission to pay such taxes and fees.

          SECTION 11.6 Right of Setoff. Upon the occurrence of any Event of Default, the Lender is hereby authorized at any time and from time to time, without notice to the Borrower (any such notice being expressly waived by the Borrower), to set off and apply any and all deposits (general or special, time or demand, provisional or final) at any time held and other indebtedness at any time owing by the Lender to or for the credit or the account of the Borrower against any and all of the obligations of the Borrower now or hereafter existing under this Agreement, the Note or any other Related Document, irrespective of whether or not the Lender shall have made any demand under this Agreement, the Note or such other Related Document and although such obligations may be unmatured. The Lender agrees promptly to notify the Borrower after any such setoff and application, provided that the failure to give such notice shall not affect the validity of such setoff and application. The rights of the Lender under this Section 12.6 are in addition to other rights and remedies (including, without limitation, other rights of setoff) which the Lender may have.

          SECTION 11.7 Governing Law. This Agreement, the Note and the other Related Documents shall be governed by, and construed in accordance with, the laws of the State of Illinois.

          SECTION 11.8 Severability of Provisions. Any provision of this Agreement or any Related Document which is prohibited or unenforceable in any jurisdiction shall, as to such jurisdiction, be ineffective to the extent of such prohibition or unenforceability without invalidating the remaining provisions of this Agreement or such Related Document or affecting the validity or enforceability of such provision in any other jurisdiction.

          SECTION 11.9 Headings. Section headings in this Agreement and the Related Documents are included in this Agreement and such Related Documents for the convenience of reference only and shall not constitute a part of this Agreement or the applicable Related Documents for any other purpose.

          SECTION 11.10 Submission to Jurisdiction; Waiver of Venue; Service of Process. The Borrower, on behalf of itself and each Subsidiary (a) hereby irrevocably submits to the jurisdiction of any Illinois State or Federal court sitting in Chicago, Illinois over any action or proceeding arising out of or relating to this Agreement or the Related Documents, and the Borrower hereby irrevocably agrees that all claims in respect of such action or proceeding may be heard and determined in such Illinois State or Federal court and (b) agrees not to institute any legal action or proceeding against the Lender or the directors, officers, employees, agents or property of any thereof, arising out of or relating to this Agreement, in any court other than as hereinabove specified in this Section 11.10. The Borrower, on behalf of itself and each Subsidiary, hereby irrevocably waives, to the fullest extent permitted by law, any objection it may now or hereafter have to the laying of venue in any action or proceeding (whether brought by the Borrower, any Subsidiary, the Lender or otherwise) in any court hereinabove specified in this Section 11.10 as well as any right it may now or hereafter have, to remove any such action or proceeding, once commenced, to another court on the grounds of forum non conveniens or otherwise. The Borrower on behalf of itself and each Subsidiary agrees that a final judgment in any such action or proceeding shall be conclusive and may be enforced in other jurisdictions by suit on the judgment or in any other manner provided by law.

          SECTION 11.11 WAIVER OF JURY TRIAL. THE BORROWER AND THE LENDER HEREBY KNOWINGLY, VOLUNTARILY AND INTENTIONALLY WAIVE ANY RIGHT TO A TRIAL BY JURY IN ANY ACTION, PROCEEDING OR COUNTERCLAIM CONCERNING ANY RIGHTS UNDER THIS AGREEMENT, ANY RELATED DOCUMENT OR UNDER ANY OTHER DOCUMENT OR AGREEMENT DELIVERED OR WHICH MAY IN THE FUTURE BE DELIVERED IN CONNECTION HEREWITH OR THEREWITH, OR ARISING FROM ANY BANKING RELATIONSHIP EXISTING IN CONNECTION WITH THIS AGREEMENT, AND AGREE THAT ANY SUCH ACTION, PROCEEDING OR COUNTERCLAIM SHALL BE TRIED BEFORE A COURT AND NOT BEFORE A JURY; THIS PROVISION IS A MATERIAL INDUCEMENT FOR THE LENDER ENTERING INTO THIS AGREEMENT.

          IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be executed by their respective officers thereunto duly authorized, as of the date first above written.


                              AMATI COMMUNICATIONS CORPORATION


                              By:
                              Name:
                              Title:


                              WESTELL TECHNOLOGIES, INC.


                              By:
                              Name:
                              Title: